EXHIBIT 4.01
                        TRUST INDENTURE


                   dated as of July 31, 1996


                             among


                   PANDA FUNDING CORPORATION,


                PANDA INTERFUNDING CORPORATION,


                              and


               BANKERS TRUST COMPANY, AS TRUSTEE


        Providing for the Issuance from Time to Time of Bonds in One or More Series



                  ___________________________




                       TABLE OF CONTENTS

This Table of Contents is not part of the Indenture to which it is attached but is inserted for convenience only.

                                                                    Page

                           ARTICLE I

                DEFINITIONS AND OTHER PROVISIONS
                     OF GENERAL APPLICATION

     SECTION 1.1   Definitions; Construction                            1
     SECTION 1.2   Compliance Certificates and Opinions                 3
     SECTION 1.3   Form of Documents Delivered to Trustee               3
     SECTION 1.4   Acts of Holders                                      4
     SECTION 1.5   Notices, etc. to Trustee, Panda Funding and PIC      6
     SECTION 1.6   Notices to Holders; Waiver                           6
     SECTION 1.7   Effect of Headings                                   6
     SECTION 1.8   Successors and Assigns                               7
     SECTION 1.9   Severability Clause                                  7
     SECTION 1.10  Benefits of Indenture                                7
     SECTION 1.11  GOVERNING LAW                                        7
     SECTION 1.12  Execution in Counterparts                            7
     SECTION 1.13  Agency                                               7
     SECTION 1.14  Liability of PIC; Indemnification                    7
     SECTION 1.15  PIC Execution                                        8
     SECTION 1.16  Conflict with Trust Indenture Act                    8

                           ARTICLE II

                           THE BONDS

     SECTION 2.1   Form of Bond to Be Established by Series Supplemental
                   Indenture                                            8
     SECTION 2.2   Form of Trustee's Authentication                     8
     SECTION 2.3   Amount Unlimited; Issuable in Series                 9
     SECTION 2.4   Authentication and Delivery of Bonds                10
     SECTION 2.5   Form                                                12
     SECTION 2.6   Execution and Authentication of Bonds               12
     SECTION 2.7   Temporary Bonds                                     13
     SECTION 2.8   Registration, Restrictions on Transfer and
                   Exchange                                            13
     SECTION 2.9   Book-Entry Provisions for Global Bond               20
     SECTION 2.10  Mutilated, Destroyed, Lost and Stolen Bonds         21
     SECTION 2.11  Payment of Principal, Premium, if any, and Interest;
                   Principal and Interest Rights Preserved             22
     SECTION 2.12  Persons Deemed Owners                               23
     SECTION 2.13  Cancellation                                        23
     SECTION 2.14  Dating of Bonds; Computation of Interest            23
     SECTION 2.15  Source of Payments Limited: Rights and Liabilities
                   of Panda Funding                                    23
     SECTION 2.1   Allocation of Principal and Interest                23
     SECTION 2.17  Parity of Bonds                                     24

                          ARTICLE III

               APPLICATION OF PROCEEDS FROM SALE
                            OF BONDS

     SECTION 3.1   Application of Proceeds from Sale of Bonds         24

                           ARTICLE IV

           ACCOUNTS, FUNDS AND PROJECT DISTRIBUTIONS

     SECTION 4.1   Establishment of Accounts and Funds                24
     SECTION 4.2   Project Accounts                                   25
     SECTION 4.3   Debt Service Fund                                  29
     SECTION 4.4   Capitalized Interest Fund                          30
     SECTION 4.5   Debt Service Reserve Fund                          32
     SECTION 4.6   PIC Expense Fund                                   34
     SECTION 4.7   Distribution Suspense Funds                        34
     SECTION 4.8   Mandatory Redemption Accounts                      35
     SECTION 4.9   The Extraordinary Distribution Accounts            38
     SECTION 4.10  Investment of U.S. and International Accounts
                   and Funds                                          41
     SECTION 4.11 Resignation and Removal of Consolidating Engineer; Appointment of Successor; Payment of Fees
                   and Expenses                                       42
     SECTION 4.12  The U.S. Accounts and Funds as Collateral:
                   Trustee as Agent of the Collateral Agent           43
     SECTION 4.13  Disposition of Accounts and Funds Upon Retirement
                   of Bonds and PIC International Entity Notes        44
     SECTION 4.14  Procedures for Review by Consolidating
                   Engineer of Projections                            44

                           ARTICLE V

            IMMUNITY OF INCORPORATORS, STOCKHOLDERS
                     OFFICERS AND DIRECTORS

     SECTION 5.1  Liability of Panda Funding and PIC Solely Corporate 44

                           ARTICLE VI

             SATISFACTION AND DISCHARGE; DEFEASANCE

     SECTION 6.1   Satisfaction and Discharge of Indenture            45
     SECTION 6.2   Application of Trust Money                         46
     SECTION 6.3   Satisfaction, Discharge and Defeasance of Bonds
                   of any Series                                      47

                          ARTICLE VII

                           COVENANTS

     SECTION 7.1   Reporting Requirements                             50
     SECTION 7.2   Maintenance of Existence, Properties, Etc.         53
     SECTION 7.3   Compliance with Laws                               53
     SECTION 7.4   Payment of Taxes and Claims                        53
     SECTION 7.5   Books and Records                                  54
     SECTION 7.6   Right of Inspection                                54
     SECTION 7.7   Use of Proceeds                                    54
     SECTION 7.8   Further Assurances; Opinion of Counsel             54
     SECTION 7.9   Debt                                               55
     SECTION 7.10  Liens                                              56
     SECTION 7.11  Guaranties                                         57
     SECTION 7.12  Prohibition on Fundamental Changes and
                   Disposition of Assets                              57
     SECTION 7.13  Nature of Business; Acquisition of
                   Project Interests                                  59
     SECTION 7.14  Transactions with Affiliates                       60
     SECTION 7.15  Limitations on Distributions                       60
     SECTION 7.16  Amendments Etc.                                    61
     SECTION 7.17  Rule 144A Information                              61
     SECTION 7.18  Investments                                        62
     SECTION 7.19  Investment Company Act                             62
     SECTION 7.20  Appointment to Fill a Vacancy in Office of Trustee 62
     SECTION 7.21  Securityholders Lists                              62
     SECTION 7.22  Ownership of Projects                              62
     SECTION 7.23  Limitations on Project Debt and Project Agreements 63
     SECTION 7.24  Distributions by Projects                          63
     SECTION 7.25  Event of Loss                                      64
     SECTION 7.26  Additional Collateral                              64
     SECTION 7.27  Public Utility Holding Company Act                 64
     SECTION 7.28  Sales of Projects; Projects Interests              64
     SECTION 7.29  PIC International Entity Loan Agreements           65
     SECTION 7.30  PIC U.S. Entity Guaranties                         65
     SECTION 7.31  Other International Note                           65
     SECTION 7.32  Purchase of Securities Upon a Change of Control    65

                          ARTICLE VIII

                      REDEMPTION OF BONDS

     SECTION 8.1   Applicability of Article                           67
     SECTION 8.2   Election to Redeem; Notice to Trustee              67
     SECTION 8.3   Optional Redemption; Mandatory Redemption;
                   Selection of Bonds to be Redeemed                  67
     SECTION 8.4   Notice of Redemption                               68
     SECTION 8.5   Bonds Payable on Redemption Date                   68
     SECTION 8.6   Bonds Redeemed in Part                             69

                           ARTICLE IX

                 EVENTS OF DEFAULT AND REMEDIES

     SECTION 9.1   Events of Default                                  69
     SECTION 9.2   Enforcement of Remedies                            72
     SECTION 9.3   Specific Remedies                                  74
     SECTION 9.4   Judicial Proceedings Instituted by Trustee         74
     SECTION 9.5   Holders May Demand Enforcement of Rights by
                   Trustee                                            76
     SECTION 9.6   Control by Holders                                 76
     SECTION 9.7   Waiver of Past Defaults                            76
     SECTION 9.8   Holder May Not Bring Suit Except Under Certain
                   Conditions                                         77
     SECTION 9.9   Undertaking to Pay Court Costs                     77
     SECTION 9.10  Right of Holders to Receive Payment Not to be
                   Impaired                                           78
     SECTION 9.11  Application of Monies Collected by Trustee         78
     SECTION 9.12  Waiver of Appraisement, Valuation, Stay, Right
                   to Marshaling                                      79
     SECTION 9.13  Remedies Cumulative; Delay or Omission Not
                   a Waiver                                           79
     SECTION 9.14  Disqualification; Conflicting Interests            79
     SECTION 9.15  Preferential Collection of Claims Against
                   Panda Funding or PIC                               80
     SECTION 9.16  The Collateral Agency Agreement                    80

                           ARTICLE X

                     CONCERNING THE TRUSTEE

     SECTION 10.1  Certain Rights and Duties of Trustee               80
     SECTION 10.2  Trustee Not Responsible for Recitals, Etc.         82
     SECTION 10.3  Trustee and Others May Hold Bonds                  83
     SECTION 10.4  Monies Held by Trustee or Paying Agent             83
     SECTION 10.5  Compensation of Trustee and Its Lien               83
     SECTION 10.6  Right of Trustee to Rely on Officer's
                   Certificates and Opinions of Counsel               84
     SECTION 10.7  Persons Eligible for Appointment As Trustee        84
     SECTION 10.8  Resignation and Removal of Trustee; Appointment
                   of Successor                                       84
     SECTION 10.9  Acceptance of Appointment by Successor Trustee     85
     SECTION 10.10 Merger, Conversion or Consolidation of Trustee     86
     SECTION 10.11 Maintenance of Offices and Agencies                86
     SECTION 10.12 Reports by Trustee                                 89
     SECTION 10.13 Trustee Risk                                       89
     SECTION 10.14 Trustee May Perform Certain Duties Through
                   Affiliates                                         89

                           ARTICLE XI

                       HOLDERS' MEETINGS

     SECTION 11.1  Purposes for Which Holders' Meetings May Be Called 89
     SECTION 11.2  Call of Meetings by Trustee                        90
     SECTION 11.3  Panda Funding, PIC and Holders May Call Meeting    90
     SECTION 11.4  Persons Entitled to Vote at Meeting                90
     SECTION 11.5  Determination of Voting Rights; Conduct and
                   Adjournment of Meeting                             90
     SECTION 11.6  Counting Votes and Recording Action of Meeting     91

                          ARTICLE XII

                    SUPPLEMENTAL INDENTURES

     SECTION 12.1  Supplemental Indentures Without Consent of Holders 92
     SECTION 12.2  Supplemental Indenture with Consent of Holders     93
     SECTION 12.3  Documents Affecting Immunity or Indemnity          94
     SECTION 12.4  Execution of Supplemental Indentures               94
     SECTION 12.5  Effect of Supplemental Indentures                  94
     SECTION 12.6  Reference in Bonds to Supplemental Indentures      95
     SECTION 12.7  Compliance with Trust Indenture Act                95

                           ARTICLE    XIII

                       GUARANTEE OF SECURITIES

     SECTION 13.1  Unconditional Guaranty                             95
     SECTION 13.2  Execution and Delivery of PIC Guaranty             97
     SECTION 13.3  Right of Subrogation                               97




Exhibit A - Form of Legend for Global Bonds
Exhibit B - Certificate   to  be  Delivered  upon   Exchange   or
            Registration of Transfer of Bonds
Exhibit C - Form  of  Certificate to be Delivered  in  Connection
            with    Transfers    to   Institutional    Accredited
            Investors.
Exhibit D - Transferor Certificate for Regulation S Transfers Exhibit E - Form of PIC International Entity Loan Agreement Exhibit F - Form of PIC International Entity Security Agreement Exhibit G - Form of PIC U.S. Entity Guaranty Agreement
Exhibit H - Form of Other International Loan Agreement

Appendix A -Definitions


Schedule I -Form of Collateral Agency Agreement
Schedule II -  Form of Subordination Provisions



          TRUST INDENTURE (this "Indenture"), dated as of July 31, 1996, among PANDA FUNDING CORPORATION, a Delaware corporation ("Panda Funding"), its executive office and mailing address being at 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244, PANDA INTERFUNDING CORPORATION, a Delaware corporation ("PIC"), its executive office and mailing address being at 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244, and Bankers Trust Company, a New York state banking corporation (the "Trustee"), its corporate trust office and mailing address being at 4 Albany Street, New York, New York 10006.

                     W I T N E S S E T H :

          WHEREAS, Panda Funding has duly authorized the creation of its pooled project bonds or other evidences of indebtedness to be issued in one or more series (the "Bonds"), and Panda Funding has duly authorized the execution, delivery and performance by it of this Indenture to provide for the authentication and delivery of the Bonds by the Trustee; and

          WHEREAS, Panda Funding wishes to use the proceeds of the sale of the Bonds to make loans to PIC, which loans shall be evidenced by the PIC Notes, and the proceeds of which will be used by PIC as set forth in Article III and each Series Supplemental Indenture; and

          WHEREAS, PIC will benefit from the sale of the Bonds by Panda Funding and the use of the net proceeds therefrom as contemplated herein and accordingly has duly authorized the guaranty of Panda Funding's obligations under this Indenture and the execution, delivery and performance by it of this Indenture and the Bonds;

          WHEREAS, all acts necessary to make the Bonds, when executed by Panda Funding and authenticated and delivered by the Trustee, and the PIC Guaranty, when executed by PIC (by notation on the Bonds) valid and binding legal obligations of Panda Funding and PIC, respectively, and to make this Indenture a valid and binding agreement, in accordance with the terms of this Indenture and the Bonds (together with the PIC Guaranty), have been done;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and of the covenants herein contained and of the purchase of the Bonds by the holders thereof, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders of the Bonds, as follows:

                            ARTICLE I

                DEFINITIONS AND OTHER PROVISIONS
                     OF GENERAL APPLICATION


          SECTION   1.1  Definitions;  Construction.    For   all
purposes   of  this  Indenture,  except  as  otherwise  expressly
provided or unless the context otherwise requires:

          (a) capitalized terms used herein shall have the respective meanings ascribed thereto in this Indenture or in Appendix A hereto;

          (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the respective meanings assigned to them therein;

          (c)   except  as  otherwise expressly provided  herein,
     (i)  all  accounting terms used herein shall be interpreted,
     (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Trustee hereunder shall be prepared and (iii) all calculations made for the purposes of determining compliance with this Indenture shall (except as otherwise expressly provided herein) be made in accordance with, or by application of, GAAP applied on a basis consistent (except inconsistencies that are disclosed in writing to the Trustee and are in accordance with GAAP as certified by a firm of independent certified public accountants of recognized national standing, which may be the independent accountants reviewing the applicable Person's financial statements pursuant to Section 7.1(b)) with those used in the preparation of the latest corresponding financial statements furnished hereunder to the Initial Purchaser or the Trustee, as the case may be;

          (d) all references in this Indenture (including the Appendices and Schedules hereto) to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture;

          (e) the words "herein," "hereof " and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (f) unless otherwise expressly specified or the context otherwise requires, all references in this Indenture or any appendix, schedule or exhibit hereto to any agreement, contract or document (including this Indenture) shall include reference to all appendices, schedules and exhibits to such agreement, contract or document;

          (g) unless otherwise expressly specified or the context otherwise requires, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and the other Transaction Documents;

          (h) unless otherwise expressly specified or the context otherwise requires, (i) pronouns having a masculine or feminine gender shall be deemed to include the other,
     (ii) "or" shall not be exclusive and (iii) "including" shall mean "including without limitation;"

          (i) any reference to any Person shall include its permitted successors and assigns in accordance with the terms of this Indenture and the other Transaction Documents and, in the case of any Government Authority, any Person succeeding to its functions and capacities; and

          (j) any reference to any Government Rule shall include such Government Rule as amended, supplemented or modified and as in effect from time to time, and any other Government
     Rule in substance substituted therefor.

          SECTION 1.2 Compliance Certificates and Opinions. Except as otherwise expressly provided by this Indenture, upon any application or request by Panda Funding or PIC to the Trustee to take any action under any provision of this Indenture, Panda Funding or PIC, as the case may be, shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any particular application or request as to which the furnishing of documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture
(other than pursuant to Section 7.1(e)) shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d)   a statement as to whether, in the opinion of each
     such   individual,  such  condition  or  covenant  has  been
     complied with.

          SECTION 1.3 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any  certificate  or  opinion of an  officer  of  Panda
Funding or PIC may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of Panda Funding or PIC, as the case may be, unless such counsel knows or has reason to know that the certificate or opinion or representations with respect to such matters are erroneous.

          Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion, which other opinion shall expressly permit reliance thereon in connection with the giving of the Opinion of Counsel.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 1.4 Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders (collectively, an "Act" of such Holders, which term also shall refer to the instruments or record evidencing or embodying the same) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders of Bonds voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Bonds duly called and held in accordance with the provisions of Article XI, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument (or instruments) or record, or both, are delivered to a Responsible Officer of the Trustee, and when it is specifically required herein, to Panda Funding or PIC. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 10.1) conclusive in favor of the Trustee, Panda Funding and PIC, if made in the manner provided in this Section. The record of any meeting of Holders of Bonds shall be proved in the manner provided in Section 11.6.

          (b) The principal amount and serial numbers of Bonds held by any Person, and the date or dates of holding the same, shall be proved by the Security Register and the Trustee shall not be affected by notice to the contrary.

          (c) Any Act by the Holder of any Bond (i) shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the transfer thereof or the exchange therefor or in lieu thereof (including any transfer or exchange of a Bond involving removal of a Private Placement Legend), whether or not notation of such Act is made upon such Bond and (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Bond to any other Person, including Panda Funding, PIC or any Affiliate thereof.

          (d) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Bonds for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder of Bonds may be revoked with respect to any or all of such Bonds by written notice by such Holder (or its duly appointed agent) or any subsequent Holder (or its duly appointed agent), proven in the manner in which such instrument was proven, unless such instrument is by its terms expressly irrevocable.

          (e) Bonds of any series authenticated and delivered after any Act of Holders may, and shall if required by the Trustee or Panda Funding, bear a notation in the form approved by Panda Funding and satisfactory to the Trustee as to any action taken by such Act of Holders. If Panda Funding shall so determine, new Bonds of any series so modified as to conform, in the opinion of Panda Funding, to such action, may be prepared and executed by Panda Funding and upon Company Order authenticated and delivered by the Trustee in exchange for Outstanding Bonds of such series.

          Panda Funding may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to sign any instrument evidencing or embodying an Act of the Holders. If a record date is fixed, those Persons who were Holders at such record date (or their duly appointed agents), and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Holders or to revoke any such instrument previously signed, whether or not such Persons continue to be Holders after such record date. Any such instrument may be revoked as provided in paragraph (d) above.

          (f) In determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any Act under this Indenture, Bonds that are owned by Panda
Funding, PIC or any Affiliate of Panda Funding or PIC shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Trustee shall be protected in relying on any such Act, only Bonds that a Responsible Officer of the Trustee has actual knowledge are so owned as conclusively evidenced by the Security Register shall be so disregarded. Panda Funding shall furnish the Trustee, upon its reasonable request, with a written list of such Affiliates. Bonds so owned that have been pledged in good faith may be regarded as
Outstanding for the purposes of this paragraph if the pledgee shall establish to the satisfaction of the Trustee that the pledgee has the right to vote such Bonds and that the pledgee is not an Affiliate of Panda Funding or PIC. Subject to the provisions of Section 315 of the Trust Indenture Act, in case of a dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee. Bonds that are owned by a Holder which is not Panda Funding or PIC or an Affiliate of any thereof at the time such Holder concurs in such Act shall not be disregarded or deemed not to be Outstanding, notwithstanding that such Holder has agreed to sell or transfer such Bonds to Panda Funding, PIC or an Affiliate of any thereof immediately after or concurrent with such Act, in response to a tender offer or otherwise.

          (g) The fact and date of the execution by any Person of any instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the
Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          SECTION 1.5 Notices, etc. to Trustee, Panda Funding and PIC. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (a) the Trustee by any Holder, by Panda Funding, by PIC or by an Authorized Agent shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, or made, given or furnished by courier service, cable or facsimile (confirmed by mail or courier in the case of notice by cable or facsimile), to the mailing address of the Trustee at its Corporate Trust Office specified in the first paragraph of this instrument or at any other address previously furnished in writing to Panda Funding and PIC by the Trustee for such purpose, or

          (b) Panda Funding by the Trustee, by any Holder, by PIC or by an Authorized Agent shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, or made, given or furnished by courier service, cable or facsimile (confirmed by mail or courier in the case of notice by cable or facsimile), to Panda Funding addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee and PIC by Panda Funding for such purpose, or

          (c) PIC by the Trustee, by any Holder, by Panda Funding or by an Authorized Agent shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, or made, given or furnished by courier service, cable or facsimile (confirmed by mail or courier in the case of notice by cable or facsimile), to the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee and Panda Funding by PIC for such purpose.

          SECTION 1.6 Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or made, given or furnished by courier service, to each Holder, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail or courier service, neither the failure to give such notice, nor any defect in any notice so given, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed or sent by courier service in the manner herein provided shall be conclusively presumed to have been duly given.

          SECTION 1.7 Effect of Headings. The Article, Section and other headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction hereof.

          SECTION 1.8 Successors and Assigns. All covenants, agreements, representations and warranties in this Indenture by the Trustee, PIC and Panda Funding shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

          SECTION 1.9 Severability Clause. In case any provision in this Indenture, the PIC Guaranty or the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1.10 Benefits of Indenture. Nothing in this Indenture, the PIC Guaranty or the Bonds, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Bonds, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 1.11 GOVERNING LAW. THIS INDENTURE, THE PIC GUARANTY AND THE BONDS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

          SECTION 1.12 Execution in Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 1.13 Agency. In executing the Bonds (including the notation of the PIC Guaranty thereon) and this Indenture, Panda Funding will be acting as agent for PIC to the extent of PIC's obligations hereunder and under the Bonds and the PIC Guaranty. PIC hereby appoints Panda Funding to so act as agent and Panda Funding hereby accepts such appointment. As used in this Indenture, references to "Panda Funding" shall be interpreted to include Panda Funding in its capacity as principal and Panda Funding in its capacity as agent with respect to PIC's obligations under this Indenture, the Bonds and the PIC Guaranty.

          SECTION 1.14 Liability of PIC; Indemnification. Subject to Article V of this Indenture, PIC hereby acknowledges that it shall be liable for all its obligations arising under this Indenture. PIC hereby agrees to indemnify Panda Funding from, and to hold Panda Funding harmless against, any and all losses, liabilities, claims, damages or expenses incurred by Panda Funding (including any and all Taxes) arising out of or by any reason of any of the transactions contemplated herein or otherwise whether through this Indenture, the other Transaction
Documents or the Agency Agreement. In agreeing to enter into this Indenture and to issue the PIC Guaranty and the PIC Notes, PIC agrees that Panda Funding will never have to make payments to third parties that are not matched by a right at the same time to receive at least equal payments under the PIC Notes (for the application to the payment of or on the Bonds) or hereunder, and that PIC will make such payments hereunder as are necessary to insure that this remains true so long as any Bonds are Outstanding. Without limiting the generality of the foregoing, PIC will assume liability for, and indemnify and hold Panda Funding harmless against, any and all Taxes imposed against or payable by Panda Funding or imposed against any Property of Panda Funding or PIC in connection with or relating to or on or with respect to this Indenture or any other Transaction Document or the Agency Agreement to which Panda Funding is a party or any waiver, consent, amendment or supplement of this Indenture or such Transaction Document or the Agency Agreement or the execution, delivery or performance of this Indenture or any other Transaction Document or the Agency Agreement to which Panda Funding is a party or the payment or receipt or accrual of any amounts pursuant to this Indenture or any other Transaction Document or otherwise with respect to any of the transactions contemplated by this Indenture or any other Transaction Document or the Agency Agreement.

          SECTION  1.15   PIC Execution.  In furtherance  of  the
foregoing, PIC acknowledges and agrees that it executed this Indenture in order to be bound by each of the covenants and other provisions hereof applicable to it.

          SECTION 1.16 Conflict with Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, Panda Funding, PIC and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

                           ARTICLE II

                           THE BONDS

          SECTION 2.1 Form of Bond to Be Established by Series Supplemental Indenture. The Bonds of each series shall be substantially in the form (not inconsistent with this Indenture, including Section 2.5) established in the Series Supplemental Indenture relating to the Bonds of such series; provided, however, that each such Bond shall bear the applicable legends specified in Section 2.8 and Section 2.9.

          SECTION  2.2  Form  of  Trustee's Authentication.   The
Trustee's certificate of authentication on all Bonds shall be in substantially the following form:

          This Bond is one of the series of Bonds referred to in the within-mentioned Indenture.

                         Bankers Trust Company, as Trustee


                         By:
                              Authorized Signatory

          SECTION 2.3 Amount Unlimited; Issuable in Series. The aggregate principal amount of Bonds that may be authenticated and delivered under this Indenture is unlimited; provided, however, that the provisions of this Section shall not be deemed to in any way supersede the restrictions provided in Section 7.9.

          The  Bonds may be issued in one or more series.   There
shall   be   established  in  one  or  more  Series  Supplemental
Indentures, prior to the issuance of Bonds of any series:

          (a) the title of the Bonds of such series (which shall distinguish the Bonds of such series from all other Bonds) and the form or forms of Bonds of such series;

          (b) any limit upon the aggregate principal amount of the Bonds of such series that may be authenticated and delivered under this Indenture (except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of such series pursuant to Sections 2.7, 2.8, 2.9, 2.10 or 8.6 and except for Bonds that, pursuant to the last paragraph of
     Section 2.4, are deemed never to have been authenticated and delivered hereunder);

          (c) the date or dates on which the principal of the Bonds of such series is payable, the amounts of principal payable on such date or dates and the Regular Record Date for the determination of Holders to whom principal is payable, and the date or dates on or as of which the Bonds of such series shall be dated, if other than as provided in
     Section 2.14;

          (d) the rate or rates at which the Bonds of such series shall bear interest, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the Regular Record Date for the determination of Holders to whom interest is payable, and the basis of computation of interest, if other than as provided in Section 2.14(b);

          (e) if other than as provided in Section 10.11, the place or places where (i) the principal of, premium, if any, and interest on Bonds of such series shall be payable,
     (ii) Bonds of such series may be surrendered for registration of transfer or exchange and (iii) notices and demands to or upon PIC and Panda Funding in respect of the Bonds of such series and this Indenture may be served;

          (f) the right, if any, of Panda Funding to redeem Bonds of such series, the price or prices (including any applicable premium) at which, the period or periods within which and the terms and conditions upon which Bonds of such series may be so redeemed, in whole or in part, at the option of Panda Funding;

          (g) the obligation, if any, of Panda Funding to redeem, purchase or repay Bonds of such series pursuant to any mandatory or optional redemption provision and the price or prices at which and the period or periods within which and the terms and conditions upon which Bonds of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

          (h) the Capitalized Interest Requirement, if any (including how any amounts in the Capitalized Interest Fund in respect of such Capitalized Interest Requirement are to be applied), and the Debt Service Reserve Requirement, if any, and the PIC Expenses Amount, if any, with respect to the Bonds of such series;

          (i)   if  other  than  denominations  of  $100,000  and
     integral   multiples  of  $1,000  in  excess  thereof,   the
     denominations in which Bonds of such series shall be issuable;

          (j) the restrictions or limitations, if any, on the transfer or exchange of the Bonds of such series;

          (k) any requirements that Panda Funding issue a new series of Bonds registered under the Securities Act in exchange for such series;

          (l) any deletions from, modifications of or additions to the Events of Default or covenants of Panda Funding or PIC with respect to such series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein with respect to other series, any change in the right of the Trustee or Holders to declare the principal of, and premium, if any, and interest on, such series due and payable and any additions to the definitions currently set forth in this Indenture;

          (m) a designation of the use of the proceeds of the Bonds of such series; and

          (n) any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture).

          SECTION 2.4 Authentication and Delivery of Bonds. Subject to Section 2.3, at any time and from time to time after the execution and delivery of this Indenture, Panda Funding may deliver Bonds of any series executed by Panda Funding and having the notation of the PIC Guaranty thereon executed by PIC to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Bonds, and the Trustee shall thereupon authenticate and make available for delivery such Bonds in accordance with such Company Order, without any further action by Panda Funding. No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication, in the form provided for herein, executed by the Trustee by the manual signature of any Authorized Signatory, and such certificate upon any Bonds shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered thereunder. In authenticating such Bonds and accepting the additional responsibilities under this Indenture in relation to such Bonds, the Trustee shall be entitled to receive, and (subject to Section 10.1) shall be fully protected in relying upon:

          (a) an executed Series Supplemental Indenture with respect to the Bonds of such series;

          (b) Officer's Certificates of each of Panda Funding and PIC (i) certifying as to resolutions of the Board of Directors of Panda Funding and PIC, as the case may be, by or pursuant to which the terms of the Bonds of such series were established, and (ii) certifying that all conditions precedent under this Indenture to the Trustee's authentication and delivery of such Bonds (including the PIC Guaranty thereon) have been complied with;

          (c) with respect to the authentication of the initial issuance of any series of Bonds (other than the initial series of Bonds issued pursuant to the first Series Supplemental Indenture and any series of Bonds issued solely in exchange for an equivalent aggregate principal amount of Outstanding Bonds of another series), the Officer's Certificate required by Section 7.9(a);

          (d) an Opinion of Counsel to the effect that (i) the form or forms and the terms of such Bonds have been established by a Series Supplemental Indenture as permitted by Sections 2.1 and 2.3 in conformity with the provisions of this Indenture, including its requirements for the notation thereon relating to the PIC Guaranty, (ii) the Bonds of such series, when authenticated and made available for delivery by the Trustee and issued by Panda Funding in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of Panda Funding and, as to the PIC Guaranty, PIC, enforceable against Panda Funding and, as to the PIC Guaranty, PIC, in accordance with their terms, and (iii) the requirements of the Securities Act and the Trust Indenture Act have been complied with in connection with the execution and delivery of the Series Supplemental Indenture and the authentication and issuance of the Bonds of such series, except that such Opinion of Counsel may be qualified to the effect that the opinions required pursuant to clause (ii) above are subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights and remedies generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

          (e) such other documents and evidence with respect to Panda Funding and PIC as the Trustee may reasonably request.

Prior to the authentication and delivery of a series of Bonds, the Trustee shall receive such other monies, accounts, documents, certificates, instruments or opinions as may be required by the related Series Supplemental Indenture.

          Notwithstanding the foregoing, if any Bond shall have been authenticated and delivered hereunder but never issued and sold by Panda Funding, and Panda Funding shall deliver such Bond to the Trustee for cancellation as provided in Section 2.13 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Bond has never been issued and sold by Panda Funding, for all purposes of this Indenture such Bond shall be deemed never to have been authenticated and delivered hereunder and shall never have been or be entitled to the benefits hereof.

          SECTION 2.5 Form. The definitive Bonds shall be printed, lithographed, engraved, typewritten or photocopied or may be produced in any other manner, all as determined by the Authorized Representatives executing such Bonds or notations of the PIC Guaranty, as the case may be, as evidenced by their execution of such Bonds or notations of the PIC Guaranty, as the case may be.

     Except as indicated in the next succeeding paragraph, Bonds (including the notations thereon relating to the PIC Guaranty) shall be issued initially in the form of one or more permanent global Bonds (each being herein called a "Global Bond") deposited with the Trustee, as custodian for the Depository, duly executed by Panda Funding and having the notation of the PIC Guaranty thereon duly executed by PIC and authenticated by the Trustee as hereinafter provided, and each shall bear the legend set forth on Exhibit A hereto. Subject to the limitations set forth in the applicable Series Supplemental Indenture, the principal amounts of the Global Bonds may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     Bonds (including the notations thereon relating to the PIC Guaranty) originally issued and sold in reliance on any exemption from registration under the Securities Act other than Rule 144A shall be issued, and Bonds originally offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated bonds in registered form ("Physical Bonds").

     The Bonds and the notations thereon relating to the PIC Guaranty may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, CUSIP or other numbers or other marks of identification and such legends or endorsements placed thereon as may be required by this Article II or to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Authorized Representatives executing such Bonds or notations of the PIC Guaranty, as the case may be, as evidenced by their execution of the Bonds or notations of the PIC Guaranty, as the case may be.
Any portion of the text of any Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Bond. The Bonds may also have set forth on the reverse side thereof a form of assignment and forms to elect purchase by Panda Funding pursuant to Section 7.32.

          SECTION 2.6 Execution and Authentication of Bonds.  The
Bonds shall be executed on behalf of Panda Funding by its President or one of its Vice Presidents. The signature of any such officers on the Bonds may be manual or facsimile.

          Upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery Bonds of the applicable series that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination authorized hereunder.

          Bonds bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, the proper officers of Panda Funding, shall bind Panda Funding, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

          SECTION 2.7 Temporary Bonds. Upon original issuance of Bonds of a series or pending the preparation of definitive Bonds of any series, Panda Funding may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, Bonds or temporary Bonds, as the case may be, of such series that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination authorized hereunder, substantially of the tenor of the definitive Bonds in lieu of which they are issued and having the notation of the PIC Guaranty thereon and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds and notation of the PIC Guaranty may determine, as evidenced by their execution of such Bonds and notation of the PIC Guaranty.

          If temporary Bonds of any series are issued, Panda Funding will cause definitive Bonds of such series to be prepared without unreasonable delay. After the preparation of definitive Bonds of such series, the temporary Bonds of such series shall be exchangeable for definitive Bonds of such series upon surrender of the temporary Bonds of such series at the office or agency of Panda Funding, for such purpose or at the Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Bonds of any series, Panda Funding shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor, definitive Bonds of such series of authorized denominations and of like tenor and aggregate principal amount and having the notation of the PIC Guaranty thereon. Until so exchanged, such temporary Bonds of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds of such series.

          SECTION 2.8 Registration, Restrictions on Transfer  and
Exchange.

          (a) Registration, Transfer and Exchange. Panda Funding shall cause to be kept at the Corporate Trust Office of the Trustee or at the office of another Security Registrar a register which, subject to such reasonable regulations as Panda Funding may prescribe and the requirements and restrictions on transfer set forth in this Section and Section 2.9, shall provide for the registration of Bonds and for the registration of transfers and exchanges of Bonds. This register is herein sometimes referred to as the "Security Register." The Trustee is hereby appointed as the initial "Security Registrar" for the purpose of registering Bonds and transfers and exchanges of Bonds as herein provided.

          If a Person other than the Trustee is appointed by Panda Funding as Security Registrar, Panda Funding will give the Trustee prompt written notice of the appointment of a Security Registrar and of the location, and any change in the location, of the Security Register, and the Trustee shall have the right to inspect the Security Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon an officer's certificate executed on behalf of the Security Registrar as to the names and addresses of the Holders of the Bonds and the principal amounts and numbers of such Bonds.

          Subject   to   the  provisions  of  this  Section   and
Section 2.9, upon due presentation for registration of transfer of any Bonds of any series at any such office, Panda Funding shall execute and the Trustee shall authenticate and deliver in the name of the designated transferee or transferees a new Bond or Bonds of like tenor and of any authorized denomination and of a like aggregate principal amount and having a notation of the PIC Guaranty thereon.

          Furthermore, any Holder of a Global Bond shall, by acceptance of such Global Bond, be deemed to have agreed that transfers of beneficial interests in such Global Bond may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Bond shall be required to be reflected in a book-entry.

          Subject to this Section and Section 2.9, at the option of the Holder, Bonds of any series may be exchanged for other Bonds of like tenor and of any authorized denominations and of a like aggregate principal amount. Bonds to be exchanged shall be surrendered at any office or agency maintained by the Trustee for the purpose as provided in this Section and Panda Funding shall execute, PIC shall execute notations of the PIC Guaranty on, and the Trustee shall authenticate and deliver in exchange therefor, the Bonds of the applicable series which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously or previously outstanding.

          All Bonds and the PIC Guaranty noted thereon issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of Panda Funding and PIC, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

          Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to Panda Funding, the Trustee and the Security Registrar or any transfer agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be required of any Holders participating in any transfer or exchange of Bonds in respect of such transfer or exchange, but the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Bonds, other than exchanges pursuant to Sections 2.7, 8.6 or 12.6 not involving any transfer.

          The Security Registrar shall not be required (a) to issue, register the transfer of or exchange any Physical Bond of any series during a period (i) beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds of such series selected for redemption under
Article VIII and ending at the close of business on the day of such mailing and (ii) beginning on the Regular Record Date for the Stated Maturity of any installment of principal of or payment of interest on the Bonds of such series and ending on the Stated Maturity of such installment of principal or payment of interest or (b) to issue, register the transfer of or exchange any Physical Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond selected for redemption in part.

          Notwithstanding anything herein to the contrary, any transfer of the Bonds of any series may be subject to additional restrictions, if any, set forth in the Series Supplemental
Indenture relating to such series.

          (b)    Private  Placement  Legend.   Subject   to   the
provisions of this Section and unless otherwise specified in the applicable Series Supplemental Indenture, all Bonds shall bear the following legend (the "Private Placement Legend"):

     THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (I) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D OF THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS BOND IN AN OFFSHORE TRANSACTION,
     (II) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS BOND RESELL OR OTHERWISE TRANSFER THIS BOND EXCEPT (A) TO PANDA FUNDING,
     (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO BANKERS TRUST COMPANY, AS TRUSTEE, OR A SUCCESSOR TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS BOND (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES TO FOREIGN PURCHASERS IN OFFSHORE TRANSACTIONS MEETING THE
     REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
     (III) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS BOND IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS BOND WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE BOND, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THE CERTIFICATE TO BANKERS TRUST COMPANY, AS SECURITY REGISTRAR. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO PANDA FUNDING CORPORATION AND BANKERS TRUST COMPANY, AS SECURITY REGISTRAR, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THIS BOND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

               (i)     Upon the transfer, exchange or replacement
     of Bonds bearing the Private Placement Legend, the Trustee shall deliver only Bonds that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Bonds without the Private Placement Legend if, (A) there is delivered to the Trustee an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (B) such Bond has been sold pursuant to an effective registration statement under the Securities Act. Upon the transfer, exchange or replacement of Bonds not bearing the Private Placement Legend, the Trustee shall deliver Bonds that do not bear the Private Placement Legend. By its acceptance of any Bond bearing the Private Placement Legend, each Holder of such a Bond acknowledges the restrictions on transfer of such Bond set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Bond only as provided in this Indenture.

               (ii) As a special condition to registration of transfer or exchange of any Bonds involving removal of a Private Placement Legend (other than pursuant to an effective registration statement under the Securities Act), the Holder requesting such registration of transfer or exchange shall furnish the Opinion of Counsel called for by this Section 2.8(b)(i). The following additional special conditions shall apply to the indicated types of transfers or exchanges:

                      (A)        Respecting     any     requested
               registration of transfer or exchange of Bonds in the form of Physical Bonds, such Physical Bonds shall be accompanied, in the sole discretion of Panda Funding, by the following additional information and documents, as applicable:

                         (1)   if  such  Physical Bond  is  being
                      delivered  to the Security Registrar  by  a
                      Holder  for  registration in  the  name  of
                      such    Holder,   without    transfer,    a
                      certification  from  such  Holder  to  that
                      effect   (in  substantially  the  form   of
                      Exhibit B hereto); or

                         (2)   if  such  Physical Bond  is  being
                      transferred  to  a Qualified  Institutional
                      Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto); or

                         (3)   if  such  Physical Bond  is  being
                      transferred to an Institutional  Accredited
                      Investor,  delivery of a  certification  to
                      that  effect (in substantially the form  of
                      Exhibit    B    hereto),    a    Transferee
                      Certificate  for  Institutional  Accredited
                      Investors in the form of Exhibit C hereto and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                         (4)   if  such  Physical Bond  is  being
                      transferred  in reliance on  Regulation  S,
                      delivery of a certification to that  effect
                      (substantially  in the form  of  Exhibit  B
                      hereto),   a  Transferor  Certificate   for
                      Regulation S Transfers in the form of Exhibit D hereto and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                         (5)   if  such  Physical Bond  is  being
                      transferred in reliance on Rule  144  under
                      the   Securities   Act,   delivery   of   a
                      certification      to      that      effect
                      (substantially in the form of Exhibit B hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                         (6)   if  such  Physical Bond  is  being
                      transferred   in   reliance   on    another
                      exemption     from     the     registration
                      requirements  of  the  Securities  Act,   a
                      certification    to   that    effect    (in
                      substantially  the  form   of   Exhibit   B
                      hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act.

                      (B)     Respecting  any requested  exchange
               of a Physical Bond for a beneficial interest in a Global Bond, such Physical Bond shall be accompanied, in the sole discretion of Panda Funding, by the following additional information and documents:

                         (1)   a certification, substantially  in
                      the form of Exhibit B hereto, that such Physical Bond is being transferred to a Qualified Institutional Buyer; and

                         (2)   written instructions directing the
                      Security  Registrar to make, or  to  direct
                      the  Depository to make, an endorsement  on
                      the  Global Bond to reflect an increase  in
                      the   aggregate   amount   of   the   Bonds
                      represented by the Global Bond;

               whereupon the Trustee shall cancel such Physical Bond and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Security Registrar, the aggregate principal amount of Bonds represented by the Global Bond to be increased accordingly. If no Global Bond is then Outstanding, Panda Funding shall issue and the Trustee shall upon Company Order authenticate a new Global Bond in the appropriate amount.

                      (C)      Any  Person  having  a  beneficial
               interest in a Global Bond may upon request to the Security Registrar exchange such beneficial interest for a Physical Bond. Upon receipt by the Security Registrar of written instructions (or such other form of instructions as is customary for the Depository) from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Bond and upon receipt by the Security Registrar of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Transfer Restricted Securities, the following additional information and documents:

                         (1)   if  such  beneficial  interest  is
                      being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit B hereto); or

                         (2)   if  such  beneficial  interest  is
                      being    transferred   to    a    Qualified
                      Institutional  Buyer  in  accordance   with
                      Rule  144A  under  the  Securities  Act,  a
                      certification    to   that    effect    (in
                      substantially  the  form   of   Exhibit   B
                      hereto); or

                         (3)   if  such  beneficial  interest  is
                      being   transferred  to  an   Institutional
                      Accredited   Investor,   delivery   of    a
                      certification      to      that      effect
                      (substantially  in the form  of  Exhibit  B
                      hereto),   a  Transferee  Certificate   for
                      Institutional Accredited Investors in the form of Exhibit C hereto and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                         (4)   if  such  beneficial  interest  is
                      being    transferred   in    reliance    on
                      Regulation  S,  delivery of a certification
                      to  that effect (substantially in the  form
                      of   Exhibit   B   hereto),  a   Transferor
                      Certificate  for Regulation S Transfers  in
                      the  form  of  Exhibit  D  hereto  and   an
                      Opinion of Counsel to the effect that  such
                      transfer   is   in  compliance   with   the
                      Securities Act; or

                         (5)   if  such  beneficial  interest  is
                      being  transferred in reliance on Rule  144
                      under  the  Securities Act, delivery  of  a
                      certification      to      that      effect
                      (substantially in the form of Exhibit B hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                         (6)   if  such  beneficial  interest  is
                      being  transferred in reliance  on  another
                      exemption     from     the     registration
                      requirements  of  the  Securities  Act,   a
                      certification    to   that    effect    (in
                      substantially  the  form   of   Exhibit   B
                      hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act,

               then   the  Security  Registrar  will  cause,   in
               accordance with the standing instructions and procedures existing between the Depository and the Security Registrar, the aggregate principal amount of the Global Bond to be reduced and, following such reduction, Panda Funding will execute and, upon receipt of a Company Order, the Trustee will authenticate and deliver to the transferee a Physical Bond. Bonds issued in exchange for a beneficial interest in a Global Bond pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from Agent Members or otherwise, shall instruct the Security Registrar in writing. The Trustee shall deliver such Physical Bonds to the Persons in whose names such Physical Bonds are so registered.

     (c)    PIC  Guaranty  Legend.   All  Bonds  shall  bear  the
following legend:


                          PIC GUARANTY

          To the extent and subject to the limitations set forth in the Indenture, PIC (as defined in the
     Indenture referred to in the Bond upon which this notation is endorsed, which term includes any successor or permitted assigns under the Indenture) has unconditionally guaranteed (a) the due and punctual payment of the principal of (and premium, if any, on) and interest on the Bonds, (b) the due and punctual payment of all other amounts due and payable under the Indenture and the Bonds by Panda Funding, and (c) the due and punctual performance of all other obligations of Panda Funding to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

          The obligations of PIC to the Holders of Bonds and to the Trustee pursuant to the PIC Guaranty and the Indenture are expressly set forth in the Indenture, including Article XIII thereof, and reference is hereby made to the Indenture for the precise terms of the PIC Guaranty.

               PANDA INTERFUNDING CORPORATION

               By: ____________________________________


          SECTION 2.9 Book-Entry Provisions for Global Bond.

          Each Global Bond shall (i) be registered in the name of the Depository for such Global Bond or the nominee of such Depository, (ii) delivered to the Trustee as custodian for such Depository and (iii) bear the legend set forth in Exhibit A hereto.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Bond held on their behalf by the Depository, or the Trustee as its custodian, or under such Global Bond, and the Depository may be treated by Panda Funding, PIC, the Security Registrar, the Trustee and any agent of Panda Funding, PIC, the Security Registrar or the Trustee as the absolute owner of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Panda Funding, PIC, the Security Registrar, the Trustee or any agent of Panda Funding, PIC, the Security Registrar or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Bond.

          Transfers of a Global Bond shall be limited to transfers of such Global Bond in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Bond may be transferred or exchanged for Physical Bonds in accordance with the rules and procedures of the Depository and the provisions of this Section and Section 2.8. In addition, Physical Bonds shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Bond if, and only if, either
(a) the Depository notifies Panda Funding that it is unwilling or unable to continue as depositary for the Global Bond and a successor depositary is not appointed by Panda Funding within 90 days of such notice, (b) Panda Funding determines not to have the Bonds represented by the Global Bond and notifies the Depository and the Security Registrar thereof, or (c) after the occurrence of an Event of Default with respect to a series of Bonds, beneficial owners holding interests representing a majority of the principal amount of Bonds of such series represented by a Global Bond advise the Trustee through the Depository in writing that the continuation of the book-entry system with respect to the Bonds of such series is no longer in such beneficial owners' best interests.

          In connection with the transfer of an entire Global Bond to beneficial owners pursuant to this Section, the Global Bonds shall be deemed to be surrendered to the Trustee for cancellation, and Panda Funding shall execute, and the Trustee shall upon Company Order authenticate and deliver, to each beneficial owner identified by the Depository, in exchange for its beneficial interest in the Global Bond, an equal aggregate principal amount of Physical Bonds of authorized denominations.

          The Holder of a Global Bond may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Bonds.

          SECTION 2.10 Mutilated, Destroyed, Lost and Stolen Bonds. If (a) any mutilated Bond is surrendered to the Trustee, PIC or Panda Funding and the Security Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Bond, and (b) there is delivered to Panda Funding, PIC, the Security Registrar and the Trustee evidence to their satisfaction of the ownership and authenticity thereof, and such security or indemnity as may be required by them to save each of them and their agents harmless, then, in the absence of notice to Panda Funding, PIC, the Security Registrar or the Trustee that such Bond has been acquired by a bona fide purchaser, Panda Funding shall execute, PIC shall execute the notation of the PIC Guaranty, and upon Panda Funding's written request by Company Order the Trustee shall authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, and at the cost of the Holder of the Bond, a new Bond of the same series and of like tenor and principal amount, having the notation of the PIC Guaranty thereon, bearing a number not then outstanding. If, after the delivery of such new Bond, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment such original Bond, Panda Funding, PIC, the Security Registrar and the Trustee shall be entitled to recover such new Bond from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and in any case shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by Panda Funding, PIC, the Security Registrar or the Trustee in connection therewith.

          Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, Panda Funding, upon satisfaction of the conditions set forth in clauses (a) and (b) of the preceding paragraph may, instead of issuing a new Bond, pay such Bond.

          Upon the issuance of any new Bond under this Section, Panda Funding may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

          Every new Bond issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond shall constitute a contractual obligation of Panda Funding and, to the extent of the PIC Guaranty, PIC, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits and security of this Indenture, the PIC Guaranty, and the Security Documents equally and proportionately with any and all other Bonds duly issued hereunder (subject to the rights of Panda Funding and PIC specified in the last sentence of the first paragraph of this Section).

          The  provisions of this Section are exclusive and shall
preclude  (to  the extent lawful) all other rights  and  remedies
with   respect  to  the  replacement  or  payment  of  mutilated, destroyed, lost or stolen Bonds.

          SECTION 2.11 Payment of Principal, Premium, if any, and Interest; Principal and Interest Rights Preserved. Principal of (and premium, if any) or interest on any Bond that is payable, and punctually paid or duly provided for, at any Stated Maturity shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such principal or interest. Payment of principal of (and premium, if any) and interest on the Bonds of any series shall be made at the Place of Payment (or, if such office is not in the Borough of Manhattan, the City of New York, at either such office or an office to be maintained in such Borough), or by check mailed on the applicable Payment Date, or in another manner or manners if so provided in the Series Supplemental Indenture creating the Bonds of such series, except for the final installment of principal payable with respect to a Bond, which shall be payable as provided in Section 8.5 (in the case of Bonds redeemed or prepaid) or payable upon presentation and surrender of such Bond at the Place of Payment.

          Any principal of or interest on any Bond of any series that is payable, but is not punctually paid or duly provided for, at any Stated Maturity of an installment of principal or payment of interest shall forthwith cease to be payable to the Holder on the relevant Regular Record Date and such defaulted principal or interest may be paid by Panda Funding as provided below:

          Panda Funding may elect to make payment of all or any portion of such defaulted principal or interest to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) in respect of which principal or interest is in default are registered at the close of business on a Special Record Date for the payment of such defaulted principal or interest, which shall be fixed by Panda Funding in the following manner. At least twenty (20) days prior to the date of proposed payment Panda Funding shall notify the Trustee and the Paying Agent in writing of the Special Record Date and the amount of defaulted principal or interest proposed to be paid on each Bond of such series and the date of the proposed payment, and concurrently there shall be deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted principal or interest or there shall be made arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted principal or interest as provided in this paragraph. The Special Record Date for the payment of such defaulted principal or interest (together with other amounts payable with respect to such defaulted principal or interest) shall not be more than fifteen (15) nor less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly, in the name and at the expense of Panda Funding, cause notice of the proposed payment of such defaulted principal or interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of a Bond of such series at his address as it appears in the Security Register, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such defaulted principal or interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted principal or interest shall be paid to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered on such Special Record Date.

          Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

          SECTION  2.12    Persons  Deemed  Owners.   Subject  to
Section 2.11, prior to due presentment of a Bond for registration of transfer, the Person in whose name any Bond is registered shall be deemed to be the owner of such Bond for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Bond and for all other purposes whatsoever, whether or not such Bond is overdue, regardless of any notice to anyone to the contrary.

          SECTION 2.13 Cancellation. All Bonds surrendered for payment, any mandatory or optional redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation. Panda Funding may at any time deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder which Panda Funding may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly canceled by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Bonds held by the Trustee shall be destroyed and certification of their destruction shall be delivered to Panda Funding.

          SECTION   2.14     Dating  of  Bonds;  Computation   of
Interest.

          (a) Each Bond of a series shall be dated the date of its authentication.

          (b) Except as otherwise provided in the Series Supplemental Indenture relating to the Bonds of a series, interest on the Bonds of such series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

          SECTION 2.15 Source of Payments Limited: Rights and Liabilities of Panda Funding. All payments of principal and interest and any other payments to be made in respect of the Bonds and this Indenture shall be made only from the revenues and assets of (i) Panda Funding (including any amounts payable to Panda Funding pursuant to Section 1.14) and to the extent of the PIC Guaranty, PIC, and (ii) the Collateral, the payments therefrom and the income and proceeds received by the Trustee therefrom. Each Holder, by its acceptance of a Bond, agrees that
(a) the Trustee shall not be liable to any Holder for any amounts payable under any Bond or for any liability under this Indenture and (b) recourse shall be otherwise limited in accordance with
Article V.

          SECTION 2.16 Allocation of Principal and Interest. Each payment of principal of and premium, if any, and interest on each Bond shall be applied, first, to the payment of accrued but unpaid interest on such Bond (as well as any interest on overdue principal or, to the extent permitted by applicable Government Rule, overdue interest) to the date of such payment and second, to the payment of the principal amount of such Bond then due (including any overdue installment of principal) thereunder.

          SECTION 2.17 Parity of Bonds. All Bonds of a series issued and Outstanding hereunder rank on a parity with each other Bond of the same series and with all Bonds of each other series and each Bond of a series shall constitute senior indebtedness of Panda Funding and shall be secured equally and ratably by this Indenture and the Security Documents with each other Bond of the same series and with all Bonds of each other series, without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise, and each Bond of a series shall be entitled to the same benefits and security in this Indenture and the Security Documents as each other Bond of the same series and with all Bonds of each other series.

                          ARTICLE III

               APPLICATION OF PROCEEDS FROM SALE
                            OF BONDS

          SECTION 3.1 Application of Proceeds from Sale of Bonds. The proceeds from sales of the Bonds will be used by Panda Funding to make loans to PIC evidenced by notes issued by PIC to Panda Funding (the "PIC Notes"). The proceeds from the sale of each series of Bonds shall be used for the purposes set forth in the applicable Series Supplemental Indenture.


                           ARTICLE IV

           ACCOUNTS, FUNDS AND PROJECT DISTRIBUTIONS

          SECTION 4.1 Establishment of Accounts and Funds.

          (a) The following accounts and funds (collectively, the "U.S. Accounts and Funds") are hereby established and created with and in the name of the Trustee acting as agent for the Collateral Agent for the benefit of the Secured Parties:

               (i)    the U.S. Project Account;

               (ii)   the Debt Service Fund;

               (iii)  the Capitalized Interest Fund;

               (iv)   the Debt Service Reserve Fund;

               (v)    the PIC Expense Fund;

               (vi)   the U.S. Distribution Suspense Fund;

               (vii)  the U.S. Mandatory Redemption Account; and

               (viii)   the   U.S.   Extraordinary   Distribution
          Account.

          (b) The following accounts and funds (collectively, the "International Accounts and Funds") are hereby established and created with and in the name of the International Collateral
Agent:

               (i)    the International Project Account;

               (ii)    the  International  Distribution  Suspense
               Fund;

               (iii)    the  International  Mandatory  Redemption
               Account; and

               (iv)       the     International     Extraordinary
               Distribution Account.

          (c) All U.S. Accounts and Funds shall be under the exclusive dominion and control of the Trustee, and all International Accounts and Funds shall be under the exclusive dominion and control of the International Collateral Agent. Except as expressly provided herein, Panda Funding, PIC, the PIC Entities and any Affiliate thereof shall not have any right to withdraw monies from any U.S. or International Account or Fund. PIC, for itself and on behalf of each PIC U.S. Entity, hereby irrevocably authorizes the Trustee to deposit monies into, and withdraw and transfer monies from, each U.S. Account and Fund in accordance with the terms of this Indenture. PIC, on behalf of each PIC International Entity, hereby irrevocably authorizes the International Collateral Agent to deposit monies into, and withdraw and transfer monies from, each International Account and Fund in accordance with the terms of this Indenture.

          SECTION 4.2 Project Accounts.

          (a)   Without limitation of any other amounts  required
under   this   Indenture  to  be  deposited  in  the   U.S.   and
International  Project  Accounts  (collectively,   the   "Project
Accounts"):

               (i) PIC shall ensure that (A) all distributions and other amounts received by PIC or any PIC U.S. Entity or any other Person on behalf of PIC or any PIC U.S. Entity from, or in connection with, the U.S. Projects that may be legally distributed or paid to PIC or any PIC U.S. Entity without contravention of any Project Agreement, including (1) all distributions, either directly or indirectly, from U.S. Project Entities to PIC or any PIC U.S. Entity and (2) all amounts received by PIC or any PIC U.S. Entity or any other Person on behalf of PIC or any PIC U.S. Entity in respect of PIC's or any such PIC U.S. Entity's investments in or loans to U.S. Project Entities, in each case other than Extraordinary Financial Distributions and distributions received by or on behalf of PIC or any PIC U.S. Entity that are required to be deposited in the U.S. Mandatory Redemption Account pursuant to Section 4.8(a), (B) all interest earned on the amounts on deposit in the U.S. Accounts and Funds, but only to the extent such interest has been received, (C) unless otherwise expressly provided in this Article, all payments of regularly scheduled interest and, if applicable, principal on the PIC International Entity Notes and (D) payments resulting from the redemption or partial redemption of the outstanding Other International Notes in respect of which the Trustee has given notice of an International Redemption Event (collectively, the "U.S. Project Distributions") shall be deposited with the Trustee in the U.S. Project Account. PIC shall, and shall cause each PIC U.S. Entity to, instruct each Person from whom it receives or is entitled to receive U.S. Project Distributions to pay such U.S. Project Distributions (together with instructions identifying them as such, identifying the Project in respect of which they are being paid, identifying the Project Account into which they shall be deposited and giving account information and transfer instructions for deposit in such Project Account) directly to the Trustee for deposit in the U.S. Project Account, and the Trustee shall be entitled to receive directly all U.S. Project Distributions from Persons owing the same. If any U.S. Project Distributions are remitted directly to, or are otherwise received by, PIC or any PIC U.S. Entity or any other Person on behalf of PIC or any PIC U.S. Entity, PIC, such PIC U.S. Entity or such other Person shall hold such U.S. Project Distributions in trust for the Trustee and shall promptly remit such U.S. Project Distributions, in the form received (with any necessary endorsement), to the Trustee for deposit in the U.S. Project Account.

               (ii)    PIC  shall  cause each  PIC  International
          Entity to ensure that (A) all distributions and other amounts received by any PIC International Entity or any other Person on behalf of any PIC International Entity from, or in connection with, the Non-U.S. Projects that may be legally distributed or paid to any PIC
          International Entity without contravention of any Project Agreement, including (1) all distributions, either directly or indirectly, from International Project Entities to any PIC International Entity and
          (2) all amounts received by any PIC International Entity or any other Person on behalf of any PIC International Entity in respect of such PIC International Entity's investments in or loans to International Project Entities, in each case other than Extraordinary Financial Distributions and distributions received by or on behalf of any PIC International
          Entity that are required to be deposited in the International Mandatory Redemption Account pursuant to
          Section  4.8(a)  and  (B) all interest  earned  on  the
          amounts on deposit in the International Accounts and Funds, but only to the extent such interest has been received (collectively, the "International Project Distributions"), shall be deposited with the International Collateral Agent in the International Project Account. PIC shall cause each PIC International Entity to instruct each Person from whom such PIC International Entity receives or is entitled to receive International Project Distributions to pay such International Project Distributions (together with instructions identifying them as such, identifying the Project in respect of which they are being paid, identifying the Project Account into which they shall be deposited and giving account information and transfer instructions for deposit in such Project Account) directly to the International Collateral Agent for deposit in the International Project Account, and the International Collateral Agent shall be entitled to receive directly all International Project Distributions from the Persons owing the same. If any International Project Distributions are remitted directly to, or are otherwise received by, any PIC International Entity or any other Person on behalf of any PIC International Entity, such PIC International Entity or such other Person shall hold such International Project Distributions in trust for the International Collateral Agent and shall promptly remit such International Project Distributions, in the form received (with any necessary endorsement), to the International Collateral Agent for deposit in the International Project Account.

               (iii) If either the Trustee or the International Collateral Agent receives, respectively, U.S. or International Project Distributions (collectively, the "Project Distributions") without the instructions required in clauses (i) and (ii) of this Section
          4.2(a), the Trustee or the International Collateral Agent, as the case may be, shall provide notice of this fact to PIC, who promptly after receiving such notice shall provide written instructions to the Trustee or the International Collateral Agent, as the case may be, specifying the appropriate Project Account into which such Project Distributions shall be deposited, whereupon such Project Distributions shall be deposited in the Project Account so specified.

          (b) On each Monthly Distribution Date (subject, other than in the case of transfers to be made pursuant to clauses (i),
(ii), (iii) and (iv) of this Section 4.2(b), to receipt of the Applicable Distribution Certificate in accordance with Section 7.1(e)), the following transfers of monies then on deposit in the U.S. Project Account (after giving effect to all transfers to be made to the U.S. Project Account on such Monthly Distribution
Date and after withdrawing an amount equal to the agreed upon fees and reasonable expenses of the Trustee and the Collateral Agent and their respective agent and counsel then due to such persons under this Indenture) shall be made by the Trustee in the respective amounts, and in the order of priority, set forth below:

               (i) to the Debt Service Fund, for application to the payment of principal of and interest on the Bonds, an amount equal to the excess, if any, of (A) the aggregate amount of interest (less any amount on deposit in the Capitalized Interest Fund in respect of such interest payment) and, if applicable, principal due and payable on the PIC Notes (including any past due amounts) on the Payment Date for each series of Bonds then Outstanding next following the day immediately preceding such Monthly Distribution Date (other than in connection with a call for redemption), over (B) the amount then on deposit in the Debt Service Fund;

               (ii) to the Capitalized Interest Fund, an amount equal to the excess, if any, of (A) the Capitalized Interest Requirement then in effect over (B) the amount then on deposit in the Capitalized Interest Fund, after giving effect to any withdrawals from such Fund made on such Monthly Distribution Date;

               (iii) to the Debt Service Reserve Fund, an amount equal to the excess, if any, of (A) the Debt Service Reserve Requirement then in effect over (B) the sum of (1) the amount then on deposit in the Debt Service Reserve Fund, after giving effect to any withdrawals from such Fund made on such Monthly Distribution Date pursuant to the Indenture, and (2) the amount available to be drawn under any Letter of Credit, after giving effect to any drawings under any Letter of Credit on such Monthly Distribution Date;

               (iv) to the PIC Expense Fund, an amount equal to the excess, if any, of (A) the sum of (1) the PIC Expenses Amount for the applicable calendar year plus
          (2) the Annual Letter of Credit Fee, if any, for such calendar year over (B) the aggregate amount deposited in the PIC Expense Fund since the beginning of such calendar year; and

               (v) to the U.S. Distribution Suspense Fund, the remaining balance, if any, on deposit in the U.S.
          Project Account.

          (c) On each Monthly Distribution Date (subject, other than in the case of transfers to be made pursuant to clause (i) of this Section 4.2(c), to receipt of the Applicable Distribution Certificate in accordance with Section 7.1(e)), the following transfers of monies then on deposit in the International Project Account (after giving effect to all transfers to be made to the International Project Account on such Monthly Distribution Date and after withdrawing an amount equal to the agreed upon fees and reasonable expenses of the International Collateral Agent and its agents and counsel then due to such persons under this Indenture) shall be made by the International Collateral Agent in the respective amounts, and in the order of priority, set forth below:

               (i) to the payment of any amount due and payable on any outstanding PIC International Entity Notes (including any accrued interest thereon and any past due amounts) on the payment date for regularly scheduled installments of principal or interest thereon next following the day immediately preceding such Monthly Distribution Date; and

               (ii)  to  the International Distribution  Suspense
          Fund, the remaining balance, if any, on deposit in the International Project Account.

          (d) Distributions received by or on behalf of PIC or any PIC Entity as a result of Mandatory Redemption Events will be initially deposited in the appropriate Mandatory Redemption Account if so required by Section 4.8(a), and distributions received by or on behalf of PIC or any PIC Entity that constitute Extraordinary Financial Distributions will be initially deposited in the appropriate Extraordinary Distribution Account as provided in Section 4.9.

          (e) Notwithstanding anything to the contrary in this Section or in any other provision of this Indenture, any capital contributions received by PIC, loans received by PIC from Panda Funding evidenced by the PIC Notes and any capital contributions or loans received by any PIC Entity from PIC or another PIC Entity, will not be considered Project Distributions, will not be required to be deposited into the U.S. and International Project Accounts and may be used for any purpose not prohibited by this Indenture.

          SECTION 4.3    Debt Service Fund.

          (a) All monies from time to time held on deposit in the Debt Service Fund shall be applied by the Trustee solely to pay (i) interest (whether at Stated Maturity or by acceleration or otherwise, other than in connection with a call for redemption) and (ii) principal (whether at Stated Maturity or by acceleration or otherwise, other than in connection with a call for redemption) due and payable on the PIC Notes including any past due amounts (for application by the Trustee to the payment of principal of and interest on the Bonds), as and when provided in the PIC Notes. At the time any payment of interest or principal on the PIC Notes is due, the Trustee, after first transferring to the Debt Service Fund the amount of any monies required to be transferred to the Debt Service Fund from the Capitalized Interest Fund pursuant to any Series Supplemental Indenture, shall withdraw the amount of such payment from the Debt Service Fund and shall make such payment to the Holders, which payment shall be deemed a payment of principal of or interest on the PIC Notes by PIC, as the case may be.

          (b) If on any Payment Date the amounts on deposit in the Debt Service Fund (after giving effect to all transfers to the Debt Service Fund to be made on such Payment Date pursuant to
Section 4.2(b)) are insufficient for the payment in full of the interest and, if applicable, principal then due and payable on the PIC Notes, including any past due amounts and all amounts scheduled to be paid on such Payment Date (each such deficiency, a "Debt Service Deficiency"), an amount equal to such Debt Service Deficiency shall be withdrawn and transferred to the Debt Service Fund by the Trustee from monies, if any, on deposit or to be deposited on such Payment Date in the following U.S. Accounts and Funds in the following order of priority:

          first,    from the U.S. Distribution Suspense Fund;

          then,      from  the  U.S.  Extraordinary  Distribution
          Account (using Available Amounts only);

          then,     from the PIC Expense Fund;

          then,      from  the  Debt Service  Reserve  Fund,  the
          monies on deposit therein;

          then,      from  the  Debt  Service Reserve  Fund,  the
          proceeds received by the Trustee after making a drawing on any Letter of Credit, if any;

          then,     from the Capitalized Interest Fund; and

          then,      from  the U.S. Mandatory Redemption  Account
          (using Available Amounts only).

The Trustee shall transfer all amounts available in the foregoing U.S. Accounts or Funds in accordance with the priorities set forth in the preceding sentence before transferring any amounts from any other U.S. Account or Fund with a subsequent priority as set forth in such preceding sentence.

          (c) (i) If, following the transfers to the Debt Service Fund provided for in Section 4.3(b), a Debt Service Deficiency still exists, the Trustee shall give notice to PIC and the International Collateral Agent that an International Redemption Event has occurred, which notice shall be in writing and shall state the amount of the existing Debt Service Deficiency. Upon receipt of such notice, the International Collateral Agent shall effect a redemption or partial redemption of the Other International Notes by transferring from the International Accounts and Funds to the U.S. Project Account (as required in Section 4.2(a)(i) and in the order of priority set forth in Section 4.3(c)(ii)) an amount equal to the lesser of (A) the amounts then on deposit in the International Accounts and Funds, (B) the outstanding balance of the Other International Notes and (C) the amount of such Debt Service Deficiency. Upon deposit in the U.S. Project Account, such monies shall be transferred from the U.S. Project Account to the Debt Service Fund by the Trustee.

               (ii) The monies deposited in the U.S. Project Account as a result of a redemption or partial redemption of the Other International Notes shall come out of the following International Accounts and Funds in the following order of priority:

               first,      from  the  International  Distribution
               Suspense Fund;

               then,     from the International Project Account;

               then,      from  the  International  Extraordinary
               Distribution Account (using Available Amounts only); and

               then,       from   the   International   Mandatory
               Redemption Account (using Available Amounts only).

          The International Collateral Agent will transfer such amounts in accordance with the priorities set forth in the preceding sentence before transferring any amounts from any other International Account or Fund with a subsequent priority as set forth in such preceding sentence.


          SECTION 4.4    Capitalized Interest Fund.

          (a) Except as otherwise provided in this Article or in the Series Supplemental Indenture with respect to amounts held in the Capitalized Interest Fund in satisfaction of any Capitalized Interest Requirement credited therein, the Trustee shall transfer monies held on deposit in the Capitalized Interest Fund to the Debt Service Fund on each Interest Payment Date for which such a transfer is required in any Series Supplemental Indenture in an amount so required in any such Series Supplemental Indenture.

          (b) Contemporaneously with the delivery of each PIC Note, PIC shall deliver to the Trustee for deposit in the Capitalized Interest Fund monies in an amount equal to the excess, if any, of (A) the Capitalized Interest Requirement then in effect over (B) the amount then on deposit in the Capitalized Interest Fund.

          (c) If on any Monthly Distribution Date the amount on deposit in the Capitalized Interest Fund (after giving effect to all transfers to the Capitalized Interest Fund pursuant to
Section 4.2(b) and to the Debt Service Fund pursuant to Section 4.3(c) to be made on such Monthly Distribution Date) is less than the Capitalized Interest Requirement in effect on such Monthly Distribution Date (each such deficiency, a "Capitalized Interest Deficiency"), an amount equal to such Capitalized Interest Deficiency shall be withdrawn and transferred to the Capitalized Interest Fund by the Trustee from monies, if any, on deposit or to be deposited on such Monthly Distribution Date in the following U.S. Accounts and Funds in the following order of priority:

          first,    from the U.S. Distribution Suspense Fund;

          then,      from  the  U.S.  Extraordinary  Distribution
          Account (using Available Amounts only);

          then,     from the PIC Expense Fund;

          then,      from  the  Debt  Service Reserve  Fund,  the
          monies on deposit therein;

          then,      from  the  Debt  Service Reserve  Fund,  the
          proceeds received by the Trustee after making a drawing on any Letter of Credit, if any; and

          then,      from  the U.S. Mandatory Redemption  Account
          (using Available Amounts only).

The Trustee shall transfer all amounts available in the foregoing U.S. Accounts or Funds in accordance with the priorities set forth in the preceding sentence before transferring any amounts from any other U.S. Account or Fund with a subsequent priority as set forth in such preceding sentence.

          (d)   If,  following the transfers to  the  Capitalized
Interest Fund provided for in Section 4.4(c), a Capitalized Interest Deficiency still exists, the Trustee shall give notice to PIC and the International Collateral Agent that an International Redemption Event has occurred, which notice shall be in writing and shall state the amount of the existing Capitalized Interest Deficiency. Upon receipt of such notice, the International Collateral Agent shall effect a redemption or partial redemption of the Other International Notes by transferring from the International Accounts and Funds to the U.S. Project Account (as required in Section 4.2(a)(i) and in the order of priority set forth in Section 4.3(c)(ii)) an amount equal to the lesser of (A) the amounts then on deposit in the International Accounts and Funds, (B) the outstanding principal amount of the Other International Notes (after giving effect to all redemptions thereof required to be made on such Monthly Distribution Date pursuant to Section 4.3(c)(i)) and (C) the amount of such Capitalized Interest Deficiency. Upon deposit in the U .S. Project Account, such monies shall be transferred from the U.S. Project Account to the Capitalized Interest Fund by the Trustee.

          (e) If, on any Monthly Distribution Date, PIC delivers to the Trustee an Officer's Certificate (supported by a certificate to the Trustee from the Consolidating Engineer substantially in the form of the certificate required by Section 4.9(c)) (the "Capitalized Interest Fund Termination Certificate"), stating that (i) the PIC Debt Service Coverage Ratio and the Consolidated Debt Service Coverage Ratio (if then applicable) for the twelve (12) months immediately preceding the month in which such Monthly Distribution Date occurs equal or exceed 1.7 to 1.0 and 1.25 to 1.0, respectively, and (ii) the projected PIC Debt Service Coverage Ratio and the projected Consolidated Debt Service Coverage Ratio (if then applicable)
will (after giving effect to any transfer from the Capitalized Interest Fund to the U.S. Distribution Suspense Fund proposed to be made on such Monthly Distribution Date) equal or exceed 1.7 to
1.0 and 1.25 to 1.0, respectively, in each case for each Future Ratio Determination Period, then all monies held on deposit in the Capitalized Interest Fund may be transferred to the U.S. Distribution Suspense Fund. Upon any such transfer, the Capitalized Interest Requirement shall be zero unless and until a new Capitalized Interest Requirement is established by a subsequent Series Supplemental Indenture.

          SECTION 4.5    Debt Service Reserve Fund.

          (a) The amounts held in the Debt Service Reserve Fund shall be applied solely as provided in this Article to eliminate any Debt Service Deficiency or Capitalized Interest Deficiency.

          (b) Contemporaneously with the delivery of each PIC Note, PIC shall deliver to the Trustee for deposit in the Debt Service Reserve Fund monies in an amount equal to the excess, if any, of (i) the Debt Service Reserve Requirement then in effect over (ii) the sum of (A) the amount then on deposit in the Debt Service Reserve Fund, after giving effect to any withdrawals from such Fund on such date and (B) the amount available to be drawn under any Letter of Credit, after giving effect to any drawings under any Letter of Credit on such date.

          (c) At any time when the Capitalized Interest Requirement is zero, in lieu of maintaining monies in the Debt Service Reserve Fund, all or a portion of the Debt Service Reserve Requirement in respect of such series may be satisfied by the delivery to the Trustee of one or more Letters of Credit. Such Letter or Letters of Credit shall be with a Letter of Credit Provider and shall contain terms and related agreements (including with respect to the subordination of the related reimbursement obligations) acceptable to a rating agency that is currently rating the Bonds of such series and may be pursuant to a reimbursement agreement which grants the provider of such Letter of Credit a lien on the Collateral, provided such lien is subordinated to the lien of the Collateral Agent in favor of the Trustee on behalf of the Holders, and provided such subordinated lien shall provide that in no event shall the beneficiary thereof be entitled to take any action in respect of the enforcement thereof until all amounts due in respect of the Bonds, this Indenture, the PIC Notes and the Collateral Agency Agreement have been paid in full in cash. Subject to the first two sentences of this paragraph, on the date of the delivery to the Trustee of a Letter of Credit which meets the requirements set forth in this paragraph, an amount of cash equal to the excess, if any, of (i) the sum of the undrawn face amount of all such Letters of Credit and all monies then on deposit in the Debt Service Reserve Fund, over (ii) the Debt Service Reserve Requirement will be transferred by the Trustee to the U.S. Distribution Suspense Fund.

          (d) If on any Monthly Distribution Date the amount on deposit in the Debt Service Reserve Fund (after giving effect to all transfers to the Debt Service Reserve Fund pursuant to
Section 4.2(b), to the Debt Service Fund pursuant to Section 4.3(c) and to the Capitalized Interest Fund pursuant to Section 4.4(c), to be made on such Monthly Distribution Date) is less than the Debt Service Reserve Requirement in effect on such Monthly Distribution Date (each such deficiency, a "Debt Service Reserve Deficiency"), an amount equal to such Debt Service Reserve Deficiency shall be withdrawn and transferred to the Debt Service Reserve Fund by the Trustee from monies, if any, on deposit or to be deposited on such Monthly Distribution Date in the following U.S. Accounts and Funds in the following order of priority:

          first,    from the U.S. Distribution Suspense Fund;

          then,      from  the  U.S.  Extraordinary  Distribution
          Account (using Available Amounts only);

          then,     from the PIC Expense Fund; and

          then,      from  the U.S. Mandatory Redemption  Account
          (using Available Amounts only).

The Trustee shall transfer all amounts available in the foregoing U.S. Accounts or Funds in accordance with the priorities set forth in the preceding sentence before transferring any amounts from any other U.S. Account or Fund with a subsequent priority as set forth in such preceding sentence.

          (e) If, following the transfers to the Debt Service Reserve Fund provided for in Section 4.5(d), a Debt Service Reserve Deficiency still exists, the Trustee shall give notice to PIC and the International Collateral Agent that an International Redemption Event has occurred, which notice shall be in writing and shall state the amount of the existing Debt Service Reserve Deficiency. Upon receipt of such notice, the International Collateral Agent shall effect a redemption or partial redemption of the Other International Notes by transferring from the International Accounts and Funds to the U.S. Project Account (as required in Section 4.2(a)(i) and in the order of priority set forth in Section 4.3(c)(ii)) an amount equal to the lesser of (A) the amounts then on deposit in the International Accounts and Funds, (B) the outstanding balance of the Other International Notes (after giving effect to all redemptions thereof required to be made on such date pursuant to Sections 4.3(c)(i) and 4.4(d) and (C) the amount of such Debt Service Reserve Deficiency. Upon deposit in the U.S. Project Account, such monies shall be transferred from the U.S. Project Account to the Debt Service Reserve Fund by the Trustee.

          (f) Any reference in this Indenture to the balance of the Debt Service Reserve Fund or the amount of monies on deposit therein shall be deemed to include the aggregate amount available to be drawn by the Trustee under all Letters of Credit then in the possession of the Trustee and in full force and effect. Any provision in this Indenture instructing or authorizing the transfer of monies from the Debt Service Reserve Fund shall be deemed to instruct or authorize the Trustee to draw upon any Letter of Credit, and to transfer the proceeds therefrom, in the same manner and to the same extent as the Trustee would otherwise draw on cash or Permitted Investments on deposit in the Debt Service Reserve Fund, provided that all monies on deposit in the Debt Service Reserve Fund in the form of cash or Permitted Investments shall be exhausted before drawing upon any Letter of Credit.

          (g) If thirty (30) days prior to the expiration of any Letter of Credit delivered in respect of the Debt Service Reserve Requirement, such Letter of Credit has not been renewed, extended or replaced, the Trustee shall make a drawing thereunder in an amount equal to the lesser of (i) the excess, if any, of (A) the Debt Service Reserve Requirement then in effect over (B) the sum of the undrawn face amount of all other Letters of Credit, if any, and the amount of monies then on deposit in the Debt Service Reserve Fund and (ii) the maximum amount available to be drawn under such Letter of Credit. The proceeds of such drawing shall be deposited in the Debt Service Reserve Fund to be applied in accordance with this Section.

          SECTION 4.6    PIC Expense Fund.

          (a) All monies from time to time held on deposit in the PIC Expense Fund shall, except as otherwise provided in this Article, be transferred to PIC on each Monthly Distribution Date in an amount equal to, and for application towards, all reasonable accrued and unpaid costs and expenses incurred by or on behalf of Panda Funding, PIC or any PIC Entity in connection with the management of Panda Funding, PIC or any PIC Entity and general and administrative expenses of Panda Funding, PIC or any PIC Entity (including the costs of complying with Section 13 or 15(d) of the Exchange Act) through such Monthly Distribution Date plus any portion of the Annual Letter of Credit Fee that is due and payable or past due on such Monthly Distribution Date, to the extent distributions were not previously made to PIC from the PIC Expense Fund for such costs, expenses and fees.

          (b) PIC shall be entitled to receive transfers in accordance with paragraph (a) of this Section from the PIC Expense Fund on any Monthly Distribution Date solely to pay any amounts  specified  in  paragraph (a) of this  Section,  and  the
Trustee shall on the applicable Monthly Distribution Date transfer monies in the PIC Expense Fund as so directed by PIC upon the receipt of an Officer's Certificate of PIC at least two Business Days prior to such Monthly Distribution Date stating the amount of all such costs, expenses and fees specified in paragraph (a) of this Section.

          (c) Contemporaneously with the delivery of the initial PIC Note on the date the initial series of Bonds is issued, PIC shall deliver to the Trustee for deposit in the PIC Expense Fund $300,000, which shall constitute the PIC Expenses Amount for the remainder of calendar year 1996.

          SECTION   4.7     Distribution  Suspense   Funds.    In
addition to such other applications as may be provided in this Indenture for funds on deposit in the Distribution Suspense
Funds:

          (a) All monies from time to time on deposit in the U.S. and International Distribution Suspense Funds shall be applied solely (i) as provided in paragraph (b) of this Section and (ii) as otherwise expressly provided in this Article;

          (b)  On each Monthly Distribution Date,

               (i) the Trustee shall, to the extent then available in the U.S. Distribution Suspense Fund after any transfers to the U.S. Distribution Suspense Fund pursuant to Section 4.2 and from the U.S. Distribution Suspense Fund pursuant to Sections 4.3(b), 4.4(c) and 4.5(d) required to be made on such Monthly Distribution Date, transfer monies from the U.S. Distribution Suspense Fund to the U.S. Distribution Fund in the amount set forth in a Distribution Certificate as being available for distribution, provided that no such transfer to the U.S. Distribution Fund shall be made unless the conditions of Section 7.15 are fully complied with; and

               (ii) the International Collateral Agent shall, to the extent then available in the International Distribution Suspense Fund after any transfers to the International Distribution Suspense Fund pursuant to
          Section 4.2 and from the International Distribution Suspense Fund pursuant to Sections 4.3(c), 4.4(d) and 4.5(e) required to be made on such Monthly Distribution Date, transfer monies from the International
          Distribution Suspense Fund to the International Distribution Fund in the amount set forth in a Distribution Certificate as being available for distribution, provided that no such transfer to the International Distribution Fund shall be made unless the conditions of Section 7.15 are fully complied with.

          (c) The U.S. Distribution Fund shall be in the name and sole control of PIC, and the International Distribution Fund shall be in the name and sole control of the PIC International Entities. In the event there is more than one PIC International Entity, each such entity shall be entitled to monies in the International Distribution Fund in proportion to its interest in the International Accounts and Funds. None of the Trustee, the International Collateral Agent, Panda Funding or any Holder of Bonds shall have any interest in or right to monies on deposit in the U.S. and International Distribution Funds.

          SECTION 4.8    Mandatory Redemption Accounts.

          (a)  Subject to Section 4.8(b), PIC shall ensure that:

               (i) all proceeds of any distributions received by PIC, any PIC U.S. Entity or any Person on behalf of PIC or any PIC U.S. Entity in excess of $2,000,000 in the aggregate during any calendar year (net of related unreimbursed reasonable costs and expenses which are attributable to or incurred by PIC or any PIC U.S. Entity) that may legally be distributed or paid to PIC or any PIC U.S. Entity, or to any Person on behalf of PIC or any PIC U.S. Entity, without contravention of any Project Agreement, from (A) the sale or disposition of any of the Collateral, any U.S. Project or portion thereof, or any direct or indirect interest of PIC, any PIC U.S. Entity or any U.S. Project Entity in any U.S. Project or (B) any event of casualty, loss or condemnation with respect to any U.S. Project (each, a "U.S. Mandatory Redemption Event") shall promptly after receipt be deposited by the Trustee in the U.S. Mandatory Redemption Account; and

               (ii) all proceeds of any distributions received by any PIC International Entity or any Person on behalf of any PIC International Entity in excess of $2,000,000 in the aggregate during any calendar year (net of related unreimbursed reasonable costs and expenses which are attributable to or incurred by any PIC International Entity) that may legally be distributed or paid to any PIC International Entity, or to any Person on behalf of any PIC International Entity, without contravention of any Project Agreement, from (A) the sale or disposition of any Non-U.S. Project or portion thereof, or any direct or indirect interest of any PIC International
          Entity or any International Project Entity in any Non-U.S. Project or (B) any event of casualty, loss or condemnation with respect to any Non-U.S. Project (each, an "International Mandatory Redemption Event") shall promptly after receipt be deposited by the International Collateral Agent in the International Mandatory Redemption Account.

          (b) Proceeds from any distributions attributable to a Mandatory Redemption Event shall not be deposited in the U.S.
Mandatory Redemption Account or the International Mandatory Redemption Account, as the case may be, if (A) PIC provides an Officer's Certificate to the Trustee (supported by a certificate from the Consolidating Engineer substantially in the form of the certificate required by Section 4.9(c)) stating that such Mandatory Redemption Event (without giving effect to any redemption that would be otherwise required in respect thereof) would not result in either the projected PIC Debt Service
Coverage Ratio being less than 1.7 to 1.0 or the projected Consolidated Debt Service Coverage Ratio (if then applicable) being less than 1.25 to 1.0, in each case for each Future Ratio Determination Period and (B) the rating of the Bonds in effect immediately prior to the applicable Mandatory Redemption Event is Reaffirmed. Notwithstanding the foregoing, the applicable Consolidated Debt Service Coverage Ratio, for purposes of determining whether amounts are to be deposited in the Mandatory Redemption Accounts or for any other purpose under the Indenture, need not be satisfied at any time that the Company holds Project Interests in more than four Projects.

          (c) (i) If on any Monthly Distribution Date, after giving effect to any transfers required to be made from the Mandatory Redemption Accounts on such Monthly Distribution Date pursuant to Section 4.3(b), 4.3(c), 4.4(c), 4.4(d), 4.5(d) or 4.5(e), the U.S. Mandatory
          Redemption Account or the International Mandatory Redemption Account contains any amount of monies, the Trustee shall give notice to PIC and the International Collateral Agent, and the International Collateral Agent shall give notice to PIC and the Trustee, as the case may be, of the amount of monies therein.

               (ii) If on any Monthly Distribution Date, after giving effect to any transfers required to be made from the Mandatory Redemption Accounts on such Monthly Distribution Date pursuant to Section 4.3(b), 4.3(c), 4.4(c), 4.4(d), 4.5(d) or 4.5(e), there is an aggregate amount of monies in excess of $2,000,000 in the U.S. and International Mandatory Redemption Accounts, then PIC shall deliver (A) a Company Order to the Trustee in respect of a mandatory redemption pursuant to Section
          8.2 stating the amount of the Bonds to be redeemed (which shall be the amount necessary in order to restore the coverage ratios referred to in Section 4.8(b) to the amounts set forth therein and to Reaffirm the rating of the Bonds as referred to in Section 4.8(b), or, if such ratios would not be so restored and rating Reaffirmed by application of the total amount of monies in the U.S. and International Mandatory Redemption Account, such total amount) and (B) if there are any monies in the International Mandatory Redemption Account, an Officer's Certificate to the International Collateral Agent stating the amount of the PIC International Entity Notes required to be redeemed (which shall be in the amount necessary, taking into account any monies then in the U.S. Mandatory Redemption Account, to effect the transfer into the U.S. Mandatory Redemption Account of additional monies to provide the funds necessary to comply with the Company Order). If, at the time the Officer's Certificate referred to in this Section 4.8(c)(ii) is provided to the Trustee, there are monies in both the U.S. and International Mandatory Redemption Accounts, the certificate shall require the redemption of an amount of PIC International Entity Notes equal to the dollar amount of the Bonds to be redeemed as provided in the Company Order multiplied by a fraction, the numerator of which is the amount of monies in the International Mandatory Redemption Account and the denominator of which is the total of the monies in both the U.S. and International Mandatory Redemption Accounts.

          (d) All monies from time to time on deposit in the U.S. or International Mandatory Redemption Accounts shall be applied solely (i) as provided in this Section 4.8(c) and (ii) as otherwise expressly provided in this Article.

               (i) Upon receipt of the Officer's Certificate of PIC referred to in clause (ii) of Section 4.8(c), the International Collateral Agent shall require that an amount of PIC International Entity Notes equal to the amount specified in such Officer's Certificate be redeemed. Upon such redemption, the International Collateral Agent shall transfer an amount equal to the amount of such redemption from the International Mandatory Redemption Account to the U.S. Mandatory Redemption Account.

               (ii) Upon receipt of the Company Order and after any transfer required to be made to the U.S. Mandatory Redemption Account on such date pursuant to clause (i) of this Section 4.8(d) has been made, the Trustee shall apply an amount of monies from the U.S. Mandatory Redemption Account, as stated in the Company Order, as a mandatory redemption of the Bonds at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed plus accrued interest thereon to the date of such redemption plus, if so provided in a Series Supplemental Indenture under which any of the Bonds to be redeemed were issued, a premium in respect of the Bonds of such series. Such redemption shall constitute a redemption of an equivalent aggregate principal amount of the PIC Notes by PIC.

               (iii) If, on any Monthly Distribution Date, after giving effect to any transfers required to be made out of the Mandatory Redemption Accounts on such Monthly Distribution Date pursuant to Sections 4.3(b), 4.3(c), 4.4(c), 4.4(d), 4.5(d) and 4.5(e) and after deducting any amounts required to effect a mandatory redemption as specified in a Company Order but not yet applied in accordance therewith, the sum of the balances in the Mandatory Redemption Accounts is equal to or less than $2,000,000 (or exceeds $2,000,000 due only to funds on deposit therein not needed to comply with such Company Order pursuant to clause (ii) of
          Section 4.8(c)) and

                    (A) transfers to the Distribution Funds would be permitted pursuant to Section 7.15, PIC shall be entitled to direct the Trustee and the International Collateral Agent, as the case may be, to transfer such balances in the Mandatory Redemption Accounts to the appropriate Distribution Suspense Fund; or

                    (B)   transfers  to  the  Distribution  Funds
               would not be permitted pursuant to Section 7.15, the Trustee and the International Collateral Agent, as the case may be, shall hold such balances in the Mandatory Redemption Accounts (unless subsequently required to be transferred pursuant to Sections 4.3(b), 4.3(c), 4.4(c), 4.4(d), 4.5(d) or 4.5(e)) until the next Monthly Distribution Date on which transfers to the Distribution Funds would be permitted pursuant to
               Section 7.15, at which time PIC shall be entitled to direct the Trustee and the International Collateral Agent, as the case may be, to transfer such balances to the appropriate Distribution Suspense Fund.

          SECTION 4.9    The Extraordinary Distribution Accounts.

          (a) PIC shall ensure that (i) all Extraordinary Financial Distributions relating to U.S. Projects shall promptly after receipt by or on behalf of PIC or any PIC U.S. Entity be deposited with the Trustee in the U.S. Extraordinary Distribution Account and (ii) all Extraordinary Financial Distributions relating to Non-U.S. Projects shall promptly after receipt by or on behalf of any PIC International Entity be deposited with the International Collateral Agent in the International Extraordinary Distribution Account.

          (b) All monies from time to time on deposit in the U.S. and International Extraordinary Distribution Accounts shall be applied solely (i) as provided in this Section and (ii) as otherwise expressly provided in this Article.

          (c) If, on any Monthly Distribution Date, after giving effect to any transfers required to be made out of the Extraordinary Distribution Accounts on such Monthly Distribution Date pursuant to Section 4.3(b), 4.3(c), 4.4(c), 4.4(d), 4.5(d)
or 4.5(e), any amounts remain on deposit in either Extraordinary Distribution Account and transfers to the Distribution Funds would be permitted pursuant to Section 7.15, PIC shall be entitled to direct the Trustee to transfer 100% of the monies on deposit in the U.S. Extraordinary Distribution Account to the U.S. Distribution Suspense Fund and PIC, on behalf of the PIC
International Entities, shall be entitled to direct the International Collateral Agent to transfer 100% of the monies on deposit in the International Extraordinary Distribution Account to the International Distribution Suspense Fund upon receipt by the Trustee, as the case may be, at least two Business Days prior to such Monthly Distribution Date, of an Officer's Certificate (with supporting calculations attached to such Officer's Certificate) from PIC stating that, as of such Monthly
Distribution Date (after giving effect to any such proposed transfer), (i) the conditions contained in clauses (i) through
(v) of Section 7.15(a) have been satisfied and (ii) the projected PIC Debt Service Coverage Ratio and the projected Consolidated Debt Service Coverage Ratio (if then applicable) equal or exceed
1.7 to 1.0 and 1.25 to 1.0, respectively, in each case for each Future Ratio Determination Period. In addition, if the amount on deposit in either Extraordinary Distribution Account is equal to or greater than $5,000,000 on any Monthly Distribution Date (after giving effect to any transfers required to be made out of the Extraordinary Distribution Accounts on such Monthly Distribution Date pursuant to Section 4.3(b), 4.3(c), 4.4(c), 4.4(d), 4.5(d) or 4.5(e)), no transfer to the appropriate Distribution Suspense Fund pursuant this Section 4.9(c) shall be made unless the Consolidating Engineer provides a certificate to the Trustee affirming that the following requirements in clauses
(i) and (ii) of this Section 4.9(c) have been met:

               (i)   that the Consolidating Engineer has reviewed
          and confirmed, in accordance with Section 4.14, the reasonableness of the projections prepared by PIC of Cash Available for Distribution and Cash Available from Operations (if the projected Consolidated Debt Service Coverage Ratio is then applicable) after giving effect to the event or events which caused such Extraordinary Financial Distribution which occurred on or prior to such Monthly Distribution Date; and

               (ii) that based on such review, the Consolidating Engineer confirms the reasonableness of the calculations and the assumptions underlying the calculations supporting the certifications made by PIC as set forth in clauses (iv) and (v) of Section 7.15 and in clause (ii) of the immediately preceding sentence.

          (d) On the Monthly Distribution Date following timely receipt of the certificate or certificates complying with the requirements of Section 4.9(c), PIC shall direct the Trustee to transfer all amounts on deposit in the U.S. Extraordinary Distribution Account to the U.S. Distribution Suspense Fund, and PIC, on behalf of the PIC International Entities, shall direct the International Collateral Agent to transfer all amounts on deposit in the International Extraordinary Distribution Account to the International Distribution Suspense Fund.

          (e) If any balance in excess of $2,000,000 remains on deposit in the U.S. Extraordinary Distribution Account for more than 35 days (a " U.S. Unapplied Extraordinary Balance"), then PIC shall, prior to the next Monthly Distribution Date, deliver an Officer's Certificate to the Trustee setting forth its election to either:

               (i) prepay the PIC Notes (and cause the Trustee to redeem Bonds in accordance with Article VIII), whereupon the Trustee shall, pursuant to a Company Order, withdraw such monies from the U.S. Extraordinary Distribution Account in order to make a redemption of such Bonds in a manner consistent with the provisions of Article VIII, which redemption shall be deemed a prepayment of the PIC Notes by PIC; or

               (ii)  have  the  amount  of  such  U.S.  Unapplied
          Extraordinary Balance (after giving effect to any transfers required to be made out of the U.S. Extraordinary Distribution Account pursuant to Section 4.3(b), 4.4(c) or 4.5(d)) segregated and held in the U.S. Extraordinary Distribution Account until the next Monthly Distribution Date, if any, with respect to which PIC is able to deliver a certificate, and, if applicable, the Consolidating Engineer is able to deliver a certificate, complying with the requirements of Section 4.9(c), whereupon on such Monthly Distribution Date the Trustee shall transfer such U.S. Unapplied Extraordinary Balance to the U.S. Distribution Suspense Fund.

          (f) If any balance in excess of $2,000,000 remains on deposit in the International Extraordinary Distribution Account for more than 35 days (an "International Unapplied Extraordinary Balance"), then PIC shall, prior to the next Monthly Distribution Date thereafter, deliver an Officer's Certificate to the International Collateral Agent setting forth its intention to either:

               (i)    instruct  one  or  more  PIC  International
          Entities to redeem or partially redeem the PIC International Entity Notes for the purpose of prepaying the PIC Notes (and redemption of the Bonds in accordance with Article VIII), whereupon the International Collateral Agent shall, pursuant to a Company Order, withdraw such monies from the International Extraordinary Distribution Account in order to make a prepayment to PIC, which monies shall be transferred to the Trustee in order to make a redemption of such Bonds in a manner consistent with the provisions of Article VIII, which redemption shall be deemed a prepayment of the PIC Notes by PIC; or

               (ii)   instruct  one  or  more  PIC  International
          Entities to have the amount of such International Unapplied Extraordinary Balance (after giving effect to any transfers required to be made out of the International Extraordinary Distribution Account on
          such Monthly Distribution Date pursuant to Section 4.3(c), 4.4(d) or 4.5(e)) segregated and held in the International Extraordinary Distribution Account until the next Monthly Distribution Date, if any, with respect to which PIC is able to deliver a certificate and, if applicable, the Consolidating Engineer is able to deliver a certificate, complying with the requirements of Section 4.9(c), whereupon on such Monthly Distribution Date the International Collateral Agent shall transfer such International Unapplied Extraordinary Balance or portion thereof to the International Distribution Suspense Fund.

          (g) If, on any Monthly Distribution Date, after giving effect to any transfers required to be made out of the Extraordinary Distribution Accounts on such Monthly Distribution Date pursuant to Section 4.3(b), 4.3(c), 4.4(c), 4.4(d), 4.5(d), or 4.5(e) the Unapplied Extraordinary Balance in either Extraordinary Distribution Account is equal to or less than $2,000,000 and transfers to the Distribution Funds would not be permitted pursuant to Section 7.15, such Unapplied Extraordinary Balance shall be held in such Extraordinary Distribution Account until the next Monthly Distribution Date, if any, on which transfers to the Distributions Funds would be permitted pursuant to Section 7.15, whereupon the Trustee shall transfer any such
U.S. Unapplied Extraordinary Balance, if any, to the U.S. Distribution Suspense Fund, and the International Collateral Agent shall transfer any such International Unapplied Extraordinary Balance, if any, to the International Distribution Suspense Fund.

          SECTION  4.10    Investment of U.S.  and  International
Accounts and Funds.

          (a) Monies held in any Account or Fund created by or pursuant to this Indenture shall be invested and reinvested by the Trustee or International Collateral Agent, as the case may be, as directed in writing by PIC or any PIC International Entity, as the case may be, in Permitted Investments with a maturity of one year or less from, or which allow unrestricted redemption at the option of the holder thereof within one year of, the date of investment or reinvestment at the written direction of an Authorized Representative of PIC or any PIC International Entity; provided, however, that at any time when an Event of Default shall have occurred and be continuing, the Trustee and the International Collateral Agent, as the case may be, shall only select investments to be made by the Trustee or International Collateral Agent, as the case may be, in a manner such that, in the reasonable opinion of PIC or any PIC International Entity, investments shall mature in such amounts and have maturity dates or be subject to redemption at the option of the holder thereof on or prior to maturity as needed for the purposes of the monies so invested.

          (b) In the event any such investments are redeemed prior to the maturity thereof, the Trustee or the International
Collateral Agent, as the case may be, shall not be liable for any penalties relating thereto.

          (c) Any earnings received from such investments shall be deposited in the U.S. Project Account if earned on amounts on deposit in the U.S. Accounts and Funds, and in the International Project Account if earned on amounts on deposit in the International Accounts and Funds and treated as Project Distributions; and any loss shall be charged to the applicable Account or Fund. Neither the Trustee nor the International Collateral Agent shall be liable for any such loss (including loss of principal), except to the extent caused by the gross negligence or willful misconduct of the Trustee or International Collateral Agent, respectively.

          (d) Monies of any Account or Fund that are invested in a Permitted Investment shall be deemed, for all purposes of this Indenture, to be on deposit in such Account or Fund in an amount equal to the lesser of (i) the face amount of such Permitted Investment and (ii) the purchase price thereof. Accrued and unpaid interest or profit in any Permitted Investment shall not be deemed to be on deposit in any Account or Fund until such interest or profit is actually paid and received by the Trustee or International Collateral Agent, as the case may be, whereupon such interest or profit shall be deposited in the appropriate Project Account.

          (e) PIC hereby expressly authorizes the Trustee, and PIC on behalf of all PIC International Entities, expressly authorizes the International Collateral Agent, to sell or make any transfer or withdrawal required or contemplated by this Agreement or the Collateral Agency Agreement and neither the Trustee, the International Collateral Agent, nor any Secured Party shall have any liability by reason of any loss suffered upon the sale or disposition of an investment or on account of the fact that the proceeds realized upon any such sale or disposition were less than might otherwise have been obtainable, except to the extent caused by the gross negligence or willful misconduct of the Trustee or International Collateral Agent, respectively.

          (f) Without limitation of the preceding sentence, if the Trustee or International Collateral Agent shall receive instructions from an Authorized Representative of PIC or any PIC International Entity, respectively, regarding the sale or other disposition of investments, then the Trustee or International Collateral Agent, as the case may be, shall make such sales and dispositions in accordance with such instructions before making any other necessary sales or dispositions.

          SECTION 4.11   Resignation and Removal of Consolidating
Engineer; Appointment of Successor; Payment of Fees and Expenses.

          (a) In case at any time any Consolidating Engineer shall fail to be independent (within the meaning specified in the definition of "Eligible Successor" in Appendix A) from PIC or any Affiliates of PIC or shall become incapable of acting or otherwise fails to perform the functions of the Consolidating Engineer in the manner contemplated hereunder and under the other Transaction Documents or shall be adjudged bankrupt or insolvent or a receiver is appointed, or any public officer shall take charge or control of such Consolidating Engineer or its property or its affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Trustee may (and shall, if requested to do so by the Holders of a majority of the aggregate principal amount of all series of Outstanding Bonds, considered as one class) remove the Consolidating Engineer by written instrument, one copy of which instrument shall be delivered to the Consolidating Engineer and one copy of which instrument shall be delivered to PIC.

          (b) Subject to the proviso below, PIC may at any time remove the Consolidating Engineer by delivering written notice of such removal to a Responsible Officer of the Trustee and to the Consolidating Engineer; provided, that PIC may not remove any Consolidating Engineer if such Consolidating Engineer has served as the Consolidating Engineer for a period of less than twelve
(12) months immediately preceding such proposed removal, unless such Consolidating Engineer' s removal is due to its failure to be independent (within the meaning specified in Appendix A in the definition of "Eligible Successor") from PIC or any Affiliate of PIC or such Consolidating Engineer shall become incapable of acting or otherwise fails to perform the functions of the Consolidating Engineer in the manner contemplated under this Indenture and under the other Transaction Documents or shall be adjudged bankrupt or insolvent or a receiver is appointed, or any public officer shall take charge or control of such Consolidating Engineer or its property or its affairs for the purpose of rehabilitation, conservation or liquidation. Notwithstanding the foregoing, PIC may remove the entity that is the Consolidating Engineer on the Initial Closing Date at any time, provided that if such entity is ever reinstated as the Consolidating Engineer, the proviso in the immediately preceding sentence shall apply. Any removal of a Consolidating Engineer by PIC pursuant to this
Section 4.11(b) shall not be effective until the applicable Eligible Successor accepts its appointment in accordance with
Section 4.11(d).

          (c) Upon giving or receiving written notice of the removal or resignation of any Consolidating Engineer, PIC shall promptly appoint a successor from among the applicable Eligible Successors by written instrument executed by order of PIC, one copy of which shall be delivered to the applicable Eligible Successor, and one copy of which shall be delivered to the Trustee. If no successor is so appointed within thirty (30) days after the giving or receipt of such notice of removal or resignation, the Trustee shall appoint a successor from among the applicable Eligible Successors.

          (d) Any successor Consolidating Engineer appointed under this Section shall execute, acknowledge and deliver to Panda Funding, PIC and the Trustee an instrument accepting such appointment. Such instrument shall include a statement that such Consolidating Engineer is a nationally recognized engineering firm or a nationally recognized consulting firm with expertise in engineering and financial analysis and that it is independent (within the meaning specified in the definition of "Eligible Successor" in Appendix A) from PIC and any Affiliates of PIC. Such Consolidating Engineer shall further state in such instrument that, if at the time of its appointment it is currently providing any services to PIC or any Affiliate thereof and may continue to do so during the course of the preparation of any report or certificate contemplated hereunder or under any of the other Transaction Documents, the performance of such services does not compromise its ability to provide engineering and financial analysis of the Projects in the Project Portfolio and the Cash Available from Operations and the Cash Available for Distribution relating thereto.

          (e)   To  the  extent not provided for out of  the  PIC
Expense Fund, for so long as any of the Bonds shall remain Outstanding, PIC covenants and agrees to pay to the Consolidating Engineer compensation for its services, and reimbursement of its expenses incurred in connection with such services, in accordance with such arrangements as may be agreed to by PIC with the Consolidating Engineer, and neither the Trustee nor any Holder shall be liable therefor. All such compensation and expense reimbursement payments shall constitute reasonable expenses related to the management of PIC.

          (f) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith with respect to the removal or appointment of any Consolidating Engineer or Eligible Successor hereunder.

          SECTION   4.12    The  U.S.  Accounts  and   Funds   as
Collateral:  Trustee as Agent of the Collateral Agent.

          (a) All monies held in the U.S. Accounts and Funds shall be subject to the Lien of the Security Documents and the Trustee shall hold all such monies in the U.S. Accounts and Funds solely in its capacity as the Trustee as agent for the benefit of the Collateral Agent. All monies held in the International Accounts and Funds shall be subject to the lien provided for in the agreements pursuant to which the PIC International Entity Loans are made and the Trustee shall hold all such monies in the International Accounts and Funds solely in its capacity as the International Collateral Agent. If there is more than one PIC International Entity, each such entity shall retain an interest in the International Accounts and Funds in proportion to its deposits into such accounts, minus payments of principal and interest on any PIC International Entity Notes and Other International Notes on which it is the borrower and its share of expenses of the International Collateral Agent, as if there were a separate accounting. If any PIC International Entity has a deficit in its notional separate account, the deficit will be treated as a loan from the other PIC International Entities to the PIC International Entity to be repaid out of the first available earnings released to such PIC International Entity from the International Distribution Fund and to accrue interest until repaid at the minimum rate permitted under the Code.

          (b) If an Event of Default shall have occurred and be continuing, then, as and to the extent contemplated pursuant to the Collateral Agency Agreement and in addition to the remedies provided in Article IX, the Trustee may (but shall be under no obligation to) or, if the Trustee is so directed in writing by the Collateral Agent, shall (i) hold all monies on deposit in the U.S. Accounts and Funds as collateral security for the Secured Parties or (ii) as and to the extent contemplated in the Collateral Agency Agreement, apply all or any of such monies in the manner and in the order of priority set forth therein.

          SECTION  4.13   Disposition of Accounts and Funds  Upon
Retirement of Bonds and PIC International Entity Notes.

          (a) After payment in full of (i) the principal of and premium, if any, and interest on all the Bonds Outstanding and
(ii) all fees, charges and expenses of the Trustee and all other amounts required to be paid hereunder, all amounts remaining in all U.S. Accounts and Funds established in Section 4.1(a) shall be paid to PIC.

          (b) After payment in full of (i) the principal of and premium, if any, and interest on all the PIC International Entity Notes outstanding and (ii) all fees, charges and expenses of the International Collateral Agent and all other amounts required to be paid hereunder, and after payment of all amounts under
Section 4.13(a) has been made, all amounts remaining in the International Accounts and Funds established in Section 4.1(b) shall be paid to the PIC International Entities.

          SECTION 4.14 Procedures for Review by Consolidating Engineer of Projections. Whenever this Indenture provides for any review or determination to be made by the Consolidating Engineer, such review shall be based upon such investigation and assumptions that the Consolidating Engineer determines is reasonable under the circumstances. In addition, the Consolidating Engineer shall be entitled to rely on reports, certificates and other information supplied to it by or on behalf of any Project Engineer.


                           ARTICLE V

            IMMUNITY OF INCORPORATORS, STOCKHOLDERS
                     OFFICERS AND DIRECTORS


          SECTION 5.1 Liability of Panda Funding and PIC Solely Corporate. No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on any Bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture or any other Transaction Document, against any Affiliate of Panda Funding (including any PIC Entity, PEC or PEI, but excluding PIC) or any incorporator, partner, stockholder, agent, officer, employee or director, as such, past, present or future, of Panda Funding, PIC or of any Affiliate of Panda Funding or PIC (including any PIC Entity, PEC or PEI) or of any predecessor or successor (either directly or through Panda Funding, PIC or any such Affiliate of Panda Funding or PIC or any such predecessor or successor) whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the sources of payment on the Bonds are limited as provided in Section 2.15 and that Panda Funding's and PIC's obligations under this Indenture, the Bonds, the PIC Guaranty, the PIC Notes and the other Transaction Documents are solely corporate obligations of Panda Funding and PIC, as the case may be, and that no personal liability whatsoever shall attach to, or be incurred by, any Affiliate of Panda Funding (including any PIC Entity, PEC or PEI, but excluding PIC) or any incorporator, partner, stockholder, officer, agent, employee or director, past, present or future, of Panda Funding, PIC or of any Affiliate of Panda Funding or PIC (including any PIC Entity, PEC or PEI) or of any such predecessor or successor (either directly or indirectly through Panda Funding, PIC or any such Affiliate or any such predecessor or successor), because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture, the Bonds, the PIC Guaranty, the PIC Notes or any other Transaction Document or to be implied herefrom or therefrom; and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture, the execution of the notation of the PIC Guaranty and the issue of Bonds and no judgment for any deficiency upon the obligations of Panda Funding or PIC contained in this Indenture, the Bonds, the PIC Guaranty, the PIC Notes or any other Transaction Documents, as the case may be, shall be obtainable by the Holders, the Trustee or the Collateral Agent against any Affiliate of Panda Funding (including any PIC Entity, PEC or PEI, but excluding PIC) or any incorporator, partner, stockholder, officer, agent, employee or director, past, present or future, of Panda Funding, PIC or of any Affiliate of Panda Funding or PIC or of any predecessor or successor of Panda Funding, PIC or any Affiliate of Panda Funding or PIC; provided, however, that nothing herein or in the Bonds contained shall be taken to prevent the institution of proceedings against any Person solely to the extent necessary to realize the benefit of the Collateral granted hereunder or under the Security Documents; and provided, further, however, that nothing in this Section shall relieve any Person of its obligations under any Transaction Document to which such Person is a party or limit or otherwise prejudice in any way the right of the Holders, the Trustee or the Collateral Agent to proceed against any such Person with respect to the enforcement of such obligations.
                           ARTICLE VI

             SATISFACTION AND DISCHARGE; DEFEASANCE

          SECTION 6.1 Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of Panda Funding, shall execute instruments in form and substance satisfactory to the Trustee and Panda Funding acknowledging satisfaction and discharge of this Indenture, when:

          (a)  either

          (i) all Bonds theretofore authenticated and delivered (other than (A) Bonds which have been destroyed, lost or stolen and which have been replaced or paid as provided in
     Section 2.10 and (B) Bonds deemed to have been paid in accordance with Section 6.3(a)) have been delivered to the Trustee for cancellation; or

          (ii) all Bonds not theretofore delivered to the Trustee for cancellation shall be deemed to have been paid in accordance with Section 6.3(a);

          (b) all other sums due and payable hereunder have been paid; and

          (c) Panda Funding has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Upon satisfaction of the aforesaid conditions, the Trustee shall, upon receipt of a Company Request, acknowledge in writing the satisfaction and discharge of this Indenture and take all other action reasonably requested by Panda Funding to evidence the termination of any and all Liens created by or with respect to this Indenture.

          Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, if at the time of such satisfaction and discharge any Bonds are deemed to have been paid in accordance with Section 6.3(a), but have not actually been fully paid, then the rights and obligations of Panda Funding, PIC and the Trustee under this Indenture and, with respect to PIC, the PIC Guaranty, shall survive to the extent provided in such Section until all such Bonds have actually been repaid in full; provided, however, that the obligations of PIC and Panda Funding pursuant to
Section 10.5 shall survive the satisfaction and discharge of this Indenture.

          Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall (i) assign, transfer and turn over to or upon the order of PIC, any and all money, securities and other property then held by the Trustee for the benefit of the Holders, and the International Collateral Agent shall assign, transfer and turn over to or upon the order of any PIC International Entity, any and all money, securities and other property then held by the International Collateral Agent for the benefit of PIC, other than money and U.S. Government Obligations deposited with the Trustee pursuant to Section 6.3(a)(v) and interest and other amounts earned or received on the U.S. Government Obligations referred to in Section 6.3(a)(v)(B), and
(ii) deliver to the issuers thereof any Letters of Credit previously delivered to the Trustee.

          SECTION 6.2    Application of Trust Money.

               (a) All money or U.S. Government Obligations deposited with the Trustee pursuant to Section 6.3 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 6.3, shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent (including Panda Funding acting as its own Paying Agent), to the Holders of the Bonds for whose payment such money has been deposited with or received by the Trustee of all sums due and to become due thereon for principal (and premium, if any) and interest, including any mandatory sinking fund payments or analogous payments as contemplated by
Section 6.3, but such money need not be segregated from other monies except to the extent required by law.

               (b) Panda Funding shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 6.3 or the interest and principal received in respect of such obligations other than any such tax, fee or other charge payable by or on behalf of Holders.

               (c)   The  Trustee shall deliver or pay  to  Panda
Funding from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Section
6.3 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money was deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture.

          SECTION  6.3    Satisfaction, Discharge and  Defeasance
of Bonds of any Series.

          (a) Panda Funding and PIC shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Bonds of any series on the 123rd day after the date of the deposit referred to in subparagraph (v) of this Section 6.3(a), and each of the provisions of this Indenture and the PIC Guaranty, as it relates to such Outstanding Bonds of such series, shall no longer be in effect (and the Trustee, at the expense of Panda Funding, shall at Company Request execute instruments in form and substance satisfactory to the Trustee and Panda Funding acknowledging the same), except as to:

          (i)   the rights of Holders of Bonds of such series  to
     receive, solely from the trust funds described in subparagraph (v) of this Section, payment of the principal of (and premium, if any) and each installment of principal of (and premium, if any) or interest, if any, on the Outstanding Bonds of such series on the Stated Maturity of such principal or installment of principal or interest (to and including the Redemption Date, if any, irrevocably designated by Panda Funding pursuant to subparagraph (viii) of this Section 6.3(a));

          (ii) the rights and obligations of Panda Funding, PIC and the Trustee under this Article and with respect to such Bonds of such series under Sections 2.7, 2.8, 2.9, 2.10, 2.11, 2.12, 2.13 and 2.16 and, if Panda Funding shall have irrevocably designated a Redemption Date pursuant to subparagraph (viii) of this Section 6.3(a), Article VIII as such Article applies to the redemption to be made on such Redemption Date;

          (iii) Panda Funding's and PIC's obligations with respect to the Trustee under Section 10.5; and

          (iv) the rights, powers, trusts and immunities of the Trustee hereunder;

provided   that,  the  following  conditions  shall   have   been
satisfied:

          (v) Panda Funding irrevocably has deposited or caused to be deposited (except as provided in Section 6.2(c)) with the Trustee as trust funds in trust, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Bonds of such series, (A) monies in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than the due date of any payment, monies in an amount or (C) a combination thereof, sufficient, in the opinion of a firm of independent certified public accountants of recognized national standing expressed in a written certification thereof delivered to the Trustee, to pay when due the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest, if any, on the Outstanding Bonds of such series on each Stated Maturity of such principal or installment of principal or interest (to and including the Redemption Date, if any, irrevocably designated by Panda Funding pursuant to subparagraph (viii) of this Section 6.3(a));

          (vi) no Event of Default or Default (including by reason of such deposit) with respect to the Bonds of such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date;

          (vii)      Panda  Funding has delivered to the  Trustee
     (A) either (1) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of Panda Funding's exercise of its option under this Section and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (2) an Opinion of Counsel (who may not be an employee of Panda Funding or any
     Affiliate  thereof)  to  the  same  effect  as  the   ruling
     described in clause (1) accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and
     (B) an Opinion of Counsel to the effect that (l) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, (2) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of Title 11 of the United States Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
     Section 15 of the New York Debtor and Creditor Law in a case commenced by or against Panda Funding under either such statute, and either (x) the trust funds will no longer remain the property of Panda Funding (and, therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (y) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of Panda Funding, (I) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (II) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

          (viii) if Panda Funding has deposited or caused to be deposited monies or U.S. Government Obligations (or a combination thereof) to pay or discharge the principal of (and premium, if any) and interest, if any, on the Outstanding Bonds of a series to and including a Redemption Date on which all of the Outstanding Bonds of such series are eligible for optional redemption and on which all of the Outstanding Bonds of such series are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution delivered to the Trustee on or prior to the date of deposit of such monies or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Request that the Trustee give notice of such redemption in the name and at the expense of Panda Funding not less than 30 nor more than 60 days prior to such Redemption Date in accordance with Section 8.4; and

          (ix) Panda Funding has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Bonds of such series have been complied with.

          (b) If (x) each of the conditions set forth in subparagraphs (v), (vi) and (viii) of Section 6.3(a) shall have been satisfied with respect to the Outstanding Bonds of any series (but the conditions set forth in subparagraphs (vii) and
(ix) thereof are not satisfied), (y) Panda Funding has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Bonds will not recognize any income, gain, or loss for federal income tax purposes as a result of the consequences specified in this Section 6.3(b) with respect to such series of Bonds and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such consequences had not been effected, and (z) Panda Funding has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for which are necessary to achieve the consequences specified in this
Section 6.3(b) with respect to such series of Bonds have been complied with, then, effective upon the date of the deposit referred to in subparagraph (v) of Section 6.3(a):

          (i) with respect to the Bonds of such series, except as otherwise expressly provided herein Panda Funding and PIC shall be released from their covenants and other obligations contained in Article IV, Article VII and Section 2.17 of this Indenture, and all their covenants and obligations under the other Transaction Documents, and may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or obligation, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or obligation or by reason of any reference in any such covenant or obligation to any other provision of this Indenture or any other document, and any failure to comply with any such covenant or obligation shall not constitute a Default or an Event of Default with respect to the Bonds of such series;

          (ii)   the   occurrence  of  any  event  specified   in
     clause  (b), (c), (d), (e), (f), (g), or (h) of Section  9.1 shall not constitute a Default or an Event of Default with respect to the Bonds of such series;

          (iii) the Bonds of such series shall thereafter be deemed not to be "Outstanding" solely for purposes of determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any Act under this Indenture with respect to any covenant or obligation from which Panda Funding and PIC have been released pursuant to subparagraph (i) above, or with respect to any event that shall have ceased to constitute a Default or Event of Default with respect to Bonds of such series pursuant to subparagraph (ii) above (or the consequences thereof); and

          (iv) the Bonds of such series shall cease to be secured by or to be entitled to any benefit under the Security Documents or any other Lien upon any Collateral, including any monies, securities or other property held by the Trustee pursuant to Article IV or otherwise (other than monies and U.S. Government Obligations deposited with the Trustee pursuant to subparagraph (v) of Section 6.3(a) in respect of Bonds of such series and interest and other amounts earned and received thereon);

provided that the provisions of this Section 6.3(b) shall not be deemed to relieve Panda Funding or, through the PIC Guaranty, PIC of its obligations with respect to the payment of the principal of (and premium, if any) or interest, if any, on the Outstanding Bonds of such series. In furtherance of the foregoing, it is understood and agreed that:

               (A) satisfaction by Panda Funding of the conditions necessary to achieve the consequences specified in this Section 6.3(b) with respect to any series of Bonds shall not be construed to preclude Panda Funding from achieving the consequences specified in Section 6.3(a) with respect to such Bonds at a later date upon satisfaction of the condition set forth in subparagraph (vii) of Section 6.3(a); and

               (B) if at any time the only Outstanding Bonds are Bonds with respect to which the conditions described in this Section 6.3(b) have been satisfied, the Trustee shall, upon receipt of a Company Request, take the actions specified in the last paragraph of Section 6.1 notwithstanding the failure to satisfy and discharge this Indenture as provided in Section 6.1.

                          ARTICLE VII

                           COVENANTS

          Each of Panda Funding and PIC hereby covenants and agrees that so long as this Indenture is in effect and any Bonds remain Outstanding:

          SECTION  7.1    Reporting Requirements.  Panda  Funding
and PIC shall furnish to the Trustee:

          (a) as soon as practicable and in any event within 60 days after the end of each of the first three quarters of each fiscal year (commencing with the quarter ending September 30, 1996), or, so long as PIC shall be obligated to file reports with the SEC under Section 13 or 15(d) of the Exchange Act, at the time of filing its Quarterly Report on Form 10-Q thereunder, if earlier, the unaudited consolidated balance sheet of PIC as of the last day of such quarterly period and the related consolidated statements of income, cash flows and retained earnings of PIC (or, in the case of any Successor Entity, a comparable statement) for such quarter setting forth in each case in comparative form corresponding unaudited figures from the corresponding quarter in the preceding fiscal year, all in accordance with GAAP, and accompanied by a written statement of its Authorized Representative to the effect that such financial statements fairly represent its financial condition and results of operations at their respective dates, and for the period presented, in accordance with GAAP and, to the extent in existence, comparable financial statements for Panda Funding;

          (b) as soon as practicable and in any event within 120 days after the end of its fiscal year (commencing with the fiscal year ended December 31, 1996), or, so long as PIC shall be obligated to file reports with the SEC under
     Section  13  or 15(d) of the Exchange Act, at  the  time  of filing its Annual Report on Form 10-K thereunder, if earlier, the consolidated balance sheet of PIC as of the end of such year and the related consolidated statements of income, cash flow and retained earnings of PIC (or, in the case of any Successor Entity, a comparable statement) for such year setting forth in each case in comparative form corresponding audited figures from the preceding fiscal year, all in accordance with GAAP, accompanied by an audit opinion thereon of a firm of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements of PIC present fairly (with such qualifications as such firm deems appropriate in the event PIC has not received financial information from one or more Projects in which PIC has an interest), in all material respects, the financial position of such entities as at the end of, and for, such fiscal year in accordance with GAAP, and (unless such accountants are prohibited from doing so by the American Institute of
     Certified Public Accountants or any successor entity governing the practice of certified public accountants) a certificate of such accountants stating that, in the course of making the examinations necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default (it being understood that any statement by such accountants that they shall not have any liability in connection with the delivery of such certificate for a failure to obtain knowledge of a Default shall not be deemed to be a breach of this covenant or result in any Default or Event of Default) and, to the extent in existence, comparable financial statements for Panda Funding, which need not be audited;

          (c) at the time of the filing thereof, all reports required to be filed by Panda Funding or PIC with the SEC under Section 13 or 15(d) of the Exchange Act;

          (d)  each of the following items:

               (i) promptly after Panda Funding or PIC becomes aware of the occurrence thereof, written notice of the occurrence of any event or condition which constitutes a Default, specifically stating that such event or condition has occurred and describing it and any action being or proposed to be taken with respect thereto; and

               (ii) promptly after Panda Funding or PIC becomes aware of the occurrence thereof, written notice of the occurrence of any Event of Loss involving a loss in an amount greater than $2,000,000 and an Officer's Certificate of PIC setting forth the details thereof and the action which PIC is taking or proposes to take with respect thereto;

          (e) on or prior to 10:00 am., New York City time, at least two Business Days prior to each Monthly Distribution Date and each Payment Date, an Officer's Certificate (the "Applicable Distribution Certificate") of PIC, either for itself or on behalf of a PIC International Entity, as the case may be, setting forth the information required pursuant to Article IV in order to enable the Trustee or the International Collateral Agent, as the case may be, to effect transfers and withdrawals from the Accounts and Funds contemplated under such Article to be made on such Monthly Distribution Date or Payment Date; and

          (f) with each financial statement submitted by PIC pursuant to clause (a) or (b) above, an Officer's Certificate of PIC stating that (i) no Default has occurred and is continuing (or if any such Default has occurred and is continuing, describing the same in reasonable detail and describing the steps being taken to remedy the same) and
     (ii) no default by PIC, Panda Funding or any PIC Entity, or to the knowledge of such officer, PEI or PEC has occurred and is continuing under any Transaction Document or Governmental Approval (whether or not such default would constitute a Default) which could reasonably be expected to result in a Material Adverse Change (or, if any such default has occurred and is continuing, describing the same in reasonable detail and describing the steps being taken to remedy the same); and

          (g) at the time PIC is not required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, then within five (5) Business Days after the time that PIC would have been required to file such information with the SEC (but not earlier than 181 days after the date on which the initial series of Bonds is issued), (i) all information with respect to the business, financial condition and results of operations (including management's discussion and analysis thereof) and changes in and disagreements with accountants of PIC which PIC would be required to file with the SEC in annual and quarterly reports and (ii) all information that PIC would be required to file with the SEC in current reports to the extent currently required in SEC Form 8-K (as prescribed by such form as in effect on the date of this Indenture);

          SECTION  7.2     Maintenance of Existence,  Properties,
Etc.

          (a) Each of Panda Funding and PIC shall preserve and maintain its legal existence and form (other than as provided in Section 7.12).

          (b) Each of Panda Funding and PIC shall preserve and maintain, and PIC shall cause each PIC Entity to preserve and maintain, all of its licenses, rights, privileges and franchises necessary for the conduct of its business, the due performance of all of its obligations under the Transaction Documents and the maintenance of its existence, except to the extent failure to do so could not reasonably be expected to result in a Material Adverse Change.

          (c) Each of Panda Funding and PIC shall, and PIC shall cause each PIC Entity to (i) perform or cause to be performed all of its covenants and agreements contained in any of the
Transaction Documents to which it is a party, except to the extent failure to do so could not reasonably be expected to result in a Material Adverse Change, and (ii) do or cause to be done all things necessary to comply with its organizational documents and agreements.

          (d) Neither Panda Funding nor PIC shall, nor shall PIC permit any PIC Entity to, modify or amend its Certificate of Incorporation, By-laws or other organizational documents except in the manner therein provided and in a manner that (i) does not modify in any material respect the Special Purposes Provisions and (ii) could not reasonably be expected to result in a Material Adverse Change. PIC shall not organize, or cause or permit to be organized, any new PIC Entity the Certificate of Incorporation or other organization documents of which do not contain Special Purpose Provisions.

          (e) PIC shall notify the Trustee in writing of any amendment, supplement or modification to any Transaction Document, and promptly after request therefor, PIC shall furnish the Trustee with certified copies of all such amendments, supplements or modifications.

          SECTION 7.3 Compliance with Laws. Each of Panda Funding and PIC shall do or cause to be done all things necessary to comply in all material respects with all Requirements of Law and Governmental Approvals applicable to Panda Funding, PIC, any PIC Entity or Project Entity (and shall use all commercially reasonable efforts to cause each Project to so comply) except any thereof that are the subject of a Good Faith Contest or the noncompliance with which could not reasonably be expected to result in a Material Adverse Change.

          SECTION 7.4 Payment of Taxes and Claims. Each of Panda Funding and PIC shall, prior to the time penalties may attach thereto, pay and discharge or cause to be paid and discharged all taxes, assessments and other governmental charges or levies lawfully imposed upon it or any PIC Entity or Project Entity or upon its or any PIC Entity's or Project Entity's income or profits or upon any of its or any PIC Entity's or Project Entity's property and all lawful claims or obligations that, in each such case, if unpaid, would become a Lien (other than a Permitted Lien) upon the Collateral or upon any part thereof; provided that no such tax, assessment, charge, levy, claim or obligation shall be required to be paid or discharged if there is a Good Faith Contest thereof by PIC, Panda Funding, any PIC Entity or any Project Entity and, in respect of any Project Entity, such tax assessment, charge, levy, claim or obligation could not reasonably be expected to result in a Material Adverse Change.

          SECTION 7.5 Books and Records. Each of Panda Funding and PIC shall, and PIC shall cause each PIC Entity and Project Entity to, at all times keep proper books of account and records, in accordance with good accounting practices, concerning its business and financial affairs.

          SECTION 7.6    Right of Inspection.

          (a) Subject to requirements of applicable Government Rules and upon reasonable notice from the Trustee, each of PIC and Panda Funding shall, and shall cause each PIC U.S. Entity and U.S. Project Entity to, permit the Trustee, or any agents or representatives thereof, and the Consolidating Engineer from time to time during normal business hours to conduct reasonable inspections and examinations at all reasonable times of the books and records of PIC, Panda Funding, each PIC U.S. Entity and each U.S. Project Entity and, if requested by the Trustee or the Consolidating Engineer, as the case may be, PIC shall use its best efforts to obtain the consents required to allow such Persons to conduct reasonable inspections and examinations at all reasonable times of each of the U.S. Projects.

          (b) Subject to requirements of applicable Government Rules and upon reasonable notice from the International Collateral Agent, PIC shall, and shall cause each PIC International Entity and International Project Entity to, permit the International Collateral Agent, or any agents or representatives thereof, and the Consolidating Engineer from time to time during normal business hours to conduct reasonable inspections and examinations at all reasonable times of the books and records of each PIC International Entity and each International Project Entity and, if requested by the International Collateral Agent or the
     Consolidating Engineer, as the case may be, PIC shall use its best efforts to obtain the consents required to allow such Persons to conduct reasonable inspections and examinations at all reasonable times of each of the International Projects.

          SECTION 7.7 Use of Proceeds. Panda Funding shall use the proceeds from the sale of Bonds issued hereunder solely to purchase PIC Notes from PIC. PIC shall use the proceeds of the loans from Panda Funding made pursuant to the PIC Notes solely for the purposes specified in the applicable Series Supplemental Indenture.

          SECTION 7.8    Further Assurances; Opinion of Counsel.

          (a) Each of Panda Funding and PIC shall take or cause to be taken all action reasonably required to maintain and preserve the Liens purported to be provided for in the Security Documents, and shall from time to time execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to the Liens granted herein) reasonably required to maintain and preserve such Liens.

          (b) Promptly after the execution and delivery of this Indenture and of each Series Supplemental Indenture or other supplemental indenture or other instrument of further assurance, and prior to any transfer contemplated by Section 7.12(a), Panda Funding shall furnish to the Trustee an Opinion or Opinions of Counsel either reciting the details of the actions taken with respect to the recording, registering and filing of the Security Documents, this Indenture and all such Series Supplemental Indentures, other supplemental indentures and other instruments of further assurance or stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective or referring to prior Opinions of Counsel in which such details are given, and stating that, in the opinion of such counsel, no further recording, registration or filing is necessary to be taken to make effective the Liens purported to be created by the Security Documents.

          (c) On or before the date in each year on which financial statements must be delivered to the Trustee pursuant to
Section 7.1(b), beginning with the first calendar year commencing more than three months after the date of authentication and delivery of any Bonds, Panda Funding and PIC shall furnish to the Trustee an Opinion or Opinions of Counsel either reciting the details of the actions taken with respect to the recording, registering, filing, re-recording and re-filing of the Security Documents and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements, and stating that, in the opinion of such counsel, no further recording, registration or filing is necessary to maintain the Liens purported to be created by the Security Documents, or stating that, in the opinion of such counsel, no such action is necessary to be taken to maintain such Liens. Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of the Security Documents and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the Liens created by the Security Documents during the year following the date of such opinion.

          SECTION  7.9     Debt.  Neither Panda Funding  nor  PIC
shall, nor shall PIC permit any PIC Entity or Project Entity to, create or incur or suffer to exist any Debt except:

          (a) in the case of Panda Funding (i) the initial series of Bonds issued pursuant to the first Series Supplemental Indenture, and (ii) additional series of Bonds issued pursuant to one or more Series Supplemental Indentures, provided that at the time of the creation of each series of Bonds (other than the initial series of Bonds issued pursuant to the first Series Supplemental Indenture and any series of Bonds issued solely in exchange for an equivalent aggregate principal amount of Outstanding Bonds of another series) (A) PIC provides an Officer's Certificate to the Trustee (supported by a certificate to the Trustee from the Consolidating Engineer) stating that, after giving effect to the issuance of such additional series of Bonds and the application of the proceeds therefrom, the projected PIC Debt Service Coverage Ratio and the projected Consolidated Debt Service Coverage Ratio (if then applicable) equal or exceed 1.7 to 1.0 and 1.25 to 1.0, respectively, in each case for each Future Ratio Determination Period and (B) the rating of the Outstanding Bonds in effect immediately prior to the issuance of such additional series of Bonds is Reaffirmed after giving effect to the issuance of such additional series of Bonds, provided, further, that a Reaffirmation of the rating of the Outstanding Bonds shall not be required if (1) neither PIC nor any PIC Entity has acquired (or is acquiring in connection with the issuance of such additional series of Bonds), sold or otherwise disposed of, since the last date upon which the Bonds of any series were rated or a Reaffirmation of rating was given in respect thereof, any amount of direct or indirect interests in one or more Projects with respect to which the sum of (w) the aggregate purchase prices of all such acquisitions and (x) the aggregate sales prices and proceeds received in connection with any such disposition of all such sales or other dispositions, exceeds the greater of (y) $50 million and
     (z) 25% of the aggregate principal amount of the Bonds then Outstanding and (2) the aggregate principal amount of additional series of Bonds to be issued is less than the lesser of (x) $50 million and (y) 25% of the aggregate principal amount of the Bonds then Outstanding;

          (b)  in the case of PIC, the following Debt:

               (i)  the PIC Guaranty;

               (ii) the PIC Notes; and

               (iii) allocations among PIC and its Affiliates of overhead expenses not in excess at any one time of the PIC Expenses Amount;

          (c) in the case of the PIC International Entities, (i) the PIC International Entity Notes and (ii) Subordinated Debt (including Other International Notes) payable to PIC or any PIC Entity which shall not have independent rights of acceleration or remedies without the occurrence of rights of acceleration or remedies on the PIC Notes;

          (d) in the case of the PIC U.S. Entities, (i) the PIC U.S. Entity Guaranties and (ii) Subordinated Debt payable to PIC, or any PIC Entity which shall not have independent rights of acceleration or remedies without the occurrence of rights of acceleration or remedies on the PIC Notes; and

          (e) in the case of Project Entities, Project Debt and Debt arising under Guaranties permitted in accordance with
     Section 7.11.

          SECTION 7.10 Liens. Panda Funding and PIC shall not, and PIC shall not permit any PIC Entity to, create or suffer to exist or permit any Lien upon or with respect to any of their respective Property or any Project Distributions, except for the following:

          (a) Liens created or otherwise expressly permitted or required to exist by this Indenture or any Transaction
     Document;

          (b) Liens for taxes, assessments, charges, levies, claims or obligations which are either not yet due, are due but payable without penalty or are the subject of a Good Faith Contest by Panda Funding, PIC or any PIC Entity, as the case may be;

          (c) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding if the same are the subject of a Good Faith
     Contest;

          (d) with respect to Property of, or Project Distributions to, any PIC Entity, Liens required or permitted to exist by the Project Agreements if such Liens were required to exist or existed (i) on the date the initial series of Bonds is issued or (ii) with respect to Liens upon or with respect to Property or Project Distributions relating to a particular Project, at the time PIC or any PIC Entity makes its initial capital contribution or purchase price payment with respect to such Project or receives interests in such Project acquired subsequent to such initial contribution or payment, or any replacement or successor Lien created in connection with the refinancing of any Project, provided such replacement or successor Lien shall not secure any monetary obligation materially greater than the Lien it replaces or succeeds or encumber any Property not subject to the Lien it replaces or succeeds unless (and only to the extent that) the provisions for incurring or refinancing Project Debt contained in Section
     7.23 have been satisfied;

          (e) Liens in connection with worker's compensation, unemployment insurance or other social security or pension obligations; and

          (f) with respect to Property of, or Project Distributions to, any PIC Entity, Liens other than to secure Debt, provided such Lien could not reasonably be expected to
     (i) result in a Material Adverse Change or (ii), in the case of any Lien on the Collateral, materially diminish the value of, or the security offered by, the Property subject to such Lien.

          SECTION 7.11   Guaranties.

          (a) Panda Funding shall not contingently or otherwise be or become liable, directly or indirectly, in connection with any Guaranty.

          (b) PIC shall not, and shall not permit any PIC Entity or Project Entity to, contingently or otherwise, be or become liable, directly or indirectly, in connection with any Guaranty, except (i) Guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business;
(ii) in the case of PIC, the PIC Guaranty; (iii) in the case of any PIC U.S. Entity, the PIC U.S. Entity Guaranties; and (iv) in the case of any Project Entity, Guaranties by Project Entities of Project Debt, and Guaranties of payment or performance created, required or expressly permitted to exist under any Project Agreement.

          SECTION  7.12   Prohibition on Fundamental Changes  and
Disposition of Assets.

          (a) None of Panda Funding, PIC or any PIC Entity shall enter into any transaction of merger, consolidation, sale, lease, transfer or other disposition of all or substantially all of its assets (including the Project Portfolio), change its form of organization or its business or liquidate or dissolve itself (or suffer any liquidation or dissolution); provided, however, that Panda Funding, PIC or any PIC Entity may merge or consolidate or sell, lease, transfer or otherwise dispose of all or substantially all of its assets, if:

               (i) (A) in the case of Panda Funding, the successor or transferee entity is a wholly-owned
          Subsidiary of PIC and such successor or transferee entity expressly assumes, by an instrument in form and substance reasonably satisfactory to the Trustee, all of Panda Funding's obligations under this Indenture, the Bonds and other Transaction Documents to which Panda Funding is a party (B) in the case of PIC, the successor or transferee entity shall be an entity organized and existing under the laws of any State of the United States or the District of Columbia and shall expressly assume, by an instrument in form and substance satisfactory to the Trustee, all of the obligations of PIC under this Indenture, the PIC Guaranty, the PIC Notes and the other Transaction Documents to which PIC is a party, and (C) in the case of any PIC U.S. Entity or PIC International Entity, the successor or transferee entity shall be organized under the laws of any State of the United States or the District of Columbia, or, in the case of a PIC International Entity, an appropriate foreign tax jurisdiction, and shall expressly assume, by an instrument in form and substance satisfactory to the Trustee, all the obligations of such PIC Entity, if any, under the PIC International Entity Notes or other Transactional Documents to which such PIC Entity is a party;

               (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and after giving effect to any modifications made to the terms of this Indenture in order to reflect the particular characteristics of the purchasing or surviving entity, provided that the rating on the Bonds in effect immediately prior to such modifications is Reaffirmed), no Event of Default shall have occurred and be continuing;

               (iii) PIC shall have delivered, or caused to be delivered, to the Trustee an Officer's Certificate and, as to legal matters, an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, lease, transfer or other transaction and such supplemental indenture, if any, comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with; and

               (iv)  the  rating on the Bonds then in  effect  is
          Reaffirmed,   after  giving  effect  to  such   merger,
          consolidation,   sale,   lease,   transfer   or   other
          transaction.

Notwithstanding the foregoing, (i) in no event shall PIC be permitted to merge or consolidate with or into, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, Panda Funding and (ii) in no event shall Panda Funding be permitted to merge or consolidate with or into, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets, to PIC. Notwithstanding anything in this Section
7.12 to the contrary, PIC or a PIC Entity may sell its direct or indirect interests in a Project or Projects to the extent permitted by Section 7.28.

          (b) Upon any such consolidation, merger, sale, lease, transfer or other disposition in accordance with Section 7.12(a) the Successor Entity shall succeed to and be substituted for Panda Funding, PIC or any PIC Entity, as the case may be, under this Indenture, the Bonds, the PIC Guaranty, the PIC Notes, the PIC International Entity Notes, the Other International Notes and the other Transaction Documents to which such Person is a party, as applicable, and except as to a merger or consolidation, Panda Funding, PIC or such PIC Entity, respectively, shall thereupon be released from all obligations hereunder and under any such instruments or documents and may thereupon or at any time thereafter be dissolved, wound up or liquidated; provided that such dissolution or liquidation shall not cause a Change of Control under clause (d) of the definition thereof to occur unless such sale, lease, transfer or other disposition of all or substantially all of the Properties of such Person otherwise results in a Change of Control. The Successor Entity to Panda Funding thereupon may cause to be signed, and may issue either in its own name or in the name of Panda Funding, all or any of the Bonds issuable hereunder which theretofore shall not have been signed by Panda Funding and delivered to the Trustee; and, upon the order of the Successor Entity instead of Panda Funding and subject to all the terms, conditions and limitations prescribed in this Indenture, the Trustee shall authenticate and shall deliver Bonds which the Successor Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Bonds so issued shall in all respects have the same legal rank and benefit under this Indenture as the Bonds theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Bonds had been issued at the date of execution hereof.

          (c) Except in connection with any merger, consolidation, sale, transfer, lease or other transaction satisfying the applicable requirements of Section 7.12(a) and
Section 7.28 or as otherwise contemplated by the Security Documents, PIC may not transfer all or any portion of its ownership interest in Panda Funding or any PIC Entity.

          (d) None of Panda Funding, PIC or any PIC Entity shall purchase or otherwise acquire all or substantially all of the assets of any Person except (i) that PIC and the PIC Entities may acquire direct or indirect interests in Project Entities and Projects to the extent permitted by this Indenture, (ii) in connection with any merger, consolidation, sale, lease, transfer or other transaction satisfying the applicable requirements of
Section 7.12(a) and Section 7.28, (iii) for the creation or acquisition by PIC of a PIC Entity or by a PIC Entity of a Project Entity or (iv) any purchase or other acquisition of interests in or held by PIC's or any PIC Entity's existing investments if after giving effect to any such purchase or acquisition no Default or Event of Default shall exist or result therefrom.

          SECTION  7.13    Nature  of  Business;  Acquisition  of
Project Interests.

          (a) Panda Funding shall not engage in any business other than (i) the issuance of the Bonds in accordance with the terms hereof, (ii) the performance of its obligations under the Transaction Documents to which it is a party, (iii) the enforcement  of its rights under the Security Documents  and  the
PIC   Notes  and  (iv)  activities  reasonably  related  to   the
foregoing.

          (b)   PIC  shall not engage in any business other  than
(i) the direct or indirect ownership of PIC Entities, Project Entities and Projects, (ii) the making of loans to its controlling Affiliates, PIC Entities and Project Entities, (iii) the issuance of the PIC Notes and the PIC Guaranty, (iv) Distributions and Investments permitted by this Indenture and (v) activities reasonably necessary, in the judgment of PIC, to preserve, protect or enhance the value of PIC's investments in the Projects.

          (c) Panda Funding shall not have any Subsidiaries. PIC shall not create, acquire or purchase (i) any direct Subsidiary other than the PIC Entities or (ii) any indirect Subsidiary other than the Project Entities, in each case for the purposes contemplated by Section 7.13(b) or in connection with the acquisition of interests in Project Entities permitted under this Indenture.

          SECTION 7.14 Transactions with Affiliates. Panda Funding and PIC shall not, and PIC shall not permit any PIC Entity or Project Entity (collectively, the "PIC Group") to, engage in transactions with Affiliates of PIC, other than members of the PIC Group, except for (a) transactions which are on terms no less favorable to the PIC Group than the PIC Group could obtain in arms-length transactions from third parties which are not Affiliates of PIC, (b) Distributions, loans and Investments permitted by this Indenture, and (c) transactions required by this Indenture or the Transaction Documents.

          SECTION 7.15   Limitations on Distributions.

          (a) Except as otherwise set forth in this Indenture, PIC shall not, and PIC shall not permit any PIC International Entity to, instruct or permit the Trustee and the International Collateral Agent to transfer monies to U.S. or the International Distribution Funds, except from, and to the extent of, monies on deposit in the corresponding Distribution Suspense Fund. Subject to the satisfaction of the following conditions on the applicable Monthly Distribution Date, PIC may instruct the Trustee to, and upon receipt of such instructions and a Distribution Certificate the Trustee shall, transfer monies from the U.S. Distribution Suspense Fund to the U.S. Distribution Fund and PIC, on behalf of any PIC International Entity, may instruct the International Collateral Agent to, and upon receipt of such instructions and a Distribution Certificate the International Collateral Agent shall, transfer monies from the International Distribution Suspense Fund to the International Distribution Fund. At least two Business Days prior to such Monthly Distribution Date, PIC shall provide the Trustee or the International Collateral Agent with an Officer's Certificate (with supporting calculations attached to such certificate) stating that, after giving effect to any such proposed transfers, the conditions set forth in clauses (i) through (v) below have been satisfied on such Monthly Distribution Date (such certificate, a "Distribution Certificate"):

               (i) the amount on deposit in the Debt Service Fund is equal to or greater than the aggregate amount of interest (less amounts on deposit in the Capitalized Interest Fund in respect of such interest payment) and, if applicable, principal due and payable on the PIC Notes (including any past due amounts) on the Payment Date for each series of Bonds then Outstanding next following the day immediately preceding such Monthly Distribution Date (other than in connection with a call for redemption);

               (ii) the amount on deposit in each of the Capitalized Interest Fund, the Debt Service Reserve Fund, the PIC Expense Fund, the Mandatory Redemption Accounts and the Extraordinary Distribution Accounts is equal to or greater than the amount then required to be on deposit in each such Fund and Account as of such date;

               (iii)      no  Default  (to the knowledge  of  any
          officer of PIC) or Event of Default has occurred and is continuing;

               (iv) the PIC Debt Service Coverage Ratio is equal to or greater than 1.4 to 1.0 for the twelve (12)
          months immediately preceding the month in which such Monthly Distribution Date is to occur (or for such shorter period as the Bonds have been Outstanding); and

               (v) the projected PIC Debt Service Coverage Ratio is equal to or greater than 1.4 to 1.0 for the twelve
          (12) months immediately succeeding the month in which such Monthly Distribution Date is to occur (or for such shorter period as the series of Bonds with the latest Final Stated Maturity is scheduled to be Outstanding).

          (b) Notwithstanding the foregoing, subject to the first two sentences of Section 4.5(c), on the Monthly
Distribution Date immediately succeeding the delivery to the Trustee of any Letter of Credit, any amounts on deposit in the Debt Service Reserve Fund in excess of the difference between (i) the Debt Service Reserve Requirement minus (ii) the undrawn face amount of all such Letters of Credit shall be transferred by the Trustee to the U.S. Distribution Suspense Fund.

          (c) Except as otherwise provided in Article IV, neither PIC nor any PIC Entity shall make any payments or distributions to PEC or any other Affiliate of PIC or payments to any subordinated lender with respect to any Subordinated Debt, and Panda Funding shall not distribute any dividends to PIC (such payments, distributions and dividends being herein referred to as "Distributions") out of Project Distributions or any Collateral except from, and to the extent of, in the case of PIC or any PIC U.S. Entity, monies on deposit in the U.S. Distribution Fund and, in the case of any PIC International Entity, monies on deposit in the International Distribution Fund.

          SECTION 7.16 Amendments Etc. Except as otherwise expressly permitted by the terms of this Indenture, neither Panda Funding nor PIC shall, and PIC shall not permit any PIC Entity to, (a) terminate, amend or modify any Transaction Document except as expressly permitted by such Transaction Document or
(b) enter into or otherwise become bound by any contract or agreement with any Person subsequent to the closing date of the initial series of Bonds, unless, in each such case referred to in this clause (b), such new contract or agreement (i) is reasonably and necessarily related to the issuance of the Bonds in accordance with the terms hereof, including the PIC International Entity Notes and the Other International Notes, or is necessary due to a change in U.S. tax laws pursuant to an Opinion of Counsel from a nationally recognized tax counsel to preserve the deferral of U.S. taxes for International Project Entities and International PIC Entities, and (ii) could not reasonably be expected to result in a Material Adverse Change.

          SECTION 7.17 Rule 144A Information. At any time when Panda Funding is not subject to Section 13 or 15(d) of the Exchange Act, upon the written request of a Holder, Panda Funding shall promptly furnish to such Holder or to a prospective purchaser of such Bond designated by such Holder, as the case may be, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act ("Rule 144A Information") in order to permit compliance by such Holder with Rule 144A under the Securities Act in connection with the resale of such Bond by such Holder; provided, however, that Panda Funding shall not be required to furnish Rule 144A Information in connection with any request made on or after the date which is three years from the later of (a) the date such Bond (or any Predecessor Bond) was acquired from Panda Funding or (b) the date such Bond (or any Predecessor Bond) was last acquired from an "affiliate" of Panda Funding within the meaning of Rule 144 under the Securities Act; and provided, further, that Panda Funding shall not be required to furnish such information at any time to a prospective purchaser located outside the United States who is not a "United States Person" within the meaning of Regulation S under the Securities Act if such Bond may then be sold to such prospective purchaser in accordance with Rule 904 under the Securities Act (or any successor provision thereto).

          SECTION 7.18 Investments. Neither Panda Funding nor PIC shall make any Investments, and PIC shall not permit any PIC Entity to make any Investments, other than (a) Permitted Investments, (b) in the case of Panda Funding, the PIC Notes, (c) in the case of PIC, the PIC International Entity Notes, the Other International Notes, its Investments in the PIC Entities and its Investments with respect to the Projects and such other Investments which are permitted to be acquired pursuant to this Indenture, (d) in the case of the PIC Entities, Investments in Project Entities, and (e) in the case of the PIC International Entities, loans made to PEI or any of its Affiliates.

          SECTION 7.19 Investment Company Act. Neither Panda Funding nor PIC shall, and PIC shall not permit any PIC Entity to, take or consent to any action that would result in the requirement that either Panda Funding or PIC be registered as an "investment company" under the Investment Company Act.

          SECTION 7.20 Appointment to Fill a Vacancy in Office of Trustee. Panda Funding, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 10.8, a Trustee, so that there shall at all times be a Trustee hereunder.

          SECTION 7.21 Securityholders Lists. Unless the Trustee is acting as Security Registrar at that time, Panda Funding shall furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Bonds pursuant to
Section 312 of the Trust Indenture Act (a) semiannually not more than fifteen (15) days after each record date for the payment of interest on the Bonds, as hereinabove specified, as of such date, and (b) at such other times as the Trustee may request in writing, within thirty (30) days after receipt by Panda Funding of any such request, as of a date not more than fifteen (15) days prior to the time such information is furnished.

          SECTION 7.22 Ownership of Projects. PIC shall maintain (a) at least a 50% (direct or indirect) ownership or equivalent interest in each Project or (b) (i) at least a 25% (direct or indirect) ownership or equivalent interest in each Project not meeting the requirements of clause (a) above and (ii) a controlling influence over the management and policies with respect to each Project, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise, provided that no other Person has greater control than PIC over the management and policies of such Project. Notwithstanding the foregoing, nothing in this Section shall prohibit the sale, lease, transfer or other disposition of all interests in a Project, or a reduction in ownership or equivalent interest of, or control over, a Project occurring pursuant to the terms of a build-operate-transfer arrangement at least ten years after the entering into of such arrangement.

          SECTION 7.23 Limitations on Project Debt and Project Agreements. PIC shall not, nor shall it permit any PIC Entity to incur or refinance any Project Debt or enter into any Project Agreement (other than in connection with Liens permitted pursuant to Section 7.10), and PIC shall not permit any Project Entity to,
(a) incur any Project Debt other than that existing or created on the date that the Project to which such Project Debt relates is transferred to the Project Portfolio or on the date that PIC or any PIC Entity makes its initial investment in the Project to which such Project Debt relates, (b) refinance any Project Debt,
(c) enter into any Project Agreements other than any Project Agreement existing or created on the date that the Project to which such Project Agreement relates is transferred to the Project Portfolio or on the date that PIC or any PIC Entity makes its initial contribution with respect to the Project to which such Project Agreement relates, or (d) amend or modify any Project Agreement, if in the case of clause (a), (b), (c) or (d) such action could reasonably be expected to:

          (i) reduce Cash Available for Distribution by decreasing Total Cash Flow from all Project Entities on a consolidated basis by increasing any amount described in clause (i), (ii) or (iii) of the definition of Cash Available for Distribution or otherwise decreasing amounts legally available to be distributed to the Company without contravention of any Project Agreement (including any such action that could (A) decrease the amount of, or postpone the receipt of, any revenues, distributions or other amounts to be received by or on behalf of PIC, such PIC Entity or such Project Entity, (B) increase the amount of, or accelerate the date for payment of, any fees, prepayments, costs, expenses, liabilities or other amounts payable by or on behalf of PIC, such PIC Entity or such Project Entity, or
     (C) create any additional conditions precedent to, or modify existing conditions precedent if such modification could impair, the right of PIC or any PIC Entity to receive distributions or other amounts directly or indirectly from any PIC Entity or Project Entity) by ten percent (10%) or more in the aggregate during any Future Ratio Determination Period; or

          (ii) materially diminish the value of, or the security offered by, the Collateral;

unless at the time of such action (A) PIC provides an Officer's Certificate to the Trustee (supported by a certificate to the Trustee from the Consolidating Engineer) stating that, after giving effect to such action, the projected PIC Debt Service
Coverage  Ratio  and  the  projected  Consolidated  Debt  Service
Coverage Ratio (if then applicable) equal or exceed 1.7 to 1.0 and 1.25 to 1.0, respectively, in each case for each Future Ratio Determination Period and (B) the rating of the Outstanding Bonds, after giving effect to such action, has been Reaffirmed.

          SECTION 7.24 Distributions by Projects. Subject to reasonable working capital and capital improvement requirements (taking into account reasonable currency exchange and tax planning requirements), PIC shall cause each Project Entity to distribute to the PIC Entities all distributions and other amounts received, directly or indirectly, by such PIC Entity or by any other Person on behalf of PIC or any PIC Entity from, or in connection with, the Project Portfolio that may be legally distributed or paid to PIC or any PIC U.S. Entity (in the case of U.S. Project Distributions) or any PIC International Entity (in the case of International Project Distributions) without contravention of any Project Agreement.

          SECTION 7.25 Event of Loss. Panda Funding and PIC shall, and PIC shall cause each PIC Entity and each Project Entity to, pursue diligently (to the extent commercially reasonable) all rights to compensation (including Insurance Proceeds) with respect to any Event of Loss.

          SECTION 7.26 Additional Collateral. If U.S. federal income tax laws are amended to permit the International Accounts and Funds or any shares of the capital stock or other ownership interests in the PIC International Equities that have not been pledged to the Collateral Agent pursuant to the Security Documents to be included as part of the Collateral without adversely affecting PEI's ability to defer U.S. federal income taxes on earnings from Non-U.S. Projects, then (i) Panda Funding and PIC shall enter into a supplemental indenture with the Trustee in accordance with Article XII to include such International Accounts and Funds and such stock or other ownership interest as part of the Collateral and (ii) PIC shall, and shall cause the PIC International Entities to, execute appropriate Security Documents pledging to the Collateral Agent as Collateral such International Accounts and Funds and such stock or other ownership interests, as the case may be.

          SECTION 7.27 Public Utility Holding Company Act. Neither Panda Funding nor PIC shall, and PIC shall not permit any PIC Entity to, take or consent to any action that would result in Panda Funding or PIC being a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION 7.28 Sales of Projects; Projects Interests. PIC shall not, and PIC shall not permit any PIC Entity or Project Entity to, sell any direct or indirect interests in Projects for aggregate consideration in excess of $2,000,000 in any calendar year; provided, however, that any such sale may be made (i) if after giving effect to any such sale, PIC complies with Section 7.22, (ii) the proceeds of any such sale are applied in accordance with Section 4.8 to effect a mandatory redemption of any Bonds or PIC International Entity Notes, as the case may be,
(iii) PIC provides an Officer's Certificate to the Trustee (supported by a certificate to the Trustee from the Consolidating Engineer) stating that, after giving effect to such sale and the application of the proceeds therefrom (including through a mandatory redemption), the projected PIC Debt Service Coverage Ratio and the projected Consolidated Debt Service Coverage Ratio (if then applicable) equal or exceed 1.7 to 1.0 and 1.25 to 1.0, respectively, in each case for each Future Ratio Determination Period and (iv) if the proceeds of such sale to be received by PIC or any PIC Entity exceed the lesser of (x) $50 million and
(y)  25%  of  the  aggregate principal amount of the  Bonds  then
Outstanding, the rating on the Bonds immediately prior to such sale is Reaffirmed (after giving effect to such sale and the application of the proceeds therefrom).

          SECTION 7.29 PIC International Entity Loan Agreements. PIC shall cause each PIC International Entity that is created, acquired or purchased after the date of this Indenture to execute and deliver a copy to the Trustee of a PIC International Entity Loan Agreement, any PIC International Entity issued thereunder and a PIC International Entity Security Agreement, at the time such PIC International Entity is so created, acquired or purchased.

          SECTION 7.30 PIC U.S. Entity Guaranties. PIC shall cause each PIC U.S. Entity that is created, acquired or purchased after the date of this Indenture to execute and deliver to the Trustee a PIC U.S. Entity Guaranty Agreement, at the time such PIC U.S. Entity is so created, acquired or purchased.

          SECTION  7.31    Other International Note.   PIC  shall
notify the Trustee and the International Collateral Agent immediately of (i) the issuance of any Other International Note,
(ii)  the  principal amount of such Other International Note  and
(iii) any change in the outstanding principal amount of such Other International Note.

          SECTION 7.32   Purchase of Securities Upon a Change  of
Control.

          (a) Upon the occurrence of a Change of Control, Panda Funding shall be obligated to make an offer to purchase (a "Change of Control Offer") all of the then Outstanding Bonds, in whole or in part, from the Holders of such Bonds in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of such Bonds, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (as defined below), in accordance with the procedures set forth in paragraphs (b), (c) and (d) of this Section. Panda Funding shall, subject to the provisions described below, be required to purchase all Bonds properly tendered into the Change of Control Offer and not withdrawn. Panda Funding will not be required to make a Change of Control Offer upon a Change of Control if another Person makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer to be made by Panda Funding and purchases all Bonds validly tendered and not withdrawn under such Change of Control Offer.

     (b) The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase
Date (as defined below).

     (c) Not later than the 30th day following any Change of Control, Panda Funding shall give to the Trustee in the manner provided in Section 1.5 and each Holder of the Bonds in the manner provided in Section 1.6, a notice (the "Change of Control Notice") governing the terms of the Change of Control Offer and stating:

          (i) that a Change of Control has occurred and that such Holder has the right to require Panda Funding to repurchase such Holder's Bonds, or portion thereof, at the Change of Control Purchase Price;

          (ii) any information regarding such Change of Control required to be furnished pursuant to Rule 13e-1 under the Exchange Act and any other securities laws and regulations thereunder;

          (iii)      a  purchase  date (the  "Change  of  Control
     Purchase Date") which shall be on a Business Day and no earlier than 30 days nor later than 60 days from the date the Change of Control occurred;

          (iv) that any Bond, or portion thereof, not tendered or accepted for payment will continue to accrue interest:

          (v) that unless Panda Funding defaults in depositing money with the Paying Agent in accordance with the last paragraph of clause (d) of this Section, or payment is otherwise prevented, any Bond, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

          (vi) the instructions a Holder must follow in order to have such Holder's Bonds repurchased in accordance with paragraph (d) of this Section.

     (d) Holders electing to have Bonds purchased will be required to surrender such Bonds to the Paying Agent at the address specified in the Change of Control Notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) (in the case of Physical Bonds) and principal amount of the Bonds delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing such Holder's election to have such Bonds purchased. Holders whose Bonds are purchased only in part will be issued new Bonds equal in principal amount to the unpurchased portion of the Bonds surrendered.

     On  the Change of Control Purchase Date, Panda Funding shall
(i) accept for payment Bonds or portions thereof validly tendered pursuant to a Change of Control Offer, (ii) irrevocably deposit with the Paying Agent money sufficient to pay the purchase price of all Bonds or portions thereof so tendered, and (iii) deliver or cause to be delivered to the Trustee the Bonds so accepted. The Paying Agent shall promptly mail or deliver to Holders of the Bonds so tendered payment in an amount equal to the purchase price for the Bonds, and Panda Funding shall execute and the Trustee shall authenticate and mail or make available for delivery to such Holders a new Bond having the notation of the PIC Guaranty thereon executed by PIC and equal in principal amount to any unpurchased portion of the Bond which any such Holder did not surrender for purchase. Panda Funding shall announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. For purposes of this Section, the Trustee will act as the Paying Agent.

     (e) Panda Funding shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, if a Change of Control occurs and Panda Funding is required to purchase Bonds as described in this Section.

                          ARTICLE VIII

                      REDEMPTION OF BONDS

           SECTION 8.1 Applicability of Article. Bonds of any series that are subject to redemption before their Stated Maturity (or, if the principal of the Bonds of any series is payable in installments, the Stated Maturity of the final installment of the principal thereof) shall be redeemed or prepaid in accordance with their terms and (except as otherwise specified in the Series Supplemental Indenture creating such series) in accordance with this Article.

          SECTION 8.2    Election to Redeem; Notice to Trustee.

          (a) If PIC shall elect to prepay the PIC Notes (and to cause the Trustee to redeem the Bonds), then the election of Panda Funding to redeem any Bonds shall be evidenced by a Company Order. If Panda Funding determines or is required to redeem any Bonds, Panda Funding shall, at least thirty (30) days prior to the date upon which notice of redemption is required to be given to the Holders pursuant to Section 8.4 (unless a shorter notice period shall be satisfactory to the Trustee), deliver to the Trustee a Company Order specifying the date on which such redemption shall occur (the "Redemption Date", as the case may
be) and the series and principal amount of Bonds to be redeemed or prepaid. Upon receipt of any such Company Order, the Trustee shall establish a special purpose account into which shall be deposited, not later than the Redemption Date, amounts to be held by the Trustee and applied to the redemption of such Bonds. In the case of any redemption of Bonds pursuant to an election of Panda Funding that is subject to a condition specified in the terms of such Bonds or in the Series Supplemental Indenture relating thereto, Panda Funding shall furnish the Trustee with an Officer's Certificate and, if applicable, Opinion of Counsel as to compliance with such restriction or condition.

          SECTION    8.3      Optional   Redemption;    Mandatory
Redemption; Selection of Bonds to be Redeemed.

          (a) The Bonds of any series shall not be subject to optional redemption at the option of Panda Funding unless otherwise provided in the Series Supplemental Indenture relating thereto or pursuant to this Section. The Bonds of any series may be subject to Mandatory Redemption if so provided in the Series Supplemental Indenture relating thereto or pursuant to this Section.

          (b)  Unless otherwise provided in a Series Supplemental
Indenture, the Outstanding Bonds shall be redeemed as provided in Sections 4.8 and 4.9.

          (c) If less than all the Bonds of any series are to be redeemed pursuant to paragraph (a) of this Section, the particular Bonds of such series to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Trustee from the Outstanding Bonds of such series not previously called for redemption in whole, pro rata.

          (d) The Trustee shall promptly notify Panda Funding in writing of the Bonds selected for redemption and, in the case of any Bonds to be redeemed in part, the principal amount thereof to be redeemed.

          (e) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bonds redeemed or to be redeemed only in part, to the portion of the principal amount of such Bonds that has been or is to be redeemed.

          SECTION 8.4 Notice of Redemption. Except as otherwise specified in the Series Supplemental Indenture relating to the Bonds of a series to be redeemed, notice of redemption shall be given in the manner provided in Section 1.6 to the Holders of Bonds of such series to be redeemed at least thirty
(30) days but not more than sixty (60) days prior to the Redemption Date. All notices of redemption shall state:

          (a)  the Redemption Date;

          (b)  the premium payable on redemption, if any;

          (c) if less than all of the Outstanding Bonds of any series are to be redeemed in whole, (i) the identification of the particular Bonds of such series to be redeemed in whole, or (ii) the portion of the principal amount of each Bond of such series to be redeemed in part, and a statement that, on and after the Redemption Date, upon surrender of such Bond, a new Bond or Bonds of such series in principal amount equal to the remaining unpaid principal amount thereof will be issued;

          (d) that on the Redemption Date, interest thereon will cease to accrue on and after said date; and

          (e) the Place or Places of Payment where such Bonds are to be surrendered for payment of the amount in respect of such redemption.

          Notice of redemption of Bonds to be redeemed at the election of Panda Funding shall be given by Panda Funding or, at Panda Funding's request, by the Trustee in the name and at the expense of Panda Funding. The Trustee shall be given a copy of the form of notice of redemption of the Bonds at the time Panda Funding delivers to the Trustee the Company Order relating to such redemption pursuant to Section 8.2.

          SECTION 8.5 Bonds Payable on Redemption Date. Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Bonds or portions thereof so to be redeemed, on the Redemption Date shall become due and payable, and from and after such date such Bonds or portions thereof shall cease to bear interest, except as otherwise provided in the last sentence in this Section. Upon surrender of any such Bond for redemption in accordance with such notice, an amount in respect of such Bond or portion thereof shall be paid as provided therein; provided, however, that any payment of interest on any Bond the Stated Maturity of which is on or prior to the Redemption Date, shall be payable to the Holder of such Bond or one or more Predecessor Bonds, registered as such at the close of business on the related Regular Record Date according to the terms of such Bond and subject to the provisions of Section 2.11. If any Bond called for redemption shall not be so paid upon surrender thereof for redemption (unless the failure to make such payment is attributable to the failure by the Trustee to comply with its obligations under this Indenture), the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate prescribed for in the Bond.

          SECTION 8.6 Bonds Redeemed in Part. Any Bond that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if Panda Funding or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Panda Funding and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and Panda Funding shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Bond without service charge, a new Bond or Bonds of the same series, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the remaining unpaid principal amount of the Bond so surrendered.

                           ARTICLE IX

                 EVENTS OF DEFAULT AND REMEDIES

          SECTION 9.1 Events of Default. The term "Event of Default", whenever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or come about or be affected by operation of Government Rule, or be pursuant to or in compliance with any applicable Government Rule), and any such event shall continue to be an Event of Default if and for so long as it shall not have been remedied:

          (a) Panda Funding shall fail to pay or cause to be paid any principal of, or premium, if any, or interest on any Bond when the same becomes due and payable, whether by scheduled maturity, required prepayment, redemption, upon repurchase pursuant to a Change of Control Offer or by acceleration or otherwise, and the continuation of such failure for fifteen (15) or more days;

          (b) any representation, warranty or statement made by PEI, PEC, PIC, Panda Funding or any PIC Entity in any certificate, financial statement or other document furnished to the Trustee by or on behalf of PEI, PEC, PIC, Panda
     Funding or any PIC Entity under this Indenture or any Security Document or any other Transaction Document, proves to have been false or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has resulted in a Material Adverse Change, and the fact, event or circumstance that gave rise to such Material Adverse Change shall continue uncured for thirty (30) or more days after the earlier to occur of (i) any officer of such Person obtaining actual or constructive knowledge thereof and (ii) written notice thereof being given to such Person; provided that if such Person commences and diligently pursues efforts to cure such fact, event or circumstance within such thirty
     (30) day period, such Person may continue to effect such cure of the fact, event or circumstance (and such misrepresentation shall not be deemed an "Event of Default") for an additional sixty (60) days so long as such Person is diligently pursuing such cure;

          (c) failure by PIC or Panda Funding to perform or observe its respective covenants contained in Sections 7.2, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.19, 7.22, 7.23,
     7.24, 7.26, 7.28, 7.29 or 7.30 of this Indenture and such failure continues uncured for thirty (30) or more days;

          (d) failure by PIC or Panda Funding to perform or observe any of the covenants contained in this Indenture and not listed in Section 9.1(c) or 9.1(p) and such failure continues uncured for thirty (30) or more days after the earlier of (i) any officer of PIC or Panda Funding, as the case may be, obtaining actual or constructive knowledge of such failure and (ii) written notice thereof being given to PIC or Panda Funding by the Trustee or to PIC, Panda Funding or the Trustee by Holders of at least 10% in aggregate principal amount of the Bonds then Outstanding; provided that if PIC or Panda Funding, as the case may be, commences and diligently pursues efforts to cure such default within such thirty (30) day period, PIC or Panda Funding, as the case may be, may continue to effect such cure of the default (and such default shall not be deemed an "Event of Default") for an additional sixty (60) days so long as PIC or Panda Funding, as the case may be, is diligently pursuing the cure;

          (e) failure by PEI, PEC, PIC, Panda Funding or any PIC Entity to observe or perform any of their respective covenants or agreements contained in any Transaction Document other than this Indenture, and such failure continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Transaction Document;

          (f) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $2,000,000 against any of PIC, Panda Funding, or any PIC Entity which remain unpaid or unstayed for a period of sixty
     (60) or more consecutive days;

          (g) failure by PIC, Panda Funding , or any PIC Entity to make any payment when due (subject to any applicable grace period) in respect of any Debt, which Debt is in an amount exceeding $2,000,000 (other than the Debt (i) which is Subordinated Debt, and (ii) the Debt specified in clause
     (a) of this Section), which failure shall continue unwaived beyond any applicable grace period;

          (h) failure by any PIC Entity to make any payment when due (subject to any applicable grace period) in respect of any outstanding Subordinated Debt, which Subordinated Debt is in an amount exceeding $2,000,000 and a default and acceleration is declared with respect to such Debt;

          (i) any grant of a Lien contained in the Security Documents ceases to be effective to grant a perfected Lien to the Collateral Agent on any of the Collateral described therein, or shall cease to be perfected or to have the priority required by the applicable Security Documents, which cessation results in a Material Adverse Change; provided that the creation of Liens permitted under Section
     7.10 shall not constitute an Event of Default hereunder;

          (j) the PIC Guaranty or the PIC U.S. Entity Guaranties shall for any reason cease to be, or be asserted by Panda Funding, PIC or any PIC U.S. Entity not to be, in full force and effect and enforceable in accordance with its terms;

          (k) (i) Panda Funding shall cease to have ownership of the PIC Notes free and clear of all Liens and other encumbrances on title thereto or (ii) PIC shall cease to have ownership of the PIC International Entity Notes free and clear of all Liens and other encumbrances on title thereto;

          (l) (i) PIC shall cease to own and control 100% of the capital stock or other ownership interest (including 100% of the Voting Stock) of (A) Panda Funding, except as provided pursuant to Section 7.12, or (B) all PIC Entities (excluding any qualifying director's shares required to be held by third parties pursuant to any applicable Government Rule) that hold direct or indirect ownership interests in any Project, or (ii) PEC or PEI shall cease to own and control directly or indirectly 100% of the capital stock (including 100% of the Voting Stock) of PIC;

          (m)   Panda  Funding,  PIC  or  any  PIC  Entity  shall
     (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due,
     (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, dissolution (other than a dissolution which is cured within fifteen (15) days and which does not result in a Material Adverse Change and which, prior to such cure, would not reasonably be expected to result in a Material Adverse Change), winding-up, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Person in an involuntary case under the Federal Bankruptcy Code, or
     (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

          (n) a proceeding or case shall be commenced without the application or consent of Panda Funding, PIC or any PIC Entity in any court of competent jurisdiction, seeking
     (i) its liquidation, reorganization, dissolution (other than a dissolution which is cured within fifteen (15) days and which does not result in a Material Adverse Change and which, prior to such cure, would not reasonably be expected to result in a Material Adverse Change), winding-up, or the composition or readjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) or more consecutive days, or any order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code;

          (o) any Letter of Credit ceases to be in full force and effect and valid, binding and enforceable in accordance with its terms and is not replaced within ten (10) days, unless the amount on deposit in the Debt Service Reserve Fund (without giving effect to such Letter of Credit) at such time equals or exceeds the Debt Service Reserve Requirement then applicable; or

          (p) the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section
     7.32.

          SECTION 9.2    Enforcement of Remedies.  If one or more
Events of Default shall have occurred and be continuing, then:

          (a) in the case of an Event of Default with respect to Panda Funding, PIC or any PIC Entity described in
     Section 9.1(m) or 9.1(n), the entire principal amounts of the Outstanding Bonds, all interest accrued and unpaid thereon, premium, if any, and all other amounts payable under the Bonds and this Indenture, if any, shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived; or

          (b)   in  the case of an Event of Default described  in
     Section 9.1(a), upon the written direction of the Holders of not less than 33 1/3% in aggregate principal amount of all series of Outstanding Bonds (considered as one class), the Trustee shall, by notice to Panda Funding (with a copy to
     PIC), declare the entire principal amount of the Bonds Outstanding, all interest accrued and unpaid thereon, premium, if any, and all other amounts payable under the Bonds and this Indenture, if any, to be due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived; or

          (c) in the case of an Event of Default other than as referred to in clause (a) or (b) above, upon the written direction of the Holders of not less than 50% in aggregate principal amount of all series of Outstanding Bonds (considered as one class), by notice to Panda Funding (with a copy to PIC), the Trustee shall declare the entire principal amount of the Bonds Outstanding, all interest accrued and unpaid thereon, premium, if any, and all other amounts payable under the Bonds and this Indenture, if any, to be due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived.

          If an Event of Default occurs and is continuing and written notice thereof is received by a Responsible Officer of the Trustee, the Trustee shall mail to each Holder notice of the Event of Default within thirty (30) days after the occurrence thereof. Except in the case of an Event of Default in payment of principal of or interest on any Bond, the Trustee may withhold the notice to the Holders if a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of Holders.

          In addition, if one or more of the Events of Default referred to in clause (b) or (c) above shall have occurred and be continuing, the Trustee may, but shall not be obligated to, accelerate the maturity of the Bonds as provided in said clause (b) or (c) notwithstanding the absence of direction from the Holders if in the judgment of the Trustee such action is necessary to protect the interests of the Holders.

          At any time after the principal of the Bonds shall have become due and payable upon a declared acceleration as provided herein, and before any judgment or decree for the payment of the money so due, or any portion thereof, shall be entered, the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds, by written notice to Panda Funding and the Trustee, may rescind and annul such declaration and its declaration and its consequences if,

          (A) there shall have been paid to or deposited with the Trustee a sum sufficient to pay:

          (i)   all overdue installments of interest on the Bonds
     (other than interest that shall have become due by such declaration of acceleration);

          (ii) the principal of any Bonds that have become due other than by such declaration of acceleration, including any Bonds required to have been purchased on a Change of Control Date pursuant to a Change of Control Offer, and interest thereon and premium, if any, at the respective rates provided in the Bonds for late payments of principal;

          (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest referred to in (i) above at the respective rates provided in the Bonds for late payments of interest; and

          (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel; and

          (B) all Events of Default, other than the nonpayment of the principal of and interest on the Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 9.7.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 9.3 Specific Remedies. If any Event of Default shall have occurred and be continuing and an acceleration shall have occurred pursuant to Section 9.2, subject to the provisions of Sections 9.2, 9.5 and 9.6, the Trustee, by such officer or agent as it may appoint, may deliver notice to the Collateral Agent in accordance with the Collateral Agency Agreement requesting that the Collateral Agent sell, without recourse, for cash, or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Collateral Agent in its discretion may determine, the Collateral or the Collateral Agent's Security Rights as an entirety, or in any such portions as the Holders of a majority in aggregate principal amount of all series of Outstanding Bonds (considered as one class) shall request by an Act of Holders, or, in the absence of such request, as the Trustee in its discretion shall deem expedient in the interest of the Holders, at public or private sale.

          SECTION  9.4     Judicial  Proceedings  Instituted   by
Trustee.

          (a) Trustee May Bring Suit. If there shall be an Event of Default, then the Trustee, in its own name, and as trustee of an express trust, subject to the provisions of
     Article V and Sections 2.15, 9.2 and 9.6, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on the Bonds, and may prosecute any such claim or proceeding to judgment or final decree, and may enforce any such judgment or final decree and collect the monies adjudged or decreed to be payable in any manner provided by law, whether before or after or during the pendency of any proceedings for the enforcement of any of the Trustee's rights or the rights of the Holders under this Indenture, and such power of the Trustee shall not be affected by any sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture.

          (b) Trustee May Recover Unpaid Indebtedness after Sale of Collateral. Subject to Article V and Section 2.15, in the case of a sale of the Collateral and of the application of the proceeds of such sale to the payment of the indebtedness secured by this Indenture, the Trustee in its own name, and as trustee of an express trust, shall be entitled and empowered, by any appropriate means, legal, equitable or otherwise, to enforce payment of, and to receive all amounts then remaining due and unpaid upon, all or any of the Bonds, for the benefit of the Holders thereof, and upon any other portion of the indebtedness remaining unpaid, with interest at the rates specified in the respective Bonds on the overdue principal of and premium, if any, and (to the extent that payment of such interest is legally enforceable) on the overdue installments of interest.

          (c) Recovery of Judgment Does Not Affect Rights. No recovery of any such judgment or final decree by the Trustee and no levy of any execution under any such judgment upon any of the Collateral, or upon any other property, shall in any manner or to any extent affect any rights, powers or remedies of the Trustee, or any liens, rights, powers or remedies of the Holders, but all such liens, rights, powers or remedies shall continue unimpaired as before.

          (d) Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. The Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Holders, or in any one or more of such capacities (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand for the payment of overdue principal, premium, if any, or interest), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders (whether such claims be based upon the provisions of the Bonds or of this Indenture) allowed in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relating to Panda Funding or PIC or any obligor on the Bonds (within the meaning of the Trust Indenture Act), the creditors of Panda Funding or PIC or any such obligor, the Collateral or any other property of Panda Funding or PIC or any such obligor and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 10.5. The Trustee is hereby irrevocably appointed (and successive respective Holders of the Bonds, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Holders, with authority to (i) make and file in the respective names of the Holders (subject to deduction from any such claims of the amounts of any claims filed by any of the Holders themselves) any claim, proof of claim or amendment thereof, debt, proof of debt or amendment thereof, petition or other document in any such proceedings and to receive payment of any amounts distributable on account thereof, (ii) execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such Holders, as may be necessary or advisable in order to have the respective claims of the Trustee and of the Holders against Panda Funding, PIC or any such obligor, the Collateral or any other property of Panda Funding, PIC or any such obligor allowed in any such proceeding and
     (iii) receive payment of or on account of such claims and debt; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Holder. Any monies collected by the Trustee under this Section shall be applied as provided in Section 9.11.

          (e) Trustee Need Not Have Possession of Bonds. All proofs of claim, rights of action and rights to assert claims under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of the Bonds or the production thereof at any trial or other proceedings instituted by the Trustee. In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Bonds and it shall not be necessary to make any such Holders parties to such proceedings.

          (f) Suit to Be Brought for Ratable Benefit of Holders. Any suit, action or other proceeding at law, in equity or otherwise which shall be instituted by the Trustee under any of the provisions of this Indenture shall be for the equal, ratable and common benefit of all the Holders, subject to the provisions of this Indenture.

          (g) Trustee May Be Restored to Former Position and Rights in Certain Circumstances. In case the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case Panda Funding, PIC and the Trustee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Trustee shall continue as if no such proceedings had been taken.

          SECTION 9.5 Holders May Demand Enforcement of Rights by Trustee. If an Event of Default shall have occurred and shall be continuing, the Trustee shall, upon the written request of the Holders of a majority in aggregate principal amount of all series of Outstanding Bonds (considered as one class) and upon the offering of indemnity as provided in Section 10.1(d), proceed to institute one or more suits, actions or proceedings at law, in equity or otherwise, or take any other appropriate remedy, to enforce payment of the principal of, or premium, if any, or interest on, the Bonds, or to deliver notice to the Collateral Agent in accordance with the Collateral Agency Agreement requesting that the Collateral Agent foreclose under the Security Documents or to sell the Collateral under a judgment or decree of a court or courts of competent jurisdiction or under the power of sale granted in the Security Documents, or take such other appropriate legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights or powers of the Trustee or the Holders, or, in case such Holders shall have requested a specific method of enforcement permitted hereunder, in the manner requested, provided that such action shall not be otherwise than in accordance with law and the provisions of this Indenture and the Security Documents, and the Trustee, subject to such indemnity provisions, shall have the right to decline to follow any such request if the Trustee in good faith shall determine that the suit, proceeding or exercise of the remedy so requested would involve the Trustee in personal liability or expense.

          SECTION 9.6 Control by Holders. The Holders of not less than a majority in aggregate principal amount of all series of Outstanding Bonds (considered as one class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that
(a) such direction shall not be in conflict with any rule of law or with this Indenture or be prejudicial to any Holder not joining therein, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 9.7 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of all series of Outstanding Bonds (considered as one class) may on behalf of the Holders of all Bonds waive any past Default and its consequences except that only the Holders of all Bonds affected thereby may waive a Default (a) in the payment of the principal of or premium, if any, or interest on, or other amounts due under, any Bond then outstanding, or (b) in respect of a covenant or provision hereof that under Article XIII cannot be modified or amended without the consent of the Holder of each Bond outstanding affected. Upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          SECTION 9.8 Holder May Not Bring Suit Except Under Certain Conditions. A Holder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise for the appointment of a receiver or for the enforcement of any other remedy under or upon this Indenture or the Security Documents, unless:

          (a) such Holder previously shall have given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of at least 33 1/3% in aggregate principal amount of all series of Outstanding Bonds (considered as one class) shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee an indemnity as provided in Section 10.1(d);

          (c) the Trustee shall have refused or neglected to institute any such action, suit or proceeding for sixty (60) days after receipt of such notice, request and offer of indemnity; and

          (d) no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Holders of a majority in principal amount of all series of Outstanding Bonds (considered as one class).

          It is understood and intended that no one or more of the Holders shall have any right in any manner whatever hereunder or under the Bonds to (x) surrender, impair, waive, affect, disturb or prejudice the Lien of the Security Documents on any property subject thereto or the rights of the Holders of any other Bonds, (y) obtain or seek to obtain priority or preference over any other Holder or (z) enforce any right under this Indenture, except in each case in the manner herein provided and for the equal, ratable and common benefit of all the Holders subject to the provisions of this Indenture.

          SECTION 9.9 Undertaking to Pay Court Costs. All parties to this Indenture, and each Holder by his acceptance of a Bond, shall be deemed to have agreed that any court may in its discretion require, in any suit brought under this Indenture or against the Trustee for any action taken or omitted by it as Trustee hereunder, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to
(a) any suit instituted by the Trustee, (b) any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in aggregate principal amount of all series of Outstanding Bonds (considered as one class) or (c) any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any of the Bonds, on or after the respective due dates expressed therein or, in the case of redemption, on or after the Redemption Date.

          SECTION 9.10 Right of Holders to Receive Payment Not to be Impaired. Anything in this Indenture to the contrary notwithstanding, the right of any Holder to receive payment of the principal of, and premium, if any, and interest on, such Bond, on or after the respective due dates expressed in such Bond (or, in case of redemption, on the Redemption Date fixed for such Bond), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 9.11 Application of Monies Collected by Trustee. Following the application of monies as provided in the Collateral Agency Agreement, any money collected or to be applied by the Trustee pursuant to this Article in respect of the Bonds of a series, together with any other monies which may then be held by the Trustee under any of the provisions of this Indenture as security for the Bonds of such series (other than monies at the time required to be held for the payment of specific Bonds of such series at their Stated Maturities or at a time fixed for the redemption thereof) shall be applied in the following order from time to time, on the date or dates fixed by the Trustee and, in the case of a distribution of such monies on account of principal, premium, if any, or interest, upon presentation of the Outstanding Bonds of such series, and stamping thereon of payment, if only partially paid, and upon surrender thereof, if fully paid:

          FIRST: to the payment of all amounts due the Trustee or any predecessor Trustee under Section 10.5 and to the payment of all taxes, assessments or liens prior to the Lien of the Security Documents, except those subject to which any sale shall have been made, all reasonable costs and expenses of collection, including the reasonable costs and expenses of handling the Collateral and of any sale thereof pursuant to the provisions of the Security Documents and of the enforcement of any remedies hereunder and all other amounts due the Trustee hereunder or under any other Security Document or Transaction Document;

          SECOND: in case the unpaid principal amount of the Outstanding Bonds of such series or any of them shall not have become due, to the payment of any interest in default, in the order of the maturity of the payments thereof, with interest at the rates specified in the respective Bonds of such series in respect of overdue payments (to the extent that payment of such interest shall be legally enforceable) on the payments of interest then overdue;

          THIRD: in case the unpaid principal amount of all the Outstanding Bonds of such series shall have become due and any such Bonds shall not have been paid in full, to the payment of the whole amount then due and unpaid upon the Outstanding Bonds of such series for principal, premium, if any, and interest, together with interest at the respective rates specified in the Bonds of such series for overdue payments on principal, premium, if any, and (to the extent that payment of such interest shall be legally enforceable) interest then overdue; and

          FOURTH: any surplus then remaining shall be paid to the Collateral Agent (to be applied pursuant to the terms and conditions of the Collateral Agency Agreement), or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct;

provided, however, that all payments in respect of the Bonds of any series to be made pursuant to clauses "SECOND" and "THIRD" of this Section shall be made ratably to the Holders of Bonds of such series entitled thereto, without discrimination or preference, based upon the ratio of the unpaid principal amount of the Bonds of such series in respect of which such payments are to be made held by each such Holder to the unpaid principal amount of all Bonds of such series.

          SECTION 9.12   Waiver of Appraisement, Valuation, Stay,
Right to Marshaling. To the full extent it may lawfully do so, each of Panda Funding and PIC, for itself and for any other
Person who may claim through or under it, hereby:

          (a) agrees that neither it nor any such Person will set up, plead, claim or in any manner whatsoever take advantage of, any appraisal, valuation, stay, extension, usury or redemption laws, now or hereafter in force in any jurisdiction which may delay, prevent or otherwise hinder
     (i)  the  performance  or  enforcement  of  this  Indenture,
     (ii) the foreclosure of the Security Documents, (iii) the sale of any of the Collateral or (iv) the putting of the purchaser or purchasers thereof into possession of such Collateral immediately after the sale thereof;

          (b)  waives all benefit or advantage of any such laws;

          (c) consents and agrees that the Collateral may be sold by the Collateral Agent as an entirety or in parts; and

          (d) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of this Indenture or the Security Documents.

          SECTION 9.13 Remedies Cumulative; Delay or Omission Not a Waiver. Each and every right, power and remedy herein specifically given to the Trustee shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee and the exercise or the commencement of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission by the Trustee in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Panda Funding or PIC or to be an acquiescence therein.

          SECTION 9.14 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

          SECTION 9.15 Preferential Collection of Claims Against Panda Funding or PIC. If and when the Trustee shall be or become a creditor of Panda Funding or PIC (or any other obligor upon the Bonds), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against Panda Funding or PIC (or any such other obligor).

          SECTION 9.16 The Collateral Agency Agreement. By their purchase of the Notes, the Holders hereby expressly direct and authorize the Trustee to enter into the Collateral Agency Agreement and the other Security Documents. Simultaneously with the execution and delivery of this Indenture, the Trustee shall enter into the Collateral Agency Agreement. All rights and remedies available to the Holders of the Outstanding Bonds, and all future Holders of any of the Bonds, with respect to the Collateral, or otherwise pursuant to the Security Documents, shall be subject to the Collateral Agency Agreement.

                           ARTICLE X

                     CONCERNING THE TRUSTEE

          SECTION  10.1   Certain Rights and Duties  of  Trustee.
Except  as  otherwise  provided  in  Section  315  of  the  Trust
Indenture Act:

          (a) The Trustee may conclusively rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders holding a sufficient percentage of Bonds to give such direction as permitted by this Indenture or any other Transaction Document to which it is a party.

          (b) Any request, direction, order or demand of Panda Funding or PIC mentioned herein shall be sufficiently evidenced by (i) in the case of Panda Funding, an Officer's Certificate in the name of Panda Funding, a Company Request or a Company Order (unless other evidence in respect thereof be herein specifically prescribed) and (ii) in the case of PIC, an Officer's Certificate in the name of PIC (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of a Person may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of such Person.

          (c) The Trustee may consult with counsel and the advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder or under any other Transaction Document to which it is a party in good faith and in reliance thereon.

          (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the other Transaction Documents to which it is a party, and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          (e) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or the other Transaction Documents to which it is a party or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders holding a sufficient percentage of Bonds to give such direction as permitted by this Indenture or the other Transaction Documents to which it is a party.

          (f) Prior to the occurrence of an Event of Default with respect to any series of Bonds hereunder and after the curing or waiving of all Events of Default with respect to such series of Bonds, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture or other paper or document with respect to such series of Bonds unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of all series of Outstanding Bonds (considered as one class); provided, that, if the prompt payment to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to so proceeding. The reasonable expenses of every such investigation shall be paid by Panda Funding and PIC, and if paid by the Trustee, shall be repaid by Panda Funding and PIC upon demand.

          (g) The Trustee may execute any of the trusts or powers hereunder or under any of the other Transaction Documents to which it is a party or perform any duties hereunder or under any of the other Transaction Documents to which it is a party either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder or under any such other Transaction Document to which it is a party.

          (h) If an Event of Default as to which a Responsible Officer of the Trustee has received written notice has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
          (i) Except during the continuance of an Event of Default known to the Trustee,

               (i) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming on their face to the requirements of this Indenture or any other Transaction Document to which it is a party; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

          (j) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

               (i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts, and

               (ii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of all series of Outstanding Bonds (considered as one class) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any other Transaction Documents to which it is a party.

          (k) Whenever in the administration of this Indenture or any other Transaction Document to which it is a party the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of Panda Funding or PIC.

          (l) Every provision of this Indenture that in any manner relates to the Trustee is subject to this Section.

          SECTION 10.2 Trustee Not Responsible for Recitals, Etc. The recitals contained herein, in the Bonds and in the other Transaction Documents to which it is a party, except the Trustee's certificate of authentication, shall be taken as the statements of Panda Funding or PIC, as the case may be, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Bonds or any other Transaction Document to which it is a party. The Trustee shall not be accountable for the use or application by Panda Funding or PIC or any Paying Agent other than the Trustee of any of the Bonds or of the proceeds of such Bonds.

          SECTION 10.3 Trustee and Others May Hold Bonds. The Trustee or any Paying Agent or Security Registrar or any other Authorized Agent or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise interact with Panda Funding, any other obligor of the Bonds or PIC with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other Authorized Agent.

          SECTION 10.4 Monies Held by Trustee or Paying Agent. All monies received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other monies except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any monies received by it hereunder except such as it may agree in writing with Panda Funding or PIC to pay thereon.

          SECTION 10.5 Compensation of Trustee and Its Lien. For so long as any of the Bonds or any indebtedness under this Indenture shall remain outstanding, Panda Funding and PIC covenant and agree, jointly and severally, to pay to the Trustee (all references in this Section to the Trustee shall be deemed to apply to the Trustee in its capacities as Trustee, Paying Agent and Security Registrar) from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder (which shall be agreed to from time to time by Panda Funding, PIC and the Trustee and which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and Panda Funding and PIC, jointly and severally, will pay or reimburse the Trustee upon its request for all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Indenture and the other Transaction Documents to which it is a party (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense or disbursement as may arise from its negligence or bad faith. If any property other than cash shall at any time be subject to the Lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such
Lien, shall be entitled but shall not be obligated to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. PIC and Panda Funding, jointly and severally, also covenant and agree to indemnify the Trustee (in its individual capacity and in its capacity as Trustee), its officers, directors, attorneys-in-fact and agents for, and to hold each such person harmless against, any loss, liability, claim, damage or expense incurred without negligence or bad faith on the part of any such indemnified person, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the other Transaction Documents to which it is a party, including liability which the Trustee may incur as a result of failure to withhold, pay or report taxes and including the costs and expenses of defending itself against any claim or liability in the premises. The obligations of PIC and Panda Funding under this Section (including with respect to the other Transaction Documents to which the Trustee is a party) shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture, including any termination under any Bankruptcy Law and the resignation or removal of the Trustee. Notwithstanding anything contained in this Indenture to the contrary, such additional indebtedness shall be secured by a Lien prior to that of the Bonds upon all property and monies held or collected by the Trustee or the Collateral Agent as such and the Trustee shall have the right to satisfy such obligations of PIC and Panda Funding from all such property or monies if not otherwise paid by Panda Funding or PIC. If the Trustee renders any services or incurs any expenses hereunder or under any of the other Transaction Documents to which it is a party after an Event of Default under
Section 9.1(m) or 9.1(n), the Holders by their acceptance of the Bonds hereby agree that such compensation and expenses of the Trustee are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 10.6 Right of Trustee to Rely on Officer's Certificates and Opinions of Counsel. Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture or any of the other Transaction Documents to which it is a party, it may require an Officer's Certificate or an Opinion of Counsel, which shall conform to the provisions of
Section 1.2. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          SECTION 10.7 Persons Eligible for Appointment As Trustee. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital, surplus and undivided profits of at least $50,000,000 to the extent there is an institution willing and eligible to serve in such capacity.

          SECTION  10.8    Resignation and  Removal  of  Trustee;
Appointment of Successor.

          (a) The Trustee, or any Trustee hereafter appointed, may at any time resign with respect to any one or more or all series of Bonds by giving written notice to Panda Funding and PIC and by giving written notice (at the expense of Panda Funding and PIC) of such resignation to the Holders of the Bonds in the manner provided in Section 1.6.

          (b) In case at any time any of the following shall occur:

               (i)   the Trustee shall cease to be eligible under
          Section 10.7 and shall fail to resign after written request therefor by Panda Funding or by any such Holder, or

               (ii) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

     then, in any such case, (i) Panda Funding may remove the Trustee by written instrument, in duplicate, executed by order  of  the  Board  of Directors  of  Panda  Funding,  or
     (ii) subject to the requirements of Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Bond or Bonds of any such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee. Such court may thereupon after such notice, if any, as it may deem proper, prescribe the removal of the Trustee.

          (c) The Holders of a majority in aggregate principal amount of the Bonds of any series at the time Outstanding may at any time remove the Trustee with respect to that series by delivering to the Trustee so removed and to Panda Funding, the evidence provided for in Section 11.6 of the action taken by the Holders.

          (d) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to this Section shall become effective only upon acceptance of appointment by the successor Trustee as provided in Section 10.9.

          (e) If the Trustee shall resign, be removed, or become incapable of acting or if a vacancy shall occur in the office of Trustee for any cause, Panda Funding shall promptly appoint a successor Trustee or Trustees with respect to the applicable series by written instrument executed by order of its Board of Directors, one copy of which instrument shall be delivered to the former Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed with respect to a particular series and have accepted such appointment pursuant to Section 10.9 within sixty (60) days after the mailing of such notice of resignation or removal, the former Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee; or any Holder who has been a bona fide Holder of a Bond or Bonds of the applicable series for at least six months may, subject to the requirements of Section 315(e) of the Trust Indenture Act, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

          (f) The Trustee shall not resign until either (i) the trusts created hereby have been completely liquidated and the proceeds of the liquidation distributed to the security holders entitled thereto or (ii) a successor Trustee, having the qualifications prescribed in Section 10.7, has been designated and has accepted such trusteeship hereunder.

          SECTION 10.9 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed under Section 10.8 shall execute, acknowledge and deliver to Panda Funding and to its predecessor Trustee with respect to any or all applicable series of Bonds an instrument in form and substance satisfactory to Panda Funding and the predecessor Trustee accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations with respect to such series of its predecessor Trustee hereunder, with like effect as if originally named as
Trustee herein; but, nevertheless, on the written request of Panda Funding or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 10.5, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts with respect to such series of the Trustee so ceasing to act. Upon request of any such successor Trustee, Panda Funding shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or monies held or collected by such Trustee to secure any amounts then due it pursuant to Section 10.5.

          In the case of the appointment hereunder of a successor Trustee with respect to the Bonds of one or more (but not all) series, Panda Funding, the predecessor Trustee and each successor Trustee with respect to the Bonds of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such mutually agreeable provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Bonds of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall, by mutual agreement, add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental Indenture shall constitute such Trustees co-Trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

          No successor Trustee with respect to any series of Bonds shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall with respect to such series be qualified under the Trust Indenture Act and eligible under Section 10.7.

          Upon acceptance of appointment by a successor Trustee with respect to the Bonds of any series, Panda Funding shall give notice of the succession of such Trustee hereunder to the Holders of Bonds in the manner provided in Section 1.6. If Panda Funding fails to give such notice within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of Panda Funding.

          SECTION 10.10 Merger, Conversion or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such successor Trustee shall be qualified under the Trust Indenture Act and eligible under the provisions of Section 10.7 and Section 310(a) of the Trust Indenture Act.

          SECTION 10.11  Maintenance of Offices and Agencies.

          (a) There shall at all times be maintained in the Borough of Manhattan, the City of New York, and in such other Places of Payment, if any, as shall be specified for the Bonds of any series in the related Series Indenture Supplement, an office or agency where Bonds may be presented or surrendered for registration of transfer or exchange and for payment of principal, premium, if any, and interest, and where notices and demands to or upon the Trustee in respect of the Bonds or this Indenture may be served. Such office or agency shall be initially at the Corporate Trust Office. Written notice of the location of each of such other office or agency and of any change of location thereof shall be given by Panda Funding to the Trustee and by the Trustee, at the expense of Panda Funding, to the Holders in the manner specified in Section 1.6. In the event that no such office or agency shall be maintained or no such notice of location or change of location shall be given, presentations, surrenders and demands may be made and notices may be served at the Corporate Trust Office.

          (b) There shall at all times be a Security Registrar and a Paying Agent (which may be the Trustee) hereunder. In addition, at any time when any Bonds remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Bonds of one or more series which shall be authorized to act on behalf of the Trustee to authenticate Bonds of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.10, and Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Bonds by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent). If an appointment of an Authenticating Agent with respect to the Bonds of one or more series shall be made pursuant to this Section, the Bonds of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This Bond is one of the series of Bonds referred to in the within-mentioned Indenture.


                                        BANKERS TRUST COMPANY,
                                        Trustee


                                   By:
                                        Authenticating Agent


                                   By:
                                        Authorized Signatory


          Any Authorized Agent shall be a corporation organized and doing business under the laws of the United States or any State thereof or the District of Columbia, with a combined capital and surplus of at least $50,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state or the District of Columbia authorities. If at any time an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section, such Authorized Agent shall resign immediately in the manner and with the effect specified in this Section. The Trustee at its office specified in the first paragraph of this Indenture, is hereby appointed as Paying Agent and Security Registrar hereunder.

          (c) Any Paying Agent (other than the Trustee) from time to time appointed hereunder shall execute and deliver to the Trustee an instrument in which said Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (i) hold all sums held by it for the payment of principal of, and premium, if any, and interest on Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (ii) give the Trustee within five (5) days thereafter notice of any default by any obligor upon the Bonds in the making of any such payment of principal, premium, if any, or interest; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by a Paying Agent in the Borough of Manhattan, the City of New York, for the account of the Trustee.

          (d) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

          (e) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and Panda Funding. Panda Funding may, and at the request of the Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of such termination to the Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), Panda Funding shall promptly appoint one or more qualified successor Authorized Agents approved by the Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. Panda Funding shall give written notice of any such appointment to all Holders as their names and addresses appear on the Security Register.

          SECTION 10.12 Reports by Trustee. On or before May 15 in every year, so long as any Bonds are Outstanding hereunder, the Trustee shall transmit to the Holders a brief report, dated as of the preceding December 31, to the extent required by
Section 313 of the Trust Indenture Act in accordance with the procedures set forth in said Section. A copy of such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Bonds are listed. Panda Funding shall promptly notify the Trustee in writing if the Bonds become listed on any stock exchange, and the Trustee shall comply with Section 313(d) of the Trust Indenture Act.

          SECTION 10.13 Trustee Risk. None of the provisions contained in this Indenture or any of the other Transaction
Documents to which it is a party shall require the Trustee to expend or risk its own monies or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such monies or liability is not reasonably assured to it. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to this Section, Section 10.1 and the requirements of the Trust Indenture Act.


          SECTION  10.14   Trustee  May  Perform  Certain  Duties
Through Affiliates. The   Trustee  shall  be  entitled  to  perform
its rights and obligations in its capacity as the International Collateral Agent through any of its Affiliates or through any of its branch offices or agencies.

                           ARTICLE XI

                       HOLDERS' MEETINGS

          SECTION 11.1   Purposes for Which Holders' Meetings May
Be Called. A meeting of Holders may be called at any time and from time to time pursuant to this Article for any of the following purposes:

          (a) to give any notice to Panda Funding or PIC or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article IX;

          (b)  to remove the Trustee pursuant to Article X;

          (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 12.2; or

          (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Bonds under any other provision of this Indenture or under applicable law.

          SECTION 11.2 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders of any series to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meetings shall be given by the Trustee, in the manner provided in Section 1.6, not less than twenty (20) nor more than one hundred twenty (120) days prior to the date fixed for the meeting, to the Holders of Bonds of such series.

          SECTION 11.3 Panda Funding, PIC and Holders May Call Meeting. In case Panda Funding or PIC, pursuant to a resolution of its Board of Directors, or the Holders of at least 10% in aggregate principal amount of all series of Outstanding Bonds (considered as one class) shall have requested the Trustee to call a meeting of Holders of such series, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have made the mailing of the notice of such meeting within twenty (20) days after receipt of such request, then Panda Funding and PIC or the Holders of such Bonds in the amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 11.1 by giving notice thereof as provided in Section 11.2.

          SECTION 11.4 Persons Entitled to Vote at Meeting. To be entitled to vote at any meeting of Holders a person shall be
(a) Holder of one or more Bonds with respect to which such meeting is being held or (b) a person appointed by an instrument in writing as proxy for the Holder or Holders of such Bonds by a Holder of one or more such Bonds. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of Panda Funding and PIC and their respective counsel.

          SECTION  11.5   Determination of Voting Rights; Conduct
and Adjournment of Meeting.

          (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Bonds and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof. Except as otherwise permitted or required by any such regulations, the holding of Bonds shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in said
     Section 1.4 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.

          (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Panda Funding or PIC or by Holders as provided in Section 11.3, in which case Panda Funding, PIC or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Bonds represented at the meeting and entitled to vote.

          (c) Subject to the provisions of Section 1.4(f), at any meeting each Holder of a series or proxy shall be entitled to one vote for each $1,000 principal amount of Bonds of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not Outstanding and determined by the Trustee to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Bonds of such series held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Holders of such series. Any meeting of Holders duly called pursuant to
     Section 11.2 or 11.3 may be adjourned from time to time to a place, date and time announced at such meeting, and the meeting may be held as so adjourned without further notice.

          (d) At any meeting, the presence of persons holding or representing Bonds with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority of the Bonds represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

          SECTION 11.6 Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Holders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Bonds of such series or of their representatives by proxy and the serial numbers and principal amounts of the Bonds of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.2. The record shall show the serial numbers of the Bonds voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to Panda Funding and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                          ARTICLE XII

                    SUPPLEMENTAL INDENTURES

          SECTION 12.1 Supplemental Indentures Without Consent of Holders. Without the consent of the Holders of any Bonds, Panda Funding, PIC and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

          (a) to establish the form and terms of Bonds of any series permitted by Sections 2.1 and 2.3;

          (b) to evidence the succession of another entity to Panda Funding or PIC, and the assumption by any such successor of the covenants of Panda Funding or PIC herein, as the case may be, and in the Bonds contained;

          (c) to evidence the succession of a new Trustee hereunder pursuant to Section 10.9;

          (d) to add to the covenants of Panda Funding or PIC, for the benefit of the Holders, or to surrender any right or power herein conferred upon Panda Funding or PIC;

          (e) to convey, transfer and assign to the Trustee properties or assets to secure the Bonds, and to correct or amplify the description of any property at any time subject to this Indenture or to assure, convey and confirm unto the Trustee or the Collateral Agent any property subject or required to be subject to this Indenture;

          (f) to permit or facilitate the issuance of Bonds in uncertificated form;

          (g) to change or eliminate any provision of this Indenture; provided, however, that if such change or elimination shall adversely affect the interests of the Holders of Bonds of any series, such change or elimination shall become effective with respect to such series only when no Bond of such series remains Outstanding;

          (h) to comply with any requirement of the SEC in connection with qualifying this Indenture under the Trust
     Indenture Act or maintaining such qualification thereafter;

          (i) to provide for the issuance of a new series of Bonds registered under the Securities Act in exchange for a series of Bonds if such exchange is contemplated by any registration rights agreement entered into in connection with the issuance of a series of Bonds or any other exchange securities pursuant to any other agreement to register any series of Bonds under the Securities Act, and to make such other changes in this Indenture or the Transaction Documents as the Board of Directors of PIC determines are necessary or appropriate in connection therewith, provided such action shall not adversely affect the interests of the Holders of Bonds of any series in any material respect;

          (j) to cure any ambiguity or to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein; or

          (k) to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interest of the Holders of any series in any material respect.

          SECTION 12.2 Supplemental Indenture with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of all series of Outstanding Bonds (considered as one class) by Act of said Holders delivered to Panda Funding, PIC and the Trustee, Panda
Funding and PIC when authorized by a Board Resolution or a resolution of the Board of Directors of Panda Funding or PIC, as the case may be, may, and the Trustee, subject to Sections 12.3 and 12.4, shall, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating or waiving any of the provisions of, this Indenture; provided, however, that if there shall be Bonds of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds of all series so directly affected (considered as one class) shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond directly affected thereby,

          (a) change the Stated Maturity of any Bond (or, if the principal thereof is payable in installments, the Stated Maturity of any such installment), or of any payment of interest thereon, or the dates or circumstances of payment of premium, if any, on, any Bond, or change the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Bond or the premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or such payment of premium, if any, on or after the date such premium becomes due and payable or change the dates or the amounts of payments to be made through the operation of the sinking fund in respect of such Bonds, if any;

          (b) permit the creation of any Lien prior to or, except as expressly permitted by the terms of this Indenture or any of the Security Documents, pari passu with the Lien of the Security Documents with respect to any of the property pledged under the Security Documents or terminate the Lien of the Security Documents of any property pledged thereunder or deprive any Holder of the security afforded by the Lien of the Security Documents, except to the extent expressly permitted by this Indenture or any of the Security Documents;

          (c) reduce the percentage in principal amount of the Outstanding Bonds, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements with respect to quorum or voting;

          (d) modify any of the provisions of Section 9.7 or of this Section; or

          (e) amend, change or modify the obligation of Panda Funding to make and consummate a Change of Control Offer in the event of a Change of Control, or amend, change or modify any of the provisions or definitions with respect thereto.

          A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Bonds, or which modifies the rights of the Holders of Bonds of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Bonds of any other series.

          Upon receipt by the Trustee of Board Resolutions of Panda Funding and PIC and such other documentation as the Trustee may reasonably require and upon the filing with the Trustee of evidence of the Act of said Holders, the Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Sections 12.3 and 12.4.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 12.3 Documents Affecting Immunity or Indemnity. If in the opinion of Panda Funding, PIC or the Trustee any document required to be executed by it pursuant to the terms of Section 12.2 affects any interest, right, duty, immunity or indemnity in favor of it under this Indenture, it may in its discretion decline to execute such document.

          SECTION 12.4 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any Series Supplemental Indenture or other supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 10.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, that all consents necessary for the execution of the supplemental indenture have been obtained and that such supplemental indenture constitutes the legal, valid and binding obligation of each of PIC and Panda Funding enforceable against each of them in accordance with its terms, subject to customary exceptions.

          SECTION 12.5 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 12.6 Reference in Bonds to Supplemental Indentures. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this
Article may, and shall if required by Panda Funding, bear a notation in form approved by Panda Funding and the Trustee as to any matter provided for in such supplemental indenture; and, in such case, suitable notation may be made upon Outstanding Bonds after proper presentation and demand. If Panda Funding shall so determine, new Bonds so modified as to conform, in the opinion of Panda Funding and the Trustee, to any such supplemental indenture may be prepared and executed by Panda Funding, with the notation of the PIC Guaranty thereon executed by PIC, and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.

          SECTION  12.7    Compliance with Trust  Indenture  Act.
Every Series Supplemental Indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture
Act.

                         ARTICLE  XIII

                    GUARANTEE OF SECURITIES

          SECTION 13.1   Unconditional Guaranty.

     (a) For value received, PIC hereby fully, unconditionally and absolutely guarantees to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Bonds and all other amounts due and payable under this Indenture and Bonds by Panda Funding when and as such principal, premium, if any, and interest shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of Bonds and this Indenture.

     (b) Failing payment when due of any amount guaranteed pursuant to the PIC Guaranty, for whatever reason, PIC will be obligated to pay the same immediately. The PIC Guaranty hereunder is intended to be a general, secured, senior obligation of PIC and will rank pari passu in right of payment with all indebtedness of PIC that is not, by its terms, expressly subordinated in right of payment to the PIC Guaranty or any other indebtedness of PIC. PIC hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Bonds, the PIC Guaranty or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Bonds with respect to any provisions hereof or thereof, the recovery of any judgment against Panda Funding, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of PIC. PIC hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Bonds, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 9.8, by the Holders, on the terms and conditions set forth in this Indenture, directly against PIC to enforce the PIC Guaranty without first proceeding against Panda Funding.

     (c)   The obligations of PIC under this Article shall be  as
aforesaid  full,  unconditional and absolute  and  shall  not  be impaired, modified, released or limited by any occurrence or condition whatsoever, including (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of Panda Funding or PIC contained in the Bonds or this Indenture,
(ii) any impairment, modification, release or limitation of the liability of Panda Funding, PIC or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable bankruptcy law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by Panda Funding, PIC or the Trustee of any rights or remedies under the Bonds or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for the Bonds or the release of any such security, including all or any part of the rights of Panda Funding or PIC under this Indenture, (v) the extension of the time for payment by Panda Funding or PIC of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Bonds or this Indenture or of the time for performance by Panda Funding or PIC of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of Panda Funding or PIC set forth in this Indenture,
(vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, Panda Funding or PIC or any of their respective assets, or the disaffirmance of the Bonds, the PIC Guaranty or this Indenture in any such proceeding, (viii) the release or discharge of Panda Funding or PIC from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law or otherwise, (ix) the unenforceability of the Bonds, the PIC Guaranty or this Indenture or (x) any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

     (d) PIC and Panda Funding each hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of Panda Funding or PIC, and all demands whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the PIC
Guaranty  may  be  transferred  and  that  the  benefit  of   its
obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the PIC Guaranty without notice to them and (iii) covenants that the PIC Guaranty will not be discharged except by complete performance of the PIC Guaranty. PIC and Panda Funding further agree that if at any time all or any part of any payment theretofore applied by any Person to the PIC Guaranty is, or must be, rescinded or returned for any reason whatsoever including the insolvency, bankruptcy or reorganization of Panda Funding or PIC, the PIC Guaranty shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the PIC Guaranty shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

     PIC hereby agrees that the PIC Guaranty set forth in this Section shall remain in full force and effect notwithstanding any failure to endorse on each Bond a notation relating to the PIC
Guaranty.

     If an Authorized Representative of PIC whose signature is on this Indenture or a Bond no longer holds that office at the time the Trustee authenticates such Bond or at any time thereafter, the PIC Guaranty of such Bond shall be valid nevertheless.

     The   delivery  of  any  Bond  by  the  Trustee,  after  the
authentication thereof hereunder, shall constitute due delivery of the PIC Guaranty set forth in this Indenture on behalf of PIC.

          SECTION 13.2. Execution and Delivery of PIC Guaranty. To further evidence the PIC Guaranty set forth in Section 13.1, PIC hereby agrees that a notation relating to the PIC Guaranty shall be endorsed on each Bond authenticated and delivered by the Trustee in the form provided in Section 2.8 and executed on behalf of PIC by either manual or facsimile signature by an Authorized Representative of PIC.

          SECTION 13.3. Right of Subrogation. PIC waives its respective right of subrogation that it might now have or hereafter acquire against the Holders of the Bonds that arise from the existence or performance of PIC's obligations under the PIC Guaranty until the Bonds have been paid in full.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed by their respective officers duly authorized as of the day and year first above written.

                              PANDA FUNDING CORPORATION


                              Name:
                              Title:


                              PANDA INTERFUNDING CORPORATION


                              Name:
                              Title:


                              BANKERS TRUST COMPANY, Trustee

                              By:
                              Name:
                              Title:




                           EXHIBIT A


                FORM OF LEGEND FOR GLOBAL BONDS

     Any Global Bond authenticated and delivered hereunder shall bear a legend in addition to the Private Placement Legend, if required by Section 2.8, in substantially the following form:

          THIS  BOND IS A GLOBAL BOND WITHIN THE MEANING  OF  THE
     INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS BOND IS NOT EXCHANGEABLE FOR BONDS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS BOND (OTHER THAN A TRANSFER OF THIS BOND AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO PANDA FUNDING OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.






                           EXHIBIT B

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE
              OR REGISTRATION OF TRANSFER OF BONDS

  Re:  ____%  Pooled  Project  Bonds,  Series  ____   due ___________
               (the "Bonds"), of Panda Funding Corporation

     This  Certificate  relates to $______  principal  amount  of
Bonds  held in the form of *______ a beneficial interest in a Global
Bond  or *______  a   Physical   Bond  by  ________________   (the
"Transferor").

     The Transferor:*

______ has requested by written order that the Security Registrar deliver in exchange for its beneficial interest in the Global Bond held by the Depository a Physical Bond or Physical Bonds in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such Global Bond (or the portion thereof indicated above); or

______ has requested that the Security Registrar by written order exchange or register the transfer of a Physical Bond or Physical
Bonds.

          In connection with such request and in respect of each such Bond, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Bonds and the restrictions on transfers thereof as provided in
Section 2.8 of such Indenture, and that the transfer of these Bonds does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because *:

______ Such Bond is being acquired for the Transferor's own account, without transfer (in satisfaction of subparagraph (A)(1) or (C)(1) of Section 2.8(b)(ii) of the Indenture).

______ Such   Bond  is  being  transferred  to  a   "qualified
institutional  buyer"  (as  defined  in  Rule  144A   under   the
Securities  Act), in reliance on Rule 144A under  the  Securities
Act.

______ Such  Bond  is  being transferred  to  an  institutional
"accredited   investor"  (within  the  meaning  of  subparagraphs
(a)(1), (2), (3) or (7) of Rule 501 under the Securities Act).

______ Such Bond is being transferred in reliance on Regulation S under the Securities Act.

______ Such Bond is being transferred in reliance on Rule 144A under the Securities Act.

______ Such Bond is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Regulation S or Rule 144 under the Securities Act to a person other than an institutional "accredited investor."

                              ___________________________
                              [Name of Transferor]

                              By:________________________
                                   [Authorized Signatory]
Date:  ________________________

* Check Appicable Box.



                           EXHIBIT C

                    FORM OF CERTIFICATE TO BE
                  DELIVERED IN CONNECTION WITH
         TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

                               [Date] ___________,_____

Bankers Trust Company, Trustee
4 Albany Street
New York, New York  10006



          Re: Panda Funding Corporation Indenture (the "Indenture") relating to ____ percent Pooled Project Bonds, Series __ due ________

Ladies and Gentlemen:

     In connection with our proposed purchase of ____percent Pooled Project Bonds due ________, Series ___ due _________ (the"Bonds") of Panda Funding Corporation (the "Company"), we confirm that:

     1. We have received such information as we deem necessary in order to make our investment decision.

     2. We understand that any subsequent transfer of the Bonds is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Bonds except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     3. We understand that the offer and sale of the Bonds have not been registered under the Securities Act, and that the Bonds may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Bonds, we will do so only (A) to the Company, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Bonds from us a notice advising such purchaser that resales of the Bonds are restricted as stated herein.

     4. We understand that, on any proposed resale of Bonds, we will be required to furnish to you and the Company, such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Bonds purchased by us will bear a legend to the foregoing effect.

     5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Bonds, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be, for an indefinite period.

     6. We are acquiring the Bonds purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

     You and the Company and your and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              __________________________
                              [Name of Transferee]


                              By:________________________
                                   [Authorized Signatory]




                           EXHIBIT D

                   FORM OF CERTIFICATE TO BE
                    DELIVERED IN CONNECTION
                  WITH REGULATION S TRANSFERS

                                     [Date]___________,_____
Bankers Trust Company
4 Albany Street
New York, New York  10006

     Re:  Panda Funding Company (the "Company")
          ____Percent  Pooled  Project Bonds, Series ___ due  ______
          (the "Bonds")

Ladies and Gentlemen:

     In connection with our proposed sale of $______________ aggregate principal amount of the Bonds, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Bonds was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
     (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knew that the transaction had been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule
     903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;
     and

          (5) we have advised the transferee of the transfer restrictions applicable to the Bonds.

     You and the Company and your and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                              Very truly yours,

                              ___________________________
                              [Name of Transferor]


                              By:________________________
                                   [Authorized Signature]




                           EXHIBIT E

        FORM OF PIC INTERNATIONAL ENTITY LOAN AGREEMENT
[SEE EXHIBITS 10.01 AND 10.02 FILED WITH THIS REGISTRATION STATEMENT]


                           EXHIBIT F

      FORM OF PIC INTERNATIONAL ENTITY SECURITY AGREEMENT
 [SEE EXHIBITS 10.04 AND 10.06 FILED WITH THIS REGISTRATION STATEMENT]


                           EXHIBIT G

           FORM OF PIC U.S. ENTITY GUARANTY AGREEMENT
    [SEE EXHIBIT 4.09 FILED WITH THIS REGISTRATION STATEMENT]

                            EXHIBIT H

               OTHER INTERNATIONAL LOAN AGREEMENT

                         by and between

                 PANDA INTERFUNDING CORPORATION,

                            as Lender

                               and

                   [PIC International Entity],
                           as Borrower



                              Dated
                              as of

                       ___________, _____




                        TABLE OF CONTENTS
 (The Table of Contents is not a part of the Loan Agreement but for convenience of reference only.)


ARTICLE I      DEFINITIONS AND INTERPRETATIONS                       1

SECTION 1.1.   DEFINITIONS                                           1
SECTION 1.2.   INTERPRETATIONS                                       3

ARTICLE II     THE LOANS                                             3

SECTION 2.1.   LOANS                                                 3
SECTION 2.2.   USE OF PROCEEDS                                       3

ARTICLE III    LOAN PAYMENTS                                         3

SECTION 3.1.   INTEREST PAYMENTS                                     3
SECTION 3.2.   PRINCIPAL REPAYMENT                                   4
SECTION 3.3.   REDEMPTION BY INTERNATIONAL COLLATERAL AGENT          4
SECTION 3.4.   NATURE OF OBLIGATIONS OF THE BORROWER                 4
SECTION 3.5.   USURY                                                 5

ARTICLE IV     SPECIAL COVENANTS                                     5

SECTION 4.1.   REPRESENTATIONS OF BORROWER;
               MAINTENANCE OF CORPORATE EXISTENCE                    5
SECTION 4.2.   REPRESENTATIONS OF PIC                                5
SECTION 4.3.   REMOVAL OF LIENS                                      6
SECTION 4.4.   NET AGREEMENT                                         6

ARTICLE V EVENTS OF DEFAULT AND REMEDIES                             6

SECTION 5.1.   ENUMERATION OF EVENTS OF DEFAULT                      6
SECTION 5.2.   REMEDIES                                              7
SECTION 5.3.   NO REMEDY EXCLUSIVE                                   7

ARTICLE VI     GENERAL                                               7
SECTION 6.1    WAIVER OF RIGHTS                                      7
SECTION 6.2.   NO THIRD-PARTY BENEFICIARIES                          8
SECTION 6.3.   NOTICES                                               8
SECTION 6.4.   COUNTERPARTS, AMENDMENTS, GOVERNING LAW, ETC.         9
SECTION 6.5.   TERM OF AGREEMENT                                     9

EXHIBIT A - FORM OF OTHER INTERNATIONAL NOTE A-1


               OTHER INTERNATIONAL LOAN AGREEMENT

THIS OTHER INTERNATIONAL LOAN AGREEMENT, dated as of __________(together with any amendments or supplements hereto, this "Agreement"), between PANDA INTERFUNDING CORPORATION, a Delaware corporation (together with any permitted successor or assigns, "PIC"), and [PIC International Entity], a ____________________ (together with any permitted successor or assigns, the "Borrower").

                      W I T N E S S E T H:

WHEREAS, the Trust Indenture (the "Indenture"), dated as of
July 31, 1996, by and among PIC, Panda Funding Corporation, a Delaware corporation, and Bankers Trust Company, as Trustee thereunder (the "Trustee"), contemplates that PIC may make loans to certain of its non-U.S. subsidiaries evidenced by promissory notes ("Other International Notes"); and

WHEREAS, PIC and the Borrower desire to enter into this Agreement to provide for the lending by PIC and the borrowing by the Borrower of funds from time to time upon the terms and conditions set forth herein, each such loan to be evidenced by an Other International Note substantially in the form of Exhibit A hereto; NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

                            ARTICLE I
                 DEFINITIONS AND INTERPRETATIONS

Section 1.1. Definitions. The following terms shall have the meanings assigned to them below whenever they are used in this Agreement, unless the context clearly otherwise requires. Except where the context otherwise requires, words imparting the singular number shall include the plural number and vice versa and words imparting the masculine gender shall include the feminine. Capitalized terms contained but not otherwise defined herein bear the meaning assigned to such terms in the Indenture.

"Agreement" means this Other International Loan Agreement.

"Borrower" is defined on page 1 of this Agreement.

"Applicable Federal Rate" has the meaning specified in Section
7872(f)(2) of the Code.

"Event of Default" or "Default" has the meaning specified in
Section 6.1.

"Indenture" is defined in the recitals of this Agreement.

"Interest Payment Date" has the meaning specified in Section 3.1.

"Interest Rate" means the rate of interest specified for each Other International Loan in the Other International Note evidencing such loan. [Note: Interest rate to be specified for each Other International Loan to be the Applicable Federal Rate in effect on the date on which such loan is made.]

"International Collateral Agent" has the meaning ascribed to such term in the Indenture.

"Loan Payments" means the payments to be made by the Borrower pursuant to Sections 3.1 and 3.2 and any redemption effected pursuant to Section 3.3 of this Agreement.

"Maturity Date" means the Stated Maturity of the final installment of principal on the Series A Bonds or such other date as may be agreed to between PIC and the Borrower.

"Other International Loan" means a loan made by PIC to the Borrower under this Agreement.

"Other International Note" means a note issued by the Borrower to PIC evidencing an Other International Loan as provided in Section
2.1 of this Agreement.

"PIC" means the party defined as such on page 1 of this Agreement.

"Redemption Amount" has the meaning specified in Section 3.3.

"Redemption Payment Date" has the meaning specified in Section
3.3.

"Trustee" means Bankers Trust Company, a New York banking corporation, serving as trustee under the Indenture, or any successor trustee.

Section 1.2. Interpretations. The table of contents and article and section headings of this Agreement are for reference purposes only and shall not affect its interpretation in any respect. References in this agreement to "Sections" or "Articles" refer to sections or articles of this Agreement.

                           ARTICLE II
                           THE LOANS

Section 2.1. Loans. Pursuant to and subject to the terms and conditions of this Agreement, PIC shall make a loan in an amount of [$____] (the "Required Other International Loan") and may from time to time loan funds to the Borrower in amounts to be agreed by PIC and the Borrower (each such loan, together with the Required Other International Loan, an "Other International Loan"). Each Other International Loan shall be evidenced by the Borrower's creation and issuance of an Other International Note, substantially in the form of Exhibit A attached hereto, payable to the order of PIC.

Section 2.2. Use Of Proceeds. The Borrower may use the proceeds of each Other International Loan for its general corporate purposes or may on-lend such proceeds to non-U.S. Affiliates of PEI that are developing, constructing, operating or owning electric power generation projects (including businesses substantially related thereto, such as a steam host affiliated therewith) outside the U.S.

                           ARTICLE III
                          LOAN PAYMENTS


Section 3.1. Interest Payments. With respect to each Other International Note then outstanding, the Borrower shall, subject to the limitations of Section 3.5 hereof, make interest payments in annual installments as provided therein (the date of each such installment, an "Interest Payment Date"), in an aggregate amount equal to the interest accrued from the preceding Interest Payment Date coming due on such Interest Payment Date, calculated at the Interest Rate, provided that on any Redemption Payment Date with respect to any Other International Note, all interest accrued from the most recent Interest Payment Date to such Redemption Payment Date, as applicable to such Other International Note, shall be due and payable and the interest due on the next Interest Payment Date, if any principal amount remains outstanding, shall be accrued from such Redemption Payment Date. Interest shall be compounded as provided in the applicable Other International Note and shall be based on a 365 day year.
Interest payments shall be made in U.S. dollars and, except in the event of a redemption pursuant to Section 3.3, should be remitted to PIC at the address specified for notices to PIC herein, as such address may be changed from time to time pursuant to the terms hereof.

Section 3.2  Principal Repayment.  Except as provided in Section
3.3 or Section 4.1, all Other International Loans and all accrued and unpaid interest thereon shall be repaid in full in a single installment on the Maturity Date. Principal payments shall be remitted to PIC in U.S. dollars at the address for notices to PIC specified herein, as such address may be changed from time to time.

Section 3.3. Redemption by International Collateral Agent. Upon receipt by the International Collateral Agent of notice of an International Redemption Event, and as contemplated under the Indenture, the International Collateral Agent may effect a full or partial redemption of the outstanding principal balance of each and any Other International Note then outstanding. Such redemption shall be in the amount which is the least of (i) the amount set forth in such notice, (ii) the amount that is equal to the aggregate principal amount of all Other International Notes outstanding (after giving effect to any other redemptions, if any, required to be made of the Other International Notes on the same date pursuant to the Indenture), or (iii) the total amount contained in the International Accounts and Funds at such time that such notice is received (the "Redemption Amount") and shall be effected by the withdrawal by the International Collateral Agent of funds equal to the Redemption Amount from the International Accounts and Funds, in the order to priority required pursuant to the Indenture, for transfer to the Trustee for deposit in the U.S. Project Account. The day on which such a redemption is effected is a "Redemption Payment Date." Interest on the principal balance redeemed on any Other International Note shall be due and payable to the International Collateral Agent on any Redemption Payment Date pursuant to Section 3.1.

Section 3.4. Nature of Obligations of the Borrower. Until each Other International Note has been paid or redeemed in full, the obligations of the Borrower to pay the principal of and interest on such Other International Note shall be absolute and unconditional, irrespective of any rights of set-off, recoupment or counterclaim the Borrower might otherwise have against PIC, the International Collateral Agent or any other person or persons, and the Borrower will not suspend or discontinue any such payment or terminate this Agreement for any cause.

Section 3.5. Usury. Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed by and between PIC and the Borrower that (i) in no event shall the interest contracted for, charged, received, reserved or taken in connection with any Other International Loan (including interest on each Other International Note pursuant to Section 3.1 of this Agreement together with any other costs or considerations that constitute interest under any applicable law that are contracted for, charged, received, reserved or taken pursuant to this Agreement) exceed the maximum rate of non-usurious interest allowed under applicable laws as presently in effect, and (ii) to the extent allowed by such applicable laws as they may be amended from time to time to change such maximum rate, any excess interest provided for in this Agreement, any Other International Note or otherwise, shall be canceled automatically as of the date such maximum rate is exceeded or, if theretofore paid, shall be credited on the principal amount of any Other International Note.

                           ARTICLE IV
                        SPECIAL COVENANTS

Section 4.1. Representations of Borrower; Maintenance of Corporate Existence. The Borrower represents that it is duly incorporated and existing under the laws of _________________________, that it has duly accomplished all conditions precedent necessary to be accomplished by it prior to execution and delivery of this Agreement, that it is not in default under any agreement or other instrument in any manner that would impair its ability to carry out its obligations hereunder, that it has power to enter into the transactions contemplated by this Agreement, that it has been duly authorized by all requisite corporate action to execute and deliver this Agreement and that, until the entire amount of each Other International Note outstanding shall be paid in full or redeemed in full and all other obligations of the Borrower under this Agreement are satisfied, the Borrower or its successor hereunder will maintain its corporate existence.

Section 4.2. Representations of PIC. PIC represents that it is duly incorporated and existing under the laws of the State of Delaware, that it has duly accomplished all conditions precedent necessary to be accomplished by it prior to execution and delivery of this Agreement, that it is not in default under any agreement, indenture or other instrument in any manner that would impair its ability to carry out its obligations hereunder, that it has power to enter into the transactions contemplated by this Agreement, and that it has been duly authorized by all requisite corporate action to execute and deliver this Agreement.

Section 4.3. Removal of Liens. If any lien, encumbrance or charge of any kind based on any claim of any kind (including, without limitation, any claim for income, franchise or other taxes, whether federal, state, foreign or otherwise), shall be asserted or filed against any amount paid or payable by the Borrower under or pursuant to this Agreement or any order (whether or not valid) of any court shall be entered with respect to any such amount by virtue of any claim of any kind, in either case so as to:

     (a)  interfere with the due payment of such amount, or

     (b) result in the refusal of PIC or the International Collateral Agent, as applicable, to make due application of such amount because of its reasonable determination that liability might be incurred if such due application were made, then the Borrower will promptly take such action (including, but not limited to, the payment of money) as may be necessary to prevent or to nullify the cause or result of such interference or such refusal, as the case may be.

Section 4.4. Net Agreement. This Agreement shall be deemed and construed to be a "net agreement", and the Borrower shall during its term pay absolutely net the Loan Payments and all other payments required hereunder, free of any deductions, without abatement, deduction or set-off other than those herein expressly provided.

                            ARTICLE V
                 EVENTS OF DEFAULT AND REMEDIES


Section 5.1.  Enumeration of "Events of Default".  The term
"Event of Default" shall mean, whenever it is used in this Agreement, any one or more of the following events:

     (a) failure by the Borrower to pay when due in accordance with 3.2 of this Agreement the portion of any Loan Payments representing payment of the principal of any Other International Note, which failure continues for 30 days from the giving of notice by PIC to the Borrower of such non-payment; or

     (b) failure by the Borrower to pay when due in accordance with Sections 3.1 and 3.2 of this Agreement the portion of any Loan Payments representing payment of interest on any Other International Note, which failure continues for 270 days from the giving of notice by PIC to Borrower of such nonpayment.

Section 5.2. Remedies. Whenever any Event of Default referred to in Section 5.1 shall have occurred and be continuing, PIC (if the Borrower is the defaulting party) or the Borrower (if PIC is the defaulting party) may take any action at law or in equity to collect amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the defaulting party under this Agreement.

Section 5.3. No Remedy Exclusive. No remedy conferred upon or reserved to PIC, the Borrower or the International Collateral Agent by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing hereunder shall impair any such right or power or shall be construed to be a waiver thereof, nor shall any single or partial exercise of any other right, power or privilege, but every such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the International Collateral Agent to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notices as may be herein expressly required.

                           ARTICLE VI
                             GENERAL


Section 6.1 Waiver of Rights. Failure by PIC, the Borrower or the International Collateral Agent to insist upon the strict performance of any of the covenants and agreements contained in this Agreement or to exercise any rights or remedies upon Default shall not be considered a waiver or relinquishment of the right to insist upon and to enforce by any appropriate legal remedy a strict compliance by the defaulting party with all of the covenants and conditions binding on it, or of the right to exercise any such rights or remedies if such Default be continued or repeated.

Section 6.2. No Third-Party Beneficiaries. This Agreement shall not be deemed to create any right of subrogation or otherwise in any person who is not a party hereto (other than the permitted successors and assigns of a party) and shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (other than the permitted successors or assigns of a party hereto).

Section 6.3. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been given or made if delivered personally to the person who is to receive the same or if mailed to such person by certified mail, return receipt requested, postage prepaid (or another method reasonably believed to provide actual notice if certified mail is not then available), addressed:

if to PIC,     Panda Interfunding Corporation
               4100 Spring Valley Road, Suite 1001
               Dallas, Texas 75244

if to the Borrower, [PIC International Entity]

if to the International Collateral Agent, Bankers Trust Company Luxembourg S.A.
     [address] Luxembourg

Attention:     [Corporate Trust Department]

or, in each case, at such other address as may have been designated most recently in writing by the addressee to the parties; provided, however, that in order to be considered duly made, a duplicate copy of any notice or other communication to PIC, the Borrower, or the International Collateral Agent shall be sent at the same time and in like manner to each of the others. Whenever this Agreement provides for the delivery by PIC or the Borrower of a notice or communication, the person receiving the same shall be entitled to rely and act upon such notice or communication if it is signed by an authorized representative or any other authorized officer of PIC or the Borrower.

Section 6.4. Counterparts, Amendments, Governing Law, Etc. This Agreement (a) may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument; (b) may be modified or amended only by an instrument in writing signed by an authorized representative of each party hereto (or their respective successors or assigns); and (c) SHALL BE GOVERNED, IN ALL RESPECTS INCLUDING VALIDITY, INTERPRETATION AND EFFECT BY, AND SHALL BE ENFORCEABLE IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN THE PROVISIONS OF
SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW
YORK).

In the event that any clause or provision of this Agreement shall be held to be invalid by any court of competent jurisdiction, the invalidity of such clause or provision shall not affect any of the remaining provisions hereof.

Section 6.5. Term of Agreement. This Agreement shall remain in full force and effect from the date of execution and delivery hereof until terminated by mutual agreement of PIC and the Borrower, each Other International Note has been paid or redeemed in full and all other obligations of the Borrower hereunder are satisfied.

IN WITNESS WHEREOF, PIC and the Borrower have caused this Agreement to be signed in their behalf by their duly authorized representatives as of the date set forth above.


[PIC International Entity]



By:_________________________
     Name:
     Title:

PANDA INTERFUNDING CORPORATION


By:_________________________
     Name:
     Title:

                            Exhibit A


                FORM OF OTHER INTERNATIONAL NOTE

Amount:  ___________     Dated:  ______________
FOR VALUE RECEIVED, [PIC International Entity], a ____________________________ (the "Borrower"), does hereby promise to pay to the order of the PANDA INTERFUNDING CORPORATION, a Delaware corporation (hereinafter called "PIC"), at the location specified in the Other International Loan Agreement hereinafter referenced in lawful money of the United States of America, the principal sum of ______________ ($_____________), and to pay interest on the unpaid principal amount hereof, in like money, at such office at the following rate: [Applicable Federal Rate in effect on the date hereof]
compounded [         ] (the "Interest Rate"), on the following
days (each an "Interest Payment Date"):  [one Interest Payment
Date per year].

    ALL SUMS paid hereon shall be applied first to the satisfaction of accrued interest and the balance to the unpaid principal. Principal on this Other International Note is due and payable on the Maturity Date in the amounts and on the dates specified in
Section 3.2 of the Other International Loan Agreement. Interest on the Other International Note is due and payable on each Interest Payment Date, on each Principal Payment Date, and on each Redemption Payment Date in the amounts and at the rate specified herein. Principal on this Other International Note is subject to redemption on the date specified in Section 3.3 of the Other International Loan Agreement.

     THIS NOTE is one of the Other International Notes referred to in the Other International Loan Agreement ("Other International Loan Agreement") dated as of July 31, 1996 by and between the Borrower and PIC, and is subject to, and is executed in accordance with, all of the terms, conditions and provisions thereof, including those respecting prepayment, all as provided in the Other International Loan Agreement. Capitalized terms used and not otherwise defined in this Note shall have the meaning given to such terms in the Other International Loan Agreement.

    THIS NOTE is a contract made under and shall be construed in accordance with and governed by the laws of the State of New
York.

[PIC International Entity]

By:_________________________
     Name:
     Title:





                           SCHEDULE I

               FORM OF COLLATERAL AGENCY AGREEMENT

          [SEE ATTACHED EXHIBIT 4.07 ATTACHED HEREWITH]





                           SCHEDULE II

                    SUBORDINATION PROVISIONS



All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Trust Indenture, dated as of July 31, 1996 (as amended, supplemented or modified from time to time, the "Indenture") among Panda Funding Corporation ("Panda Funding"), Panda Interfunding Corporation ("PIC") and Bankers Trust Company, as Trustee (in such capacity, the "Trustee").

[NAME OF SUBORDINATED LENDER] (together with its successors and assigns, the "Subordinated Lender") hereby agrees for the benefit of the Holders of the Bonds and the Trustee that all [DESCRIBE SUBORDINATED LIABILITIES] (the "Subordinated Obligations") are and shall be junior and subordinate, to the extent and in the manner set forth hereinafter, in right of payment to the prior indefeasible payment or satisfaction in full of all obligations of Panda Funding under the Indenture and PIC under the PIC Notes and the PIC Guaranty (collectively "Financing Liabilities"). In furtherance thereof, each of the Trustee, and the Trustee acting on behalf of the Holders of the Bonds, the Collateral Agent (as defined in the Collateral Agency Agreement) and the Subordinated Lender further agrees that:

     (a) (i) The Subordinated Lender shall not ask, demand, sue for, take or receive from either Panda Funding or PIC, directly or indirectly, in cash or other property or by setoff or in any manner (including, without limitation, from or by way of the Collateral or any guaranty of payment or performance), payment of all or any of the Subordinated Obligations unless and until all the Financing Liabilities shall have been paid or otherwise satisfied in full in cash or Cash Equivalents. For the purposes of these provisions, the Financing Liabilities shall not be deemed to have been paid or satisfied in full until those Financing Liabilities shall have been indefeasibly so paid to the Secured Parties (after the passage of any relevant preference periods).

          (ii) Upon any distribution of all or any of the assets of Panda Funding or PIC to creditors of Panda Funding or PIC, as the case may be, upon the dissolution, winding up, liquidation, arrangement, reorganization or composition of Panda Funding or PIC, as the case may be, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Panda Funding or PIC, as the case may be, or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Subordinated Obligations shall be paid or delivered directly to the Collateral Agent for application (in the case of cash) to or as Collateral (in the case of non-cash property or securities) for the payment or prepayment of Financing Liabilities until the Financing Liabilities have been paid in full in cash or Cash Equivalents.

          (iii) Each of the Holders of the Bonds and the Trustee may demand specific performance of these terms of subordination, whether or not Panda Funding or PIC, as the case may be, shall have complied with any of the provisions hereof applicable to them at any time when the Subordinated Lender shall have failed to comply with any of such provisions applicable to it. The Subordinated Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

          (iv) So long as any of the Financing Liabilities shall remain unpaid or otherwise unsatisfied, the Subordinated Lender shall not commence or join with any creditor other than the Collateral Agent in commencing any proceeding referred to in subsection (ii) above for the payment of any amounts which otherwise would be payable or deliverable upon or with respect to the Subordinated Obligations. The foregoing provisions regarding subordination are for the benefit of the Holders of the Bonds and the Trustee and shall be enforceable by them directly against the Subordinated Lender, and neither the Holders of the Bonds nor the Trustee shall be prejudiced in its right to enforce subordination of any of the Subordinated Obligations by any act or failure to act by Panda Funding or PIC, as the case may be, or anyone in custody of its assets or property.

Notwithstanding anything to the contrary contained in the foregoing provisions, the Subordinated Lender may receive Distributions in respect of the Subordinated Obligations from the Panda Funding or PIC from or amounts on deposit in or available for deposit in the Distribution Funds; provided that if the Subordinated Lender is the Letter of Credit Provider, such Subordinated Lender shall also be entitled to fees from amounts on deposit in the PIC Expense Fund.

     (b) So long as any Secured Obligations (as defined in the Collateral Agency Agreement) remain outstanding, the following provisions shall apply:

          (i) If a Default or Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, shall be permitted and is hereby authorized to take any and all actions to exercise any and all rights, remedies and options which it may have under the Security Documents or the Collateral Agency Agreement.

          (ii) Until the payment in full in cash or Cash Equivalents of all Financing Liabilities, the Subordinated Lender shall not, without the prior written consent of the Trustee, on behalf of each of the Holders of the Bonds, (A) exercise any rights or enforce any remedies or assert any claim with respect to the Collateral, (B) seek to foreclose any Lien on or sell the Collateral, or (C) take any action, directly or indirectly, or institute any proceedings, directly or indirectly, with respect to any of the foregoing.

          (iii) The Subordinated Lender hereby waives:

               (A) notice of the existence, creation or non-payment of all or any of the Financing Liabilities and (B) to the fullest extent permitted by law, any right it may have to require the Collateral Agent to marshall assets.

     (c) The Holders of the Bonds or the Trustee may, at any time and from time to time, without any consent of or notice to the Subordinated Lender and without impairing or releasing the obligations of the Subordinated Lender:

          (i) amend in any manner any agreement under which any of the Financing Liabilities is outstanding in accordance with the terms thereof; (ii) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Financing Liabilities in accordance with the Security Documents; (iii) release anyone liable in any manner under or in respect of the Financing Liabilities; (iv) exercise or refrain from exercising any rights against Panda Funding or PIC, as the case may be, and others; and (v) apply any sums from time to time received to payment or satisfaction of the Financing

Liabilities; provided that if the Letter of Credit Provider is the Subordinated Lender, neither the holders of the Bonds nor the Trustee shall reduce the order of priority of the PIC Expense Fund in Section 4.2 of the Indenture without the prior written consent of the Subordinated Lender.

_______________________________

Check applicable box

                                                       APPENDIX A

          The definitions stated herein shall equally apply to both the singular and plural form of the terms defined.

          "Act" when used with respect to any Holder, shall have the meaning ascribed thereto in Section 1.4 of the Indenture.

          "Additional Projects Contract" shall mean that  certain
Additional Projects Contract dated as of July 31, 1996 among PEI,
PEC and PIC, as the same may be modified and supplemented and in effect from time to time.

          "Affiliate" of another Person shall mean (a) any Person directly or indirectly owning, controlling, or holding with power to vote 25 percent or more of the outstanding Voting Stock of such other Person; (b) any Person 25 percent or more of whose outstanding Voting Stock is directly or indirectly owned, controlled, or held with power to vote, by such other Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person; or (d) if such other Person is an investment company, any investment adviser thereof or any investment company advised by such advisor.

          "Agent Members" shall have the meaning ascribed thereto in Section 2.9 of the Indenture.

          "Annual Letter of Credit Fee" shall mean the annual fee, or the cumulative fee charged over one year, charged by the Letter of Credit Provider.

          "Applicable Distribution Certificate" shall have the meaning ascribed thereto in Section 7.1(e) of the Indenture.

          "Authenticating Agent" shall mean any Person acting as Authenticating Agent under the Indenture pursuant to Section
10.11 thereof.

          "Authorized Agent" shall mean any Paying Agent, Authenticating Agent or Security Registrar or other agent appointed by Panda Funding or the Trustee, as the case may be, in accordance with the Indenture to perform any function that the Indenture authorizes the Trustee or such agent to perform.

          "Authorized Representative" shall mean as to Panda Funding, PIC or the Consolidating Engineer, the Person or Persons authorized to act on behalf of such entity by its Board of Directors or any other governing body of such entity for which the Trustee shall have received an incumbency certificate with specimen signatures.

          "Authorized Signatory" shall mean any officer of the Trustee or any other individual who shall be duly authorized by appropriate corporate action on the part of the Trustee to authenticate Bonds.

          "Available Amounts" shall mean, as of any date of determination, amounts held in the Extraordinary Distribution Accounts and the Mandatory Redemption Accounts, as the case may be, that have not been set aside and reserved to effect a redemption as specified in a Company Order given on or prior to such date.

          "Board of Directors" shall mean, when used with respect to a corporation, the board of directors of such corporation, or any committee of that board duly authorized to act for it under any Transaction Document.

          "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of Panda Funding or PIC, as the case may be, to have been adopted by the Board of Directors of Panda Funding or PIC, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Bonds" shall have the meaning ascribed thereto in the recitals of the Indenture.

          "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks in New York, New York, Dallas, Texas, or any city in which the Trustee's Corporate Trust Office or the Collateral Agents's principal office or, at any time when funds are on deposit in any of the International Accounts and Funds, or the International Collateral Agent's principal office are located, are authorized or required to be closed.

          "Capital Lease" shall mean any lease of property, real or personal, which in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee thereof.

          "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations, rights or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

          "Capitalized  Interest  Deficiency"   shall  have   the
meaning ascribed thereto in Section 4.4 of the Indenture.

          "Capitalized  Interest  Fund"  shall  mean   the   fund
entitled "Capitalized Interest Fund" described in and maintained by the Trustee pursuant to Article IV of the Indenture.

          "Capitalized Interest Fund Termination Certificate" shall have the meaning ascribed thereto in Section 4.4 of the Indenture

          "Capitalized Interest Requirement" shall mean an amount equal to the aggregate amounts required to be on deposit in the Capitalized Interest Fund on any date as set forth in all Series Supplemental Indentures, as the same may be reduced pursuant to
Section 4.4(e) of the Indenture.

          "Cash Available for Distribution" shall mean, for any period, Total Cash Flow from all Project Entities on a consolidated basis less (i) regularly scheduled payments of principal and interest on Project Debt, (ii) additions to reserves required by Project Agreements, (iii) Trustee's fees under the Indenture, plus interest earned on reserves required by Transaction Documents entered into by PIC, and (iv) the NNW Participation Interest that at the time of determination is available to be legally distributed from the Project Entities to the PIC Entities without contravention of any Project Agreement; provided that Cash Available for Distribution shall not include any Extraordinary Financial Distributions and distributions received as a result of Mandatory Redemption Events.

          "Cash Available from Operations" shall mean, for any period, Total Cash Flow from all Project Entities on a consolidated basis prior to all Consolidated Debt Service, less
(i) additions to reserves required by Project Agreements, (ii) Trustee's fees under the Indenture, plus interest earned on reserves required by Transaction Documents entered into by PIC and (iii) the NNW Participation Interest; provided that Cash Available from Operations shall not include Extraordinary Financial Distributions and distributions received as a result of Mandatory Redemption Events.

          "Change of Control" shall mean the occurrence of any event or series of events by which: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of PIC; (b) PIC consolidates with or merges into another person or any person consolidates with, or merges into, PIC, in any such event pursuant to a transaction in which the outstanding Voting Stock of PIC is changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of PIC is changed into or exchanged for Voting Stock of the surviving or resulting person that is Qualified Capital Stock and (ii) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or resulting person immediately after such transaction; (c) PIC, either individually or in conjunction with one or more of its Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Subsidiaries of PIC sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties of PIC and its Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of such Subsidiaries, to any Person (other than PIC or a Wholly-Owned Subsidiary of PIC); or (d) the liquidation or dissolution of PIC.

          "Change of Control Notice" shall have the meaning ascribed thereto in Section 7.32 of the Indenture.

          "Change of Control Offer" shall have the meaning ascribed thereto in Section 7.32 of the Indenture.

          "Change of Control Purchase Price" shall have the meaning ascribed thereto in Section 7.32 of the Indenture.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Collateral" shall mean all of the Property and interests in Property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Collateral Agent pursuant to the Security Documents.

          "Collateral Agency Agreement" shall mean the Collateral Agency Agreement dated as of July 31, 1996 among the Collateral
Agent, the Trustee, Panda Funding, PIC, PEC and the Letter of Credit Provider (when and if a Letter of Credit is provided), as the same shall be modified and supplemented and in effect from time to time.

          "Collateral Agent" shall mean Bankers Trust Company,  a
New York banking corporation, together with its successors, as collateral agent pursuant to the Collateral Agency Agreement.

          "Collateral  Agent's Security Rights"  shall  mean  the
Collateral Agent's security rights with respect to Collateral pursuant to the Security Documents.

          "Commercial Operations" shall mean, with respect to a Project, (i) the completion of construction and testing and the functioning of such Project and (ii) the satisfaction and discharge of all completion requirements of, and commencement of regular capacity or reservation payments under the purchase, transportation or other off-take or use contracts for such Project.

          "Company Request" and "Company Order" shall mean, respectively, a written request or order signed in the name of Panda Funding or PIC by its President or one of its Vice Presidents, and by its Treasurer, Secretary, or one of its Assistant Treasurers or Assistant Secretaries, and delivered to the Trustee.

          "Consolidated Debt Service" shall mean, for any period, the PIC Debt Service plus scheduled principal and interest payments on all Project Debt.

          "Consolidated Debt Service Coverage Ratio" shall mean, as of any date of determination, the ratio of (i) Cash Available from Operations during the relevant period to (ii) Consolidated Debt Service for such period; provided, however, that at any time that PIC holds Project Interests in more than four (4) Projects, then the Consolidated Debt Service Coverage Ratio shall not be applied in respect of any event or requirement.

          "Consolidating  Engineer"  shall  mean  ICF   Resources
Incorporated, a Florida corporation, or its Eligible Successor.

          "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time corporate trust business of the Trustee shall be administered, which at the date of this Indenture is at 4 Albany Street, New York, New York 10006, or such other office as may be designated by the Trustee to Panda Funding, PIC and each Holder, at the expense of Panda Funding and PIC.

          "Debt" of any Person shall mean at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations under Capital Leases of such Person, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all Debt of others to the extent Guaranteed by such Person, (vii) all obligations under letters of credit issued for the account of such Person, (viii) all obligations of such Person under trade or bankers' acceptances and (ix) all obligations of such Person under any Interest Rate Protection Agreement.

          "Debt   Service  Deficiency"  shall  have  the  meaning
ascribed thereto in Section 4.3 of the Indenture.

          "Debt  Service Fund" shall mean the fund entitled "Debt
Service Fund" described in and maintained by the Trustee pursuant to Article IV of the Indenture.

          "Debt  Service  Reserve  Deficiency"  shall  have   the
meaning ascribed thereto in Section 4.5 of the Indenture.

          "Debt  Service  Reserve  Fund"  shall  mean  the   fund
entitled "Debt Service Reserve Fund" described in and maintained by the Trustee pursuant to Article IV.

          "Debt Service Reserve Requirement" shall mean, on the closing date for the initial series of Bonds, an amount equal to $6,413,483.00, and, except as may be otherwise provided in any Series Supplemental Indenture, at any time thereafter, an amount equal to the scheduled principal and interest payments on the Bonds created by such Series Supplemental Indenture due pursuant to the Indenture during the twelve-month period immediately following the date of determination, except that, if less than twelve months remain before the Final Stated Maturity of the
Bonds, then an amount equal to the scheduled principal and interest payments on the Bonds due pursuant to the Indenture for such period shall be maintained; provided that the Debt Service Reserve Requirement, as determined at any time, shall be reduced by the amount then on deposit in the Capitalized Interest Fund in respect of interest payments scheduled to be made during the twelve-month period immediately following the date of determination.

          "Default" shall mean, as used in relation to the Indenture or the PIC Notes, an Event of Default thereunder or an event which with notice or lapse of time or both would become an Event of Default thereunder.

          "Depository" shall mean The Depository Trust Company, its nominees and their respective successors.

          "Disqualified Capital Stock" shall mean any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed or repurchased prior to the Final Stated Maturity of the Bonds or is redeemable at the option of the holder thereof at any time prior to such Final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such Final Stated Maturity.

          "Distribution  Certificate"  shall  have  the   meaning
ascribed thereto in Section 7.15 of the Indenture.

          "Distribution  Funds" shall mean the U.S.  Distribution
Fund and the International Distribution Fund.

          "Distribution  Suspense  Funds"  shall  mean  the  U.S.
Distribution  Suspense  Fund  and the International  Distribution
Suspense Fund.

          "Distributions" shall have the meaning ascribed thereto in Section 7.15 of the Indenture.

          "Dollars" and "$" shall mean lawful money of the United
States.

          "Duff  & Phelps" shall mean Duff & Phelps Credit Rating
Co.

          "Eligible Successor" shall mean any nationally recognized independent engineering firm or any nationally recognized independent consulting firm with expertise in engineering and financial analysis that is selected by PIC and not objected to by the Trustee within ten (10) days after receipt of notice of such selection (which firm shall make the statements contemplated by Section 4.11(d) of the Indenture). For purposes of the foregoing, a Person shall be considered "independent" if from the date which was six months prior to the date of such instrument, neither such Person nor any Member of such Person
(i) had, or was committed to acquire, any direct financial interest or material indirect financial interest in PIC or any Affiliate thereof or (ii) was, or will be connected as a promoter, underwriter, voting trustee, director, officer or employee of PIC or any Affiliate thereof. "Member" shall mean
(a) all partners, shareholders or other Persons holding 5% or more of the capital stock and other principals of the applicable Person, (b) any professional employee of the Person involved in providing any professional service to PIC or any Affiliate thereof and (c) any professional employee having managerial responsibilities and located in an office of such Person which will participate in a significant portion of the services to be performed by such Person.

          "Event of Default" as used in relation to the Indenture shall have the meaning ascribed thereto in Section 9.1 of the Indenture.

          "Event of Loss" shall mean an event which causes a requisition of title to a Project or all or a portion of a Project to be condemned, damaged, destroyed, confiscated or rendered unfit for normal use for any reason whatsoever.

          "Exchange  Act" shall mean the Securities and  Exchange
Act of 1934, as amended.

          "Extraordinary Distribution Accounts" shall mean the U.S. Extraordinary Distribution Account and the International
Extraordinary Distribution Account.

          "Extraordinary Financial Distribution" shall mean all distributions and other amounts received by PIC, any PIC Entity, or any Person on behalf of PIC or any PIC Entity, directly or indirectly, in respect of any of the Projects (including all distributions from Project Entities directly or indirectly to PIC or any PIC Entity), net of related unreimbursed costs and expenses which are attributable to or incurred by PIC or any PIC Entity, that may be legally distributed or paid to PIC or any PIC Entity without contravention of any Project Agreement, resulting or arising out of (i) settlements, judgments or other payments received in respect of a Project in connection with any litigation, arbitration or similar proceeding at law or in equity or any administrative proceeding, except to the extent that any such proceeding is in connection with a Mandatory Redemption Event, (ii) any monies released from an escrow or similar account established by or on behalf of a Project in connection with the financing or contractual arrangements of such Project (other than
(A) monies held in an escrow or similar account established under the Project's financing arrangements for the purpose of governing the disbursement of such Project's revenue either before or subsequent to a default by a Project under any of such Project's contractual obligations, (B) monies held in operating or similar reserve accounts established for Project operating contingencies and funded out of the Project's operating cash flow and (c) monies held in an escrow or similar account as a construction contingency or for the payment of development or similar fees),
(iii) any buy-out or settlement of a contract to which a Project is a party or (iv) any transaction that results in the receipt of cash or other property upon the sale, transfer or other disposition (other than as set forth in clause (iii) of this definition) of any contractual rights of a Project except to the extent that such transaction is in connection with a Mandatory Redemption Event.

          "Federal  Bankruptcy Code" shall mean Title 11  of  the
United States Code or any other federal bankruptcy code hereafter in effect.

          "Final Stated Maturity" shall mean, as of any date of determination, the latest Stated Maturity of any Bond then
Outstanding.

          "Future Ratio Determination Period" shall mean, as of the date of determination, each of the following: (i) the period beginning with the date of determination through December 31 of that calendar year; (ii) each period consisting of a calendar year thereafter through the calendar year immediately prior to the calendar year in which the Final Stated Maturity occurs and
(iii) the period thereafter beginning with January 1 and ending with the Final Stated Maturity.

          "GAAP" shall mean, as of any date of determination, generally accepted accounting principles then in effect in the United States of America.

          "GAAP Reserves" shall mean, with respect to any item which is the subject of a Good Faith Contest, accounting reserves which are established and maintained pursuant to GAAP.

          "Global Bonds" shall have the meaning ascribed thereto in Section 2.5 of the Indenture.

          "Good  Faith Contest" means the contest of an item  if:
(i) the item is diligently contested in good faith by appropriate proceedings timely instituted, GAAP Reserves are established and maintained to the extent required by GAAP with respect to the contested item and, during the period of such contest, the enforcement of any contested item is effectively stayed; or (ii) the failure to pay or comply with the contested item during the period of such contest could not reasonably be expected to result in a Material Adverse Change.

          "Governmental Approval" shall mean (i) any authorization, consent, approval, license, ruling, permit, certification, exemption, filing, variance, order, judgment, decree or publication of, by or with, (ii) any notice to, (iii) any declaration of or with or (iv) any registration by or with, any Governmental Authority required to be obtained or made.

          "Government Authority" shall mean any nation, state, sovereign, municipal, local, territorial, or other governmental subdivision, department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign.

          "Government Rule" shall mean any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, code, license, directive, guideline, policy or rule of common law, requirement of, or other governmental restriction or any judicial or administrative interpretation thereof by a Governmental Authority, including any judicial or administrative order, consent decree or judgment or similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect.

          "Guaranty" by any Person shall mean any guaranty, surety, note or other obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing in any manner any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, notes or services, to take-or-pay, or to maintain financial statement conditions or otherwise); (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); or (iii) to reimburse any Person for the payment by such Person under any letter of credit, surety, note or other guaranty issued for the benefit of such other Person, but excluding (x) endorsements for collection or deposit in the ordinary course of business or (y) indemnity or hold harmless provisions included in contracts entered into in the ordinary course of business. The term "Guaranty" or "Guaranteed" used as a verb shall have a correlative meaning.

          "Holder" shall mean a Person in whose name a Bond is registered in the Security Register.

          "Indenture" shall mean the Trust Indenture, dated as of July 31, 1996 among Panda Funding, PIC and the Trustee, as amended or supplemented from time to time pursuant to the terms thereof.

          "Inflated" shall mean, as of any date, with respect to any amount of Dollars (which amount shall, for the purposes of this definition, be deemed to be expressed in January 1, 1996 Dollars), such amount of Dollars adjusted to reflect changes from January 1, 1996 to such date in the Gross National Product Implicit Price Deflator as published from time to time in the United States Department of Commerce Bureau of Economic Analysis publication entitled "Survey of Current Business"; provided that such Gross National Project Implicit Price Deflator as published from time to time is unavailable, the Gross National Project Implicit Price Deflator shall mean an index, in substance similar thereto, selected by the Fund.

          "Initial  Purchaser"  shall mean Jefferies  &  Company,
Inc., a Delaware corporation.

          "Institutional Accredited Investor" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
          "Insurance Proceeds" shall mean all amounts and proceeds (including instruments) in respect of the proceeds of any casualty insurance policy or title insurance policy, except proceeds of delayed opening or business interruption insurance.

          "Interest Payment Date" shall mean the Stated Maturity of an installment of interest on any series of the Bonds.

          "Interest Rate Protection Agreements" shall mean, for any Person, any agreements or options providing for swaps, ceiling rates, floor rates, contingent participation or other hedging mechanisms with respect to the payment of interest.

          "International Accounts and Funds" shall have the meaning ascribed thereto in Section 4.1(b) of the Indenture.

          "International   Collateral  Agent"  shall   mean   the
Trustee,  or   an  Affiliate  of the  Trustee  appointed  by  the
Trustee,   acting  in  its  capacity  as  agent   for   the   PIC
International Entities.

          "International Distribution Fund" shall mean the fund entitled "International Distribution Fund" maintained in the name of the PIC International Entities and described in Article IV of the Indenture.

          "International Distribution Suspense Fund" shall mean the fund entitled "International Distribution Suspense Fund" described in and maintained by the International Collateral Agent pursuant to Article IV of the Indenture.

          "International Extraordinary Distribution Account" shall mean the account entitled "International Extraordinary Distribution Account" described in and maintained by the International Collateral Agent pursuant to Article IV of the Indenture.

          "International Mandatory Redemption Account" shall mean the account entitled "International Mandatory Redemption Account" described in and maintained by the International Collateral Agent pursuant to Article IV of the Indenture.

          "International Mandatory Redemption Event" shall have the meaning ascribed thereto in Section 4.8 of the Indenture.

          "International Project Account" shall mean the  account
entitled  "International  Project  Account"  described   in   and
maintained  by  the  International Collateral Agent  pursuant  to
Article IV of the Indenture.

          "International Project Agreement" shall mean any contract, indenture or agreement entered into in connection with, and reasonably necessary for, the development, acquisition, construction, financing, ownership or operation of a Non-U.S. Project, including fuel and other supply agreements and power sales and other off-take agreements, guaranties of payment or performance and security agreements related to any of the foregoing.

          "International   Project   Debt"   shall    mean    any
indebtedness  created, incurred or assumed  by  an  International
Project Entity or secured by the assets of a Non-U.S. Project.

          "International Project Distributions" shall have the meaning ascribed thereto in Section 4.2 of the Indenture.

          "International Project Entity" shall mean any Person that is (i) directly or indirectly owned by a PIC Entity and (ii)
(A) that is the direct or indirect owner of a Non-U.S. Project or
(B) that is obligated under or a guarantor of International Project Debt or that has granted a security interest in any of its assets (including Non-U.S. Project cash flows), other than the capital stock of any of its Subsidiaries (and any dividends or other distributions on such capital stock and proceeds therefrom), to secure the payment of International Project Debt or the performance of any International Project Agreement.

          "International Redemption Event" shall mean an event requiring the redemption of Other International Notes.

          "Investment" shall mean, for any Person: (i) the acquisition (whether for cash, Property of such Person, services or securities or otherwise) of capital stock, bonds, notes, debentures, joint venture, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale), or (ii) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding (x) any such deposit, account receivable, advance, loan or extension of credit representing the purchase price of goods or services sold in the ordinary course of business and (y) any deposit which constitutes a Permitted Lien).

          "Investment  Company  Act" shall  mean  the  Investment
Company Act of 1940, as amended.

          "Letter of Credit" shall mean an irrevocable standby letter of credit (a) issued by a commercial bank whose long-term unsecured debt obligations are rated (or whose bank holding company has long-term unsecured debt obligations rated) at least "A" by S&P or "A2" by Moody's (or an equivalent rating by another nationally recognized credit rating agency of similar standing if either of such corporations is not in the business of rating long-term obligations of commercial banks) at the time of issuance,
(b) with a minimum term of one year (or shorter period ending on or after the Final Stated Maturity), (c) for the benefit of the
Trustee,   (d)   which  shall  provide  that   no   reimbursement
obligations   or  payments  in  respect  of  interest   on   such
reimbursement   obligations  shall  be  made   out   of   Project
Distributions or any Collateral to the bank issuing such letter of credit until the Holders have been paid all outstanding amounts of principal and interest and other amounts due on the Bonds and under the Indenture in full, in cash, except from monies available in the Distribution Funds, and (e) providing for the amount thereof to be available to the Trustee in multiple drawings, including a final drawing at any time within thirty
(30) days prior to the expiration of such letter of credit for the full face amount thereof in the event such letter of credit is not renewed or substituted with one or more other Letters of Credit at such time, conditioned only upon presentation of sight drafts accompanied by the applicable drawing certificate in the form attached to such letter of credit (and reasonably acceptable in form to the Trustee).

          "Letter of Credit Provider" shall mean any commercial bank that issues a Letter of Credit and that enters into a reimbursement agreement and a Collateral Agency Agreement in substantially the form attached as Schedule I to the Indenture, provided that any required consents shall have been obtained.

          "Liens" shall mean any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other), or preference, priority or other security agreement or payment arrangement or encumbrance of any kind or nature whatsoever which has the practical effect of constituting a security interest (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign).

          "Mandatory  Redemption Accounts" shall  mean  the  U.S.
Mandatory  Redemption  Account and  the  International  Mandatory
Redemption Account.

          "Mandatory Redemption Event" shall have the meaning ascribed thereto in Section 4.8 of the Indenture.

          "Material Adverse Change" shall mean (a) a material adverse change in the business, results of operations, condition (financial or otherwise) or property of (1) PIC, (2) Panda Funding (3) any PIC Entity, (4) any Project Entity or (5) any Project, in each case to the extent that such change could be reasonably expected to have a material adverse effect on Panda Funding or its ability to make payment on the Bonds, or on PIC or its ability to make payment on the PIC Notes or to perform its obligations under the PIC Guaranty or (b) any event or occurrence of whatever nature, which in any case has a material adverse effect on (A) the ability of PEC, PIC, Panda Funding or any PIC Entity to perform its obligations under any agreement governing the rights and obligations of such entity, including any Transaction Document, or any Project Entity's ability to perform its obligations under any agreement governing the rights and obligations of such entity, in each such case, to the extent that such event or occurrence could be reasonably expected to have a material adverse effect on Panda Funding or its ability to make payment on the Bonds, or on PIC or its ability to make payment on the PIC Notes or to perform its obligations under the PIC Guaranty or (B) the validity or priority of the Trustee's or Collateral Agent's Lien on the Collateral.

          "Member" shall have the meaning ascribed thereto in the
definition  of  "Eligible  Successor"  in  Appendix  A   of   the
Indenture.

          "monies"shall  mean, with respect to any  International
Account  or  Fund  or  U.S. Account or Fund, cash  and  Permitted
Investments on deposit in such Account or Fund.

          "Monthly  Distribution  Date"  shall  mean  the   first
Business Day of each calendar month.

          "Moody's" shall mean Moody's Investors Service, Inc. "Non-U.S. Projects" shall mean the Projects owned by
PIC International Entities and located outside the United States in respect of which deferral of U.S. federal income taxes is being sought.

          "NNW Participation Interest" shall mean NNW, Inc.'s cash flow participation in distributions from the Panda-Rosemary
Partnership.

          "Officer's Certificate" shall mean a certificate satisfying the requirements of Section 1.2 of the Indenture of an Authorized Representative of either PIC or Panda Funding, as the case may be, and signed by the president or any vice president and by the treasurer, an assistant treasurer, the secretary or an assistant secretary, of PIC or Panda Funding, as applicable, and delivered to the Trustee or the International Collateral Agent, as the case may be.

          "Opinion of Counsel" shall mean a written opinion of counsel satisfying the requirements of Section 1.2 of the Indenture for any reason either expressly referred to in the Indenture or other counsel, which counsel and opinion shall be reasonably satisfactory to the Trustee and which may include, without limitation, counsel for Panda Funding or PIC, whether or not such counsel is an employee of any of them.

          "Other International Note" shall mean any loan to a PIC
International Entity from PIC made pursuant to a loan agreement in the form of Exhibit H to the Indenture, which is not evidenced by a PIC International Entity Note.

          "Outstanding", when used with respect to Bonds, shall mean, as of the date of determination, all Bonds theretofore authenticated and delivered under the Indenture, except:

          (i) Bonds theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Bonds or portions thereof deemed to have been paid within the meaning of Section 6.3(a) of the Indenture;
     and

          (iii) Bonds that have been exchanged for other securities or securities in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture other than any Bonds in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Bonds are held by a bona fide purchaser in whose hands such Bonds constitute valid obligations of Panda Funding;

provided, however, that in determining whether the Holders of the requisite principal amount of Bonds outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders, Bonds owned by Panda Funding, PIC or an Affiliate of either thereof shall be disregarded and deemed not to be outstanding as provided in Section 1.4 of the Indenture.

          "Panda Funding" shall have the meaning ascribed thereto in the first paragraph of the Indenture.

          "Panda Funding Security Agreement" shall mean that certain Security Agreement dated July 31, 1996 between Panda Funding and the Collateral Agent which provides for the collateral assignment of all of Panda Funding's personal property to the Collateral Agent.

          "Paying  Agent" shall mean any Person acting as  Paying
Agent pursuant to Section 10.11 of the Indenture.

          "Payment Date" shall mean a Principal Payment Date or an Interest Payment Date.

          "PEC" shall mean Panda Energy Corporation, a Texas corporation.

          "PEC Stock Pledge Agreement" shall mean the Stock Pledge Agreement dated July 31, 1996 between PEC and the
Collateral Agent, pursuant to which PEC pledges 100% of the capital stock of PIC to the Collateral Agent as Collateral.

          "PEI"  shall mean Panda Energy International,  Inc.,  a
Texas corporation.

          "Permitted Investments" shall mean:

          (i) direct obligations of the United States of America, or of any agency or instrumentality thereof, or obligations guaranteed or insured as to principal and interest by the United States of America or by any agency or instrumentality thereof; or

          (ii) commercial paper or banker's acceptances having (on the date of acquisition thereof) a rating from S&P of at least "A-2" or from Moody's of at least "P-2" (or an equivalent rating from another nationally recognized credit rating agency if neither of such corporations is then in the business of rating commercial paper); or

          (iii) certificates of deposit and other time deposits issued by, and demand deposits with, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having (or whose holding company has) on the date of such deposit long-termed unsecured obligations rated "A" or better by S&P or "A-2" or better by Moody's (or an equivalent rating from another nationally recognized credit rating agency if one or more of such corporations are not then in the business of rating such obligations); or

          (iv) debt securities denominated in Dollars and having (on the date of acquisition thereof) a rating of "A" or better by S&P or "A-2" or better by Moody's (or an equivalent rating from another nationally recognized credit rating agency if one or more of such corporations are not in the business of rating debt securities); or

          (v) repurchase agreements with respect to (and secured by a pledge of) securities described in clause (i) above and entered into with any commercial bank described in clause
     (iii) above or any securities broker-dealer of recognized national standing; or

          (vi) money market or mutual funds sponsored by any securities broker-dealer of recognized national standing (or an Affiliate thereof), including funds for which the Trustee or any of its affiliates is investment manager or advisor having an investment policy that requires substantially all the invested assets of such fund to be invested in Investments described in any one or more of the foregoing clauses.

          "Permitted  Liens"  shall mean  Liens  permitted  under
Section 7.10 of the Indenture.

          "Person"    shall    mean    any    individual,    sole
proprietorship, corporation, partnership, joint venture, limited liability company, trust, estate, unincorporated association, institution, Governmental Authority or any other entity.

          "Physical  Bonds"  shall  have  the  meaning   ascribed
thereto in Section 2.5 of the Indenture.

          "PIC" shall have the meaning ascribed to it in the first paragraph of the Indenture.

          "PIC   Debt  Service"  shall  mean,  for  any   period,
scheduled principal and interest payments on the Bonds.

          "PIC Debt Service Coverage Ratio" shall mean, as of any date of determination, the ratio of (i) Cash Available for Distribution during the relevant period to (ii) PIC Debt Service for such period.

          "PIC Entity or Entities" shall mean one or more Persons
(i) that are not Project Entities, (ii) 100% of the Voting Stock or other voting equity interest of which is directly owned by PIC, other than any director's qualifying shares mandated by applicable Governmental Rule, and (iii) through which PIC owns indirect interests in Project Entities.

          "PIC  Expense  Fund" shall mean the fund entitled  "PIC
Expense Fund" described in and maintained by the Trustee pursuant to Article IV of the Indenture.

          "PIC Expenses Amount" shall mean for each calendar year commencing with 1997, an amount equal to $300,000 (Inflated annually commencing January 1, 1997 and adjusted as of January of each year ratably for each partial calendar year in which Bonds shall be Outstanding); provided, however, that this amount may be increased by delivery by PIC to the Trustee of an Officer's Certificate requesting such increase, provided further that such increase during any calendar year shall not exceed 40% of the amount in effect on January 1 of such calendar year..

          "PIC Guaranty" shall mean the guaranty made by PIC pursuant to Article XIII of the Indenture.

          "PIC International Entities" shall mean PIC Entities that own, through Project Entities, Non-U.S. Projects.

          "PIC International Entity Loan" shall mean any loan by PIC to a PIC International Entity of the proceeds of the issuance of a series of Bonds (issued by Panda Funding to PIC and represented by a PIC Note), the payments on which are to be made from distribution from a Non-U.S. Project to be held by such PIC International Entity as part of the Project Portfolio.

          "PIC International Entity Loan Agreement" shall mean the loan agreement, substantially in the form of Exhibit E to the Indenture, between the PIC International Entities and PIC.

          "PIC International Entity Note" shall mean a note evidencing a PIC International Entity Loan.

          "PIC International Entity Security Agreement" shall mean the Security Agreement(s), substantially in the form of Exhibit F to the Indenture, executed by a PIC International Entity in favor of PIC, as the same may be modified or supplemented from time to time.

          "PIC Loan Agreement" shall mean the Loan Agreement, dated July 31, 1996, between PIC and Panda Funding.

          "PIC  Note" shall have the meaning ascribed thereto  in
Section 3.1 of the Indenture.

          "PIC   Security  Agreement"  shall  mean  the  Security
Agreement  dated  July 31, 1996 between PIC  and  the  Collateral
Agent.

          "PIC Stock Pledge Agreement" shall mean the Stock Pledge Agreement dated July 31, 1996 between PIC and the Collateral Agent, pledging as Collateral (i) 60% of the stock or other ownership interests of each PIC International Entity and
(ii) 100% of the stock or other ownership interests of Panda Funding and each PIC U.S. Entity to the Collateral Agent.

          "PIC U.S. Entities" shall mean PIC Entities that, through Project Entities, own U.S. Projects.

           "PIC U.S. Entity Guaranty" shall mean that certain guaranty agreement, substantially in the form of Exhibit G to the Indenture, among the PIC U.S. Entities and the Collateral Agent.

          "Place of Payment" when used with respect to the Bonds of any series shall mean the office or agency maintained pursuant to Section 10.11 of the Indenture and such other place or places, if any, where the principal of, and premium, if any, and interest on the Bonds of such series are payable as specified in the Series Supplemental Indenture setting forth the terms of the Bonds of such series.

          "Predecessor Bond" with respect to any particular Bond, shall mean any previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; for the purposes of this definition, any Bond authenticated and delivered under Section 2.9 of the Indenture in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

          "Principal Payment Date" shall mean the Stated Maturity of an installment of principal on any series of the Bonds.

          "Private  Placement  Legend"  shall  mean  the   legend
initially  set  forth  on the Bonds in  the  form  set  forth  in
Section 2.8 of the Indenture.

          "Project" or "Projects" shall mean one or more electric power generation projects (including businesses substantially related thereto, such as a steam host affiliated therewith) that have been or will be transferred to PIC or a PIC Entity pursuant to the Additional Projects Contract.

          "Project Accounts" shall have the meaning ascribed thereto in Section 4.2 of the Indenture.

          "Project Agreements" shall mean U.S. Project Agreements and International Project Agreements.

          "Project  Debt"  shall  mean  U.S.  Project  Debt   and
International Project Debt.

          "Project Distributions" shall have the meaning ascribed thereto in Section 4.2 of the Indenture.

          "Project Engineer" shall mean a nationally recognized engineering firm that is "independent" (as defined in the definition of Eligible Successors") and provides engineering services for any Project.

          "Project Entity" shall mean a U.S. Project Entity or an International Project Entity.

          "Project Interests" shall mean an equity or similar ownership interest in a Project.

          "Project   Portfolio"  shall  mean  the  portfolio   of
Projects owned, directly or indirectly, by PIC.

          "Property" shall mean any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Purchase Agreement" shall mean the Purchase Agreement dated July 26, 1996 between Panda Funding and the Initial
Purchaser relating to the initial series of Bonds.

          "Qualified Capital Stock" shall mean, as to any Person, any and all Capital Stock of such Person other than Disqualified
Capital Stock.

          "Qualified   Institutional  Buyer"  has   the   meaning
attributed thereto in Rule 144A under the Securities Act.

          "Rating Agencies" shall mean Moody's, S&P  and  Duff  &
Phelps or another nationally recognized credit rating agency of similar standing if any of the foregoing corporations is not in the business of rating the subject of such rating.

          "Reaffirmation" shall mean, with respect to any event, a confirmation by any two of the three Rating Agencies that then maintain a rating on the Bonds (all of which Rating Agencies shall be requested to provide such confirmation) to the effect that the rating of the Bonds in effect immediately prior to such event will be maintained or improved after giving effect to such event. The terms "Reaffirm" or "Reaffirmed" used as a verb shall have correlative meaning.

          "Redemption Date" shall have the meaning ascribed thereto in Section 8.2 of the Indenture.

          "Regular Record Date", for the Stated Maturity of any Bond of a series, or for the Stated Maturity of any installment of principal thereof or payment of interest thereon, shall mean the 15th day (whether or not a Business Day) next preceding such Stated Maturity, or any other date specified for such purpose in the Series Supplemental Indenture relating to the Bonds of such series or in the form of Bond of such series attached to the Series Supplemental Indenture relating to the Bonds of such series.

          "Regulation S" shall mean Regulation S under the Securities Act.

          "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and by-laws or partnership agreement or other organizational or governing documents of such Person, and any Government Rule applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject, and, as to Panda Funding, PIC, PIC Entity, Project Entity or the Projects, any Government Rule applicable to or binding on such entity or any properties of such entity or to which such entity or any properties of such entity is subject, including, without limitation, relevant environmental laws, restrictive land use covenants and zoning, use and building codes, laws, regulations and ordinances.

          "Responsible Officer" when used with respect to the Trustee, shall mean any officer in the corporate trust and agency group (or any successor group) of the Trustee including without limitation, any vice president, assistant vice president, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Rule 144A Information" shall have the meaning ascribed thereto in Section 7.17 of the Indenture.

          "S&P shall mean Standard & Poor's Ratings Service, a division of The McGraw Hill Companies, Inc.

          "SEC" shall mean the Securities and Exchange Commission of the United States or any successor agency or commission.

          "Secured Parties" shall have the meaning ascribed thereto in the Collateral Agency Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Security Documents" shall mean, collectively, (i) the Collateral Agency Agreement, (ii) the Panda Funding Security
Agreement, (iii) the PEC Stock Pledge Agreement, (iv) the PIC Stock Pledge Agreement, (v) the PIC Security Agreement, and all financing statements executed in connection therewith, and any and all other agreements or instruments now or hereafter executed by Panda Funding, PIC, any PIC Entity, PEC, PEI or any other Person as security for the payment or performance of the Bonds.

          "Security Register" shall have the meaning ascribed thereto in Section 2.8 of the Indenture.

          "Security Registrar" shall mean any Person acting as Security Registrar pursuant to Section 10.11.

          "Series Supplemental Indenture" shall mean an indenture supplemental to the Indenture entered into by Panda Funding, PIC and the Trustee for the purpose of establishing, in accordance with the Indenture, the title, form and terms of the Bonds of any series; "Series Supplemental Indentures" shall mean each and every Series Supplemental Indenture.

          "Special Purpose Provisions" shall mean provisions in the Certificate of Incorporation or other charter documents of Panda Funding, PIC or any PIC Entity (i) restricting the purposes of such entity to substantially the purposes provided in "Article Third" of the Certificate of Incorporation of Panda Funding, PIC or Panda Interholding Corporation, respectively, as in effect on the date on which the initial series of Bonds is issued and (ii) providing for an independent director, for the affirmative vote of the independent director on specified matters and for the entity to ensure its independence through certain actions, in substance as provided in "Article Sixth" of such Certificate of Incorporation of Panda Funding, PIC or Panda Interholding Corporation, respectively, as in effect on the date on which the initial series of Bonds is issued.

          "Special Record Date" for the payment of any defaulted principal or interest shall mean a date fixed by Panda Funding pursuant to Section 2.11 of the Indenture.

          "Stated Maturity" when used with respect to any Bond or any installment of principal thereof or payment of interest thereon, shall mean the date specified in such Bond as the fixed date on which the last installment of principal of such Bond, or such installment of principal or such payment of interest, respectively, is due and payable.

          "Subordinated  Debt" shall mean all  Debt  of  any  PIC
Entity  subordinated  with respect to the payments  of   the  PIC
Notes   and  the  Bonds  in  accordance  with  the  subordination
provisions set forth in Schedule II to the Indenture.

          "Subsidiary" shall mean, in respect of any Person, a corporation, partnership, limited liability company or other entity, (i) at least a 50% (direct or indirect) ownership or equivalent interest of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or (ii) (a) at least a 25% (direct or indirect) ownership or equivalent interest of the outstanding Voting Stock is owned, directly or indirectly, by such Person and (b) such Person exercises a controlling influence over the management and policies with respect to such corporation, partnership, limited liability company or other entity, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise, provided that no other entity has greater control than such Person over the management and policies of such corporation, partnership, limited liability company or other entity.

          "Successor Entity" shall mean a Person complying with the requirements set forth in Section 7.12 of the Indenture.

          "Taxes" shall mean any and all present or future liabilities, losses, expenses and costs of any kind whatsoever that are license fees, documentation fees, taxes (including, without limitation, gross or net income, gross or net receipts, sales, use, value-added, franchise, business, transfer, capital, property (tangible and intangible), excise and stamp taxes), levies, imposts, duties, charges or withholdings, together with any penalties, fines or interest thereon or additions thereto, imposed on Panda Funding by any Governmental Authority.

          "Total Cash Flow" shall mean, as to any Person, the sum of the net income of such Person for any period plus, to the extent deducted from net income, all non-cash items, including, but not limited to, depreciation, depletion and impairment, amortization of intangibles and deferred taxes, in each case for such period and determined as to such Person minus, to the extent included in net income, all non-cash income, calculated on a cash basis in accordance with GAAP (except to the extent that a cash basis is inconsistent with GAAP).

          "Transaction Documents" shall mean, collectively, the Security Documents, PIC Notes, the Bonds, PIC Guaranty, the Indenture, the PIC Loan Agreement, and the PIC International Entity Loan Agreement, the PIC U.S. Entity Guaranties, the PIC International Entity Pledge Agreement, the Non-Petition Agreement and the Additional Projects Contract, together with any other document, instrument or agreement now or hereafter entered into in connection with the Indenture, the Bonds, the indebtedness evidenced thereby or the Collateral, as such documents, instruments or agreements may be amended, modified or supplemented from time to time.

          "Transfer" shall mean a sale, transfer, assignment, exchange, hypothecation, pledge or other disposition and, when used as a verb, shall have a correlative meaning.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, as in effect at the date as of which the Indenture was executed, until such time as the Indenture is qualified under the Trust Indenture Act and thereafter as in effect on the date on which this Indenture is qualified under the Trust Indenture Act; except (i) as provided in Section 12.7 and
(ii) in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" shall mean, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

          "Trustee" shall mean the Person named as the "Trustee" in the Recitals of the Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter shall mean such successor Trustee.

          "Unapplied  Extraordinary  Balance"  shall   have   the
meaning ascribed thereto in Section 4.9 of the Indenture.

          "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York and any other jurisdiction the laws of which control the creation or perfection of security interests under the Security Documents.

          "United States" and "U.S." shall mean the United States of America.

          "U.S. Accounts and Funds" shall have the meaning described thereto in Section 4.1(a) of the Indenture.

          "U.S.  Distribution Fund" shall mean the fund  entitled
"U.S. Distribution Fund" described in and maintained in the name of PIC pursuant to Article IV of the Indenture.

          "U.S.  Distribution Suspense Fund" shall mean the  fund
entitled  "U.S.  Distribution Suspense  Fund"  described  in  and
maintained  by  the  Trustee  pursuant  to  Article  IV  of   the
Indenture.

          "U.S. Extraordinary Distribution Account" shall mean the account entitled "U.S. Extraordinary Distribution Account" described in and maintained by the Trustee pursuant to Article IV of the Indenture.

          "U.S. Government Obligations" shall mean direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed by the United States, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of a holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          "U.S. Mandatory Redemption Account" shall mean the account entitled "U.S. Mandatory Redemption Account" described in and maintained by the Trustee pursuant to Article IV of the Indenture.

          "U.S.  Mandatory  Redemption  Event"  shall  have   the
meaning ascribed in Section 4.8 of the Indenture.

          "U.S.  Project Account" shall mean the account entitled
"U.S. Project Account" described in and maintained by the Trustee pursuant to Article IV of the Indenture.

          "U.S.  Project  Agreement"  shall  mean  any  contract,
indenture or agreement entered into in connection with and reasonably necessary for the development, acquisition, construction, financing, ownership or operation of a U.S. Project, including fuel and other supply agreements and power sales and other off-take agreements, guaranties of payment or performance and security agreements related to any of the foregoing.

          "U.S.   Project  Debt"  shall  mean  any   indebtedness
created, incurred or assumed by a U.S. Project Entity or secured by the assets of a U.S. Project.

          "U.S. Project Distributions" shall have the meaning ascribed thereto in Section 4.2 of the Indenture.

          "U.S. Project Entity" shall mean any Person that is (i) directly or indirectly owned by a PIC Entity and (ii) (A) that is the direct or indirect owner of a U.S. Project or (B) that is obligated under or a guarantor of U.S. Project Debt or that has granted a security interest in any of its assets (including U.S. Project cash flows), other than the capital stock of any of its Subsidiaries (and any dividends or other distributions on such capital stock and proceeds therefrom), to secure the payment of U.S. Project Debt or the performance of any U.S. Project Agreement.

          "U.S.  Projects" shall mean the Projects owned  by  PIC
U.S. Entities and located in the United States, and certain other
Projects located outside of the United States in respect of which deferral of U.S. federal income taxes is not being sought.

          "Voting Stock" shall mean (i) all capital stock of a corporation normally entitled to vote in the election of directors or other governing body of such corporation (without regard to any contingency, whether or not such contingency has occurred) and (ii) in respect of a partnership or other entity that is not a corporation, all ownership interests therein normally entitled to vote in the election of persons analogous to directors or, if there are no analogous persons, then normally entitled to participate in the direction of the management of such entity (without regard to any contingency, whether or not such contingency has occurred).

          "Wholly-Owned Subsidiary of PIC" shall mean a Subsidiary of PIC 100% of the Voting Stock or other voting equity interests of which is owned, directly or indirectly, by PIC other than any director's qualifying shares mandated by applicable Governmental Rule.